UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

 the Securities Exchange Act of 1934 (Amendment No. _____)

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Hovnanian Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HOVNANIAN ENTERPRISES, INC.
110 West Front Street, P.O. Box 500, Red Bank, N.J. 07701 (732) 747-7800

January 27, 2014

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders, which will be held on Tuesday, March 11, 2014, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017. The meeting will start promptly at 10:30 a.m., Eastern Time.

In accordance with the Securities and Exchange Commission’s rule allowing companies to furnish proxy materials to their shareholders over the Internet, the Company is primarily furnishing proxy materials to our shareholders of Class A Common Stock and registered shareholders of Class B Common Stock on the Internet, rather than mailing paper copies of the materials (including our Annual Report to Shareholders for fiscal 2013) to each of those shareholders. We believe that this e-proxy process will expedite our shareholders’ receipt of proxy materials, lower costs, and reduce the environmental impact of our Annual Meeting. If you received only a Notice Regarding the Availability of Proxy Materials (the “Notice”) by mail or electronic mail, you will not receive a paper copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet, by telephone or by mail. If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

We anticipate that the Notice will first be mailed to our shareholders on or about January 27, 2014, and will be sent by electronic mail to our shareholders who have opted for such means of delivery on or about January 27, 2014.

All shareholders of record of Class B Common Stock who hold in nominee name have been sent a full set of paper proxy materials, including a proxy card. As in the past, shareholders of record of Class B Common Stock held in nominee name will only be able to vote by returning the enclosed proxy card in the envelope provided for this purpose or by voting in person at the Company’s 2014 Annual Meeting.

Attached to this letter is a Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

It is important that your shares be represented and voted at the meeting. Therefore, we urge you to complete, sign, date and return the enclosed proxy card or, if applicable, register your vote via the Internet or by telephone according to the instructions on the proxy card. If you attend the meeting, you may still choose to vote your shares personally even though you have previously designated a proxy.

We sincerely hope you will be able to attend and participate in the Company’s 2014 Annual Meeting. We welcome the opportunity to meet with many of you and give you a firsthand report on the progress of your Company.

Sincerely yours,

Ara K. Hovnanian Chairman of the Board

PROXY VOTING METHODS

If at the close of business on January 14, 2014, you were a shareholder of record or held shares through a broker or bank, you may vote your shares as described below or you may vote in person at the Annual Meeting. To reduce our administrative and postage costs, we would appreciate if shareholders of Class A Common Stock and registered shareholders of Class B Common Stock would please vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described on page 1 of the Proxy Statement. If you are a shareholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Time) on March 10, 2014 to be counted unless otherwise noted below.

To vote by proxy:

Shareholders of Class A Common Stock and Registered Shareholders of Class B Common Stock:

BY INTERNET

●	Go to the website at www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

●	You will need the 12-digit Control Number included on your Notice Regarding the Availability of Proxy Materials to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE

●	From a touch-tone telephone, dial (800) 690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

●	You will need the 12-digit Control Number included on your Notice Regarding the Availability of Proxy Materials in order to vote by telephone.

BY MAIL

●	Request a proxy card from us by following the instructions on your Notice Regarding the Availability of Proxy Materials.

●	When you receive the proxy card, mark your selections on the proxy card.

●	Date and sign your name exactly as it appears on your proxy card.

●	Mail the proxy card in the postage-paid envelope that will be provided to you.

●	Mailed proxy cards must be received no later than March 10, 2014 to be counted for the Annual Meeting.

Shareholders of Record of Class B Common Stock held in Nominee Name:

●	Nominees of shareholders of Class B Common Stock may only appoint proxies by signing, dating and returning the enclosed proxy card in the envelope provided.

●

Shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if the beneficial owner voting instruction card and the nominee proxy card relating to such shares is properly completed, mailed and received not less than 3 nor more than 20 business days prior to March 11, 2014.

YOUR VOTE IS IMPORTANT — THANK YOU FOR VOTING

HOVNANIAN ENTERPRISES, INC.

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hovnanian Enterprises, Inc. will be held on Tuesday, March 11, 2014, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 10:30 a.m. for the following matters:

1.

The election of directors of the Company for the ensuing year, to serve until the next Annual Meeting of Shareholders of the Company, and until their respective successors may be elected and qualified;

2.	The ratification of the selection of Deloitte & Touche LLP, an independent registered public accounting firm, to examine the financial statements of the Company for the year ending October 31, 2014;

3.	The approval of the 2012 Hovnanian Enterprises, Inc. Amended and Restated Stock Incentive Plan;

4.	The approval of the Amended and Restated Hovnanian Enterprises, Inc. Senior Executive Short-Term Incentive Plan;

5.	To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers; and

6.	The transaction of such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1, FOR proposal 2, FOR proposal 3, FOR proposal 4 and FOR proposal 5.

Only shareholders of record at the close of business on January 14, 2014 are entitled to notice of, and to vote at, the Annual Meeting. Accompanying this Notice of Annual Meeting of Shareholders is a proxy statement, proxy card(s) and the Company’s Annual Report for the fiscal year ended October 31, 2013.

To ensure your shares are voted, if you are a shareholder of Class A Common Stock or a registered shareholder of Class B Common Stock, you may vote your shares over the Internet, by telephone, or by requesting a paper proxy card to complete, sign and return by mail. These voting procedures are described on the preceding page and on the proxy card.

If you are a shareholder of record of Class B Common Stock held in nominee name, you may only appoint proxies to vote your shares by signing, dating and returning the enclosed proxy card in the envelope provided.

All shareholders are urged to attend the meeting in person or by proxy. Shareholders who do not expect to attend the meeting are requested to complete, sign and date the enclosed proxy card and return it promptly, or, if applicable, to register their vote via the Internet or by telephone according to the instructions on the preceding page and the proxy card.

By order of the Board of Directors,

MICHAEL DISCAFANI Secretary

January 27, 2014

If you are a shareholder of record and you plan to attend the Annual Meeting, please mark the appropriate box on your proxy card or, if applicable, so indicate when designating a proxy via the Internet or by telephone. If your shares are held by a bank, broker or other intermediary and you plan to attend, please send written notice to Hovnanian Enterprises, Inc., 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701, Attention: Michael Discafani, Secretary, and enclose evidence of your ownership (such as a letter from the bank, broker or other intermediary confirming your ownership or a bank or brokerage firm account statement). The names of all those planning to attend will be placed on an admission list held at the registration desk at the entrance to the meeting. In order to be admitted to the Annual Meeting, you will need a form of personal identification (such as a driver’s license) along with either your Notice, proxy card or proof of Common Stock ownership. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to the Annual Meeting of Shareholders, you must present proof of your ownership of our Common Stock, such as a bank or brokerage account statement. If you do not plan to attend the Annual Meeting, please designate a proxy by mail or, if applicable, via the Internet or by telephone. If you choose to vote by mail, please complete, sign and date the enclosed proxy card and return it promptly so that your shares will be voted. If you have received a hard copy of the proxy materials, the enclosed envelope requires no postage if mailed in the United States.

Appendix A – 2012 Hovnanian Enterprises, Inc. Amended and Restated Stock Incentive Plan

Appendix B – Amended and Restated Hovnanian Enterprises, Inc. Senior Executive Short-Term Incentive Plan

HOVNANIAN ENTERPRISES, INC.

110 WEST FRONT STREET

P.O. BOX 500

RED BANK, NEW JERSEY 07701

PROXY STATEMENT

GENERAL

The accompanying proxy is solicited on behalf of the Board of Directors of Hovnanian Enterprises, Inc. (the “Company”, “we”, “us”, or “our”) for use at the Annual Meeting of Shareholders referred to in the foregoing Notice and at any adjournment thereof.

Shares represented by properly executed proxies that are received or executed in time and not revoked will be voted in accordance with the specifications thereon. If no specifications are made in an executed proxy, the persons named in the accompanying proxy card(s) will vote the shares represented by such proxies for the Board of Directors’ slate of directors, for the ratification of the selection of Deloitte & Touche LLP, an independent registered public accounting firm, to examine the financial statements of the Company for the fiscal year ending October 31, 2014, for approval of the 2012 Hovnanian Enterprises, Inc. Amended and Restated Stock Incentive Plan, for approval of the Amended and Restated Hovnanian Enterprises, Inc. Senior Executive Short-Term Incentive Plan and for the approval, in a non-binding advisory vote, of the compensation of the Company's named executive officers and on any other matters as recommended by the Board of Directors, unless contrary instructions are given.

Any person may revoke a previously designated proxy before it is exercised. If you voted by Internet, telephone or mail and are a shareholder of record, you may change your vote and revoke your proxy by (i) delivering written notice of revocation to Michael Discafani, Secretary, provided such statement is received no later than March 10, 2014, (ii) voting again by Internet or telephone at a later time before the closing of voting facilities at 11:59 p.m. (Eastern Time) on March 10, 2014, (iii) submitting a properly signed proxy card with a later date that is received no later than March 10, 2014 or (iv) revoking your proxy and voting in person at the 2014 Annual Meeting. If you hold your shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the 2014 Annual Meeting if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares. Please note that attendance at the 2014 Annual Meeting will not by itself revoke a proxy.

We will bear the costs of soliciting proxies from the holders of our Class A Common Stock and Class B Common Stock (collectively, “Common Stock”). We are initially soliciting these proxies by mail and e-mail, but solicitation may be made by our directors, officers and selected other employees telephonically, electronically or by other means of communication. Directors, officers and employees who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners.

VOTING RIGHTS AND SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Board of Directors has set January 14, 2014 as the record date for the 2014 Annual Meeting of Shareholders.   As of the close of business on the record date, the outstanding voting securities of the Company consisted of 124,899,460 shares of Class A Common Stock, each share entitling the holder thereof to one vote, and 14,805,405 shares of Class B Common Stock, each share entitling the holder thereof to ten votes, provided that specified ownership criteria have been met. Other than as set forth in the table below, there are no persons known to the Company to be the beneficial owners of shares representing more than 5% of either the Company’s Class A Common Stock or Class B Common Stock, which represent the classes of the Company’s voting stock.

The following table sets forth as of January 14, 2014, (1) the Class A Common Stock and Class B Common Stock of the Company beneficially owned by holders of more than 5% of either the Class A Common Stock or the Class B Common Stock of the Company and (2) the Class A Common Stock, Class B Common Stock and Depositary Shares of the Company beneficially owned by each Director, each nominee for Director, each executive officer named in the tables set forth under “Executive Compensation” below and all Directors and executive officers as a group.  The table does not include ownership with respect to our 7.25% Tangible Equity Units because none of the individuals or groups listed below has any beneficial ownership of such securities.

	Class A Common Stock (1)		Class B Common Stock (1)		Depositary Shares (1) (3)
	Amount and Nature of Beneficial Ownership	Percent of Class (2)	Amount and Nature of Beneficial Ownership	Percent of Class (2)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Directors, Nominees for Director, Named Executive Officers and Directors and Executive Officers as a Group
Ara K. Hovnanian (4)	3,786,237	3.03%	2,466,227	15.40%	—	—
Robert B. Coutts	142,199	0.11%	—	—	—	—
Edward A. Kangas	239,217	0.19%	—	—	—	—
Joseph A. Marengi	131,112	0.10%	—	—	—	—
Brad G. O’Connor	73,908	0.06%	—	—	—	—
Vincent Pagano Jr.	9,170	0.01%	—	—	—	—
Thomas J. Pellerito	1,262,914	1.01%	—	—	—	—
J. Larry Sorsby	747,114	0.60%	—	—	—	—
David G. Valiaveedan	52,219	0.04%	—	—	2,000	0.04%
Stephen D. Weinroth	282,509	0.23%	4,500	0.03%	—	—
All Directors and executive officers as a group (10 persons)	13,853,991	10.98%	9,609,373	60.00%	2,000	0.04%

Holders of More Than 5%
Estate of Kevork S. Hovnanian (5)	6,596,543	5.28%	3,255,251	21.99%	—	—
Peter S. Reinhart as Trustee of the Sirwart Hovnanian 1994 Marital Trust (6)	—	—	5,210,091	35.19%	—	—
Hovnanian Family 2012 L.L.C. (7)	970,849	0.78%	3,883,395	26.23%	—	—

(1)

The figures in the table with respect to Class A Common Stock do not include the shares of Class B Common Stock beneficially owned by the specified persons. Shares of Class B Common Stock are convertible at any time on a share-for-share basis to Class A Common Stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attributes ownership to persons who have or share voting or investment power with respect to the relevant securities. Shares of Common Stock that may be acquired within 60 days upon exercise of outstanding stock options are deemed to be outstanding. Securities not outstanding, but included in the beneficial ownership of each such person, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Except as indicated in these footnotes, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all securities shown as beneficially owned by them. Shares of Class A Common Stock subject to options currently exercisable or exercisable within 60 days of January 14, 2014, whether or not in-the-money, include the following: A. Hovnanian (0), R. Coutts (67,900), E. Kangas (106,700), J. Marengi (67,900), B. O’Connor (44,625), V. Pagano (0), T. Pellerito (260,000), J. Sorsby (547,500), D. Valiaveedan (25,785), S. Weinroth (168,273), and all Directors and executive officers as a group (1,288,683). Shares of Class B Common Stock subject to options currently exercisable or exercisable within 60 days of January 14, 2014, whether or not in-the-money, include the following: A. Hovnanian (1,209,375).

On July 29, 2008, the Company’s Board of Directors declared a dividend of one Preferred Stock Purchase Right for each outstanding share of Class A Common Stock and Class B Common Stock. The dividend was paid to stockholders of record on August 15, 2008. Subject to the terms, provisions and conditions of the Rights Plan, if the Preferred Stock Purchase Rights become exercisable, each Preferred Stock Purchase Right would initially represent the right to purchase from the Company one ten-thousandth of a share of Series B Junior Preferred Stock for a purchase price of $35.00 per share. However, prior to exercise, a Preferred Stock Purchase Right does not give its holder any rights as a stockholder, including without limitation, any dividend, voting or liquidation rights.

(2)

Based upon the number of shares outstanding plus options currently exercisable or exercisable within 60 days of January 14, 2014, held by the applicable Director, nominee, executive officer, group or other holder.

(3)	Each Depositary Share represents 1/1,000th of a share of 7.625% Series A Preferred Stock.

(4)

Includes 372,116 shares of Class A Common Stock and 431,394 shares of Class B Common Stock held in family-related trusts as to which Ara K. Hovnanian has shared voting power and shared investment power and 37,374 shares of Class A Common Stock and 195,274 shares of Class B Common Stock held by Mr. Hovnanian’s wife and children. Ara K. Hovnanian disclaims beneficial ownership of such shares, except to the extent of his potential pecuniary interest in such other accounts and trusts.  Of the shares of Class A Common Stock beneficially held by Mr. Hovnanian, 1,995,397 shares have been pledged as collateral for a loan with Deutsche Bank, and 1,377,505 shares have been pledged as collateral for a loan with Morgan Stanley, both of which loans remain outstanding.

(5)

Includes 6,156,543 shares of Class A Common Stock and 3,255,251 shares of Class B Common Stock held by the Executors of the Estate of Kevork S. Hovnanian, deceased (the “Estate of Kevork S. Hovnanian”). Ara K. Hovnanian is special purpose Executor with respect to investments in the Company and, accordingly, the shares held by the Estate of Kevork S. Hovnanian are included in “All Directors and executive officers as a group,” but such shares are not also included in Mr. Hovnanian’s separate figures of beneficial ownership. Also includes 440,000 shares of Class A Common Stock held in the name of Sirwart Hovnanian, wife of the Company’s deceased Chairman Kevork S. Hovnanian. The business address of each of the Executors is 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701.

(6)

Includes 4,833,826 shares of Class B Common Stock held by the Kevork S. Hovnanian Family Limited Partnership, a Connecticut limited partnership (the “Limited Partnership”). Peter S. Reinhart, as trustee of the Sirwart Hovnanian 1994 Marital Trust (the “Marital Trust”), is the managing general partner of the Limited Partnership and, as such, has the sole power to vote and dispose of the shares of Class B Common Stock held by the Limited Partnership, as well as of the 376,265 shares of Class B Common Stock held directly by the Marital Trust. Mr. Reinhart disclaims beneficial ownership of the shares held by the Limited Partnership and the Marital Trust.

(7)

Represents 970,849 shares of Class A Common Stock and 3,883,395 shares of Class B Common Stock held by the Hovnanian Family 2012 L.L.C. (the “2012 LLC”).  Ara K. Hovnanian is the special purpose manager with respect to investments in the Company and, accordingly, the shares held by the 2012 LLC are included in “All Directors and executive officers as a group,” but such shares are not also included in Mr. Hovnanian’s separate figure of beneficial ownership. The business address of the 2012 LLC is 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company’s officers, directors, persons who beneficially own more than 10% of a registered class of the Company’s equity securities and certain entities associated with the foregoing (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “SEC”). These Reporting Persons are required by SEC rules to furnish the Company with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC.

Based solely on the Company’s review of copies of the forms and amendments of forms it has received and written representations from the Company’s officers and directors, the Company believes that, with respect to the fiscal year ended October 31, 2013, all the Reporting Persons complied with all applicable filing requirements.

(1) ELECTION OF DIRECTORS

The Company’s Restated By-laws provide that the Board of Directors shall consist of up to eleven Directors who shall be elected annually by the shareholders. The Company’s Restated Certificate of Incorporation (“Certificate of Incorporation”) requires that, at any time when any shares of Class B Common Stock are outstanding, one-third of the Directors shall be independent, as defined therein.

Under the rules of the New York Stock Exchange (the “NYSE”), listed companies of which more than 50% of the voting power for the election of directors is held by an individual, group or other entity are not required to have a majority of independent directors, as defined by NYSE rules, or to comply with certain other requirements. Because Mr. A. Hovnanian, the Estate of Kevork S. Hovnanian, the Limited Partnership and the 2012 LLC established for members of his family and family trusts hold more than 50% of the voting power of the Company, the Company is a controlled company within the meaning of the rules of the NYSE.  However, the Company does not avail itself of any of the exemptions afforded to controlled companies under the NYSE rules. This may change in the future at the Company’s discretion.

The Board of Directors has determined that a Board of Directors consisting of the seven nominees listed below is the best composition in order to satisfy both the independence requirements of the Company’s Certificate of Incorporation as well as the rules of the NYSE.  The Board of Directors has also determined that Messrs. Coutts, Kangas, Marengi, Pagano, and Weinroth are independent as defined under the Company’s Certificate of Incorporation and the NYSE rules.  The Company’s Certificate of Incorporation may be found on the Company’s website at www.khov.com under the Investor Relations tab, “SEC Filings/Current Reports/03-15-13.”

The following individuals have been recommended to the Board of Directors by the Corporate Governance and Nominating Committee and approved by the Board of Directors to serve as Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.

In the event that any of the nominees for Director should become unavailable to serve as a Director, it is intended that the shares represented by proxies will be voted for such substitute nominees as may be nominated by the Board of Directors, unless the number of Directors constituting a full Board of Directors is reduced. The Company has no reason to believe, however, that any of the nominees is, or will be, unavailable to serve as a Director. Proxies cannot be voted for a greater number of persons than the number of nominees shown below.

Board of Directors

Name	Age	Company Affiliation	Year First Became a Director
Ara K. Hovnanian	56	President, Chief Executive Officer, Chairman of the Board & Director	1981
Robert B. Coutts	63	Director	2006
Edward A. Kangas	69	Director	2002
Joseph A. Marengi	60	Director	2006
Vincent Pagano Jr.	63	Director	2013
J. Larry Sorsby	58	Executive Vice President, Chief Financial Officer & Director	1997
Stephen D. Weinroth	75	Director	1982

Board of Directors — Composition

The Board of Directors seeks to ensure that the Board of Directors is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board of Directors to satisfy its oversight responsibilities effectively. As discussed below under “Corporate Governance and Nominating Committee” beginning on page 9, a slate of Directors to be nominated for election at the annual shareholders’ meeting each year is approved by the Board of Directors after recommendation by the Corporate Governance and Nominating Committee. In the case of a vacancy on the Board of Directors (other than one resulting from removal by shareholders), the Corporate Governance and Nominating Committee will identify individuals believed to be qualified candidates to serve on the Board of Directors and shall review the candidates who have met those qualifications with the Company’s Chairman who will determine if the candidate is eligible for recommendation by the Corporate Governance and Nominating Committee to the full Board of Directors.  The Board of Directors will then approve a director nominee to fill the vacancy on the Board of Directors.  In identifying candidates for Director, the Corporate Governance and Nominating Committee, the Chairman and the Board of Directors take into account (1) the comments and recommendations of board members regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members that may be made in connection with the self-examinations described below under “Corporate Governance and Nominating Committee” beginning on page 9, (2) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall membership composition, (3) the independence of outside Directors and other possible conflicts of interest of existing and potential members of the Board of Directors and (4) all other factors such bodies and persons consider appropriate. Although the Company has no formal policy regarding diversity, the charter of the Corporate Governance and Nominating Committee includes a statement that it and the Board of Directors believe that diversity is an important component of a board of directors, including such factors as background, skills, experience, expertise, gender, race and culture.  As mentioned above, the Corporate Governance and Nominating Committee and the Board of Directors include diversity as one of several criteria that they consider in connection with selecting candidates for the Board of Directors. The Board of Directors seeks to ensure that it is composed of members whose particular background, expertise, qualifications, attributes and skills, when taken together, allow the Board of Directors to satisfy its oversight responsibilities effectively.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Corporate Governance and Nominating Committee and the Board of Directors focused primarily on the information discussed in each of the Directors’ individual biographies set forth below on pages 7 and 8. In particular, with regard to Mr. Coutts, the Corporate Governance and Nominating Committee and the Board of Directors considered his strong background in the manufacturing sector, believing that his experience with a large multinational corporation engaged in the manufacture of complicated products is invaluable in evaluating the multiple integrated processes in the homebuilding business and also valuable in performance management and other aspects of the Company.  With regard to Mr. Kangas, the Corporate Governance and Nominating Committee and the Board of Directors considered his significant experience, expertise and background with regard to accounting matters, including the broad perspective brought by his experience in consulting to clients in many diverse industries. With regard to Mr. Marengi, the Corporate Governance and Nominating Committee and the Board of Directors considered his strong background in the technology sector, because new technologies and their cost and benefit analyses are important factors in the success of the Company. With regard to Mr. Pagano, the Corporate Governance and Nominating Committee and the Board of Directors considered his significant experience, expertise and background with regard to legal and capital markets matters, including the broad perspective brought by his experience in advising clients in the homebuilding industry and many other diverse industries.  With regard to Mr. Weinroth, the Corporate Governance and Nominating Committee and the Board of Directors considered his many years of experience in the investment banking field, which are very valuable to the Company as it continues to evaluate its debt profile and capital structure and various financing and refinancing alternatives. With regard to Mr. Hovnanian, our Chief Executive Officer and Chairman of the Board, the Corporate Governance and Nominating Committee and the Board of Directors considered his more than thirty years of experience with the Company. With regard to Mr. Sorsby, our Chief Financial Officer, the Corporate Governance and Nominating Committee and the Board of Directors considered his more than twenty years of experience with the Company.

Board of Directors — Nominees’ Biographies

Mr. Hovnanian has been Chief Executive Officer since July 1997 after being appointed President in 1988 and Executive Vice President in 1983. Mr. Hovnanian joined the Company in 1979 and has been a Director of the Company since 1981 and was Vice Chairman from 1998 through November 2009. In November 2009, he was elected Chairman of the Board following the death of Kevork S. Hovnanian, the chairman and founder of the Company and the father of Mr. Hovnanian.

Mr. Coutts retired from the position of Executive Vice President of Lockheed Martin Corporation (NYSE), which he held from 2000 to 2008. Mr. Coutts was President and Chief Operating Officer of the former Electronics Sector of Lockheed Martin. He was elected an officer by the Board of Directors of Lockheed Martin in December 1996. Mr. Coutts held management positions with General Electric Corporation (NYSE) from 1972 to 1993, and was with GE Aerospace when it became part of Lockheed Martin in 1993. Mr. Coutts is the retired Chairman of Sandia Corporation, a subsidiary of Lockheed Martin Corp., and is on the Board of Directors of Stanley Black and Decker (NYSE), as well as the Pall Corporation (NYSE). Mr. Coutts is a member of the Board of Overseers, College of Engineering, Tufts University and is a Member of the Chapter of the National Cathedral. He was elected as a Director of Hovnanian Enterprises, Inc. in March 2006 and is a member of the Company’s Audit Committee and Compensation Committee.

Mr. Kangas was the Global Chairman and Chief Executive Officer of Deloitte LLP from December 1989 to May 2000, when he retired. He also serves on the Boards of Directors of United Technologies Corp. (NYSE), Tenet Healthcare Corporation, Inc. (NYSE), Intuit, Inc. (NASDAQ) and Intelsat (NYSE). He was on the Board of Directors of AllScripts, Inc. (NASDAQ) (and, prior to its merger with AllScripts, Inc., Eclipsys Corporation (NASDAQ)) from 2004 to 2012. Mr. Kangas is the past Chairman of the Board of the National Multiple Sclerosis Society. Mr. Kangas was elected as a Director of Hovnanian Enterprises, Inc. in September 2002, is Chairman of the Company’s Audit Committee and a member of the Company’s Compensation Committee and Corporate Governance and Nominating Committee.

Mr. Marengi, from July 2007 to March 2012, served as a Venture Partner for Austin Ventures. Prior to that date, Mr. Marengi served as senior vice president for the Commercial Business Group of Dell Inc. (NASDAQ). In this role, Mr. Marengi was responsible for the Dell units serving medium business, large corporate, government, education and healthcare customers in the United States. Mr. Marengi joined Dell in July 1997 from Novell Inc. (NASDAQ), where he was president and chief operating officer. He joined Novell in 1989 and moved through successive promotions to become executive vice president of worldwide sales and field operations. Mr. Marengi also served on the Boards of Directors of Quantum Corporation (NYSE) from 2008 to 2013 and of Entorian Technologies, Inc. (formerly, the OTC Markets) from 2008 to 2012. Mr. Marengi was elected to the Board of Directors of Hovnanian Enterprises, Inc. in March 2006 and is a member of the Company’s Compensation Committee and Corporate Governance and Nominating Committee.

Mr. Pagano was a partner at Simpson Thacher & Bartlett LLP until his retirement at the end of 2012. He was the head of the firm’s capital markets practice from 1999 to 2012, and, before that, administrative partner of the firm from 1996 to 1999. He was a member of the firm’s executive committee during nearly all of the 1996 - 2012 period. He also serves on the Boards of Directors of Cheniere Energy Partners GP, LLC, the general partner of Cheniere Energy Partners (NYSE MKT) and L-3 Communications Holdings, Inc. (NYSE). Mr. Pagano serves on the Engineering Advisory Council of Lehigh University. Mr. Pagano was elected to the Board of Directors of Hovnanian Enterprises, Inc. in March 2013 and is the Chairman of the Company’s Corporate Governance and Nominating Committee.

Mr. Sorsby has been Chief Financial Officer of Hovnanian Enterprises, Inc. since 1996, and Executive Vice President since November 2000. Mr. Sorsby was also Senior Vice President from March 1991 to November 2000 and was elected as a Director of the Company in 1997.  He is Chairman of the Board of Visitors for Urology at The Children’s Hospital of Philadelphia (“CHOP”) and also serves on the Institutional Advancement Committee at CHOP.

Mr. Weinroth was from 2003 to mid-2008 a Managing Member of Hudson Capital Advisors, LLC and since then he has been an advisor to Coral Reef Capital Partners, a successor firm to some of the Hudson Capital employees. He is Chairman of the Board (Emeritus) of Core Laboratories, N.V. (NYSE), a global oil field service company where he had previously been Chairman from 1994 through 2001. From l989 to 2003, he served as Co-Chairman and head of the Investment Committee of First Britannia Mezzanine, N.V., a European private investment firm. He is presently Chairman of the Central Asia Education Foundation, a successor to the Central Asian-American Enterprise Fund, to which he was appointed by the President of the United States. Mr. Weinroth has been Chairman of four NYSE-listed companies and Chief Executive of three of them. He is also a Trustee and the immediate past Chairman of The Joyce Theatre Foundation, Inc., and Vice Chairman and a Trustee of the Paul Taylor Dance Foundation as well as a Board member of the Flea Theater. Mr. Weinroth has been a Director of Hovnanian Enterprises, Inc. since 1982, is Chairman of the Company's Compensation Committee and is a member of its Audit Committee.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the year ended October 31, 2013, the Board of Directors held four regularly scheduled meetings and one telephonic meeting. In addition, Directors considered Company matters and had communications with the Chairman of the Board of Directors and others outside of formal meetings. During the fiscal year ended October 31, 2013, each Director attended 100% of the meetings of the Board of Directors and at least 93% of the meetings of its Committees on which such Director served. Directors are expected to attend the Annual Meeting of Shareholders, but the Company does not have a formal policy with respect to attendance. All of the members of the Board of Directors attended the Annual Meeting of Shareholders held on March 12, 2013.

Audit Committee

The members of the Audit Committee of the Board of Directors are Messrs. Kangas, Coutts and Weinroth. The Board of Directors has determined that all of the members of the Audit Committee meet the standards for independence in our Certificate of Incorporation, which is available on our website at www.khov.com under the Investor Relations tab, “SEC Filings/Current Reports/03-15-13,” and the independence requirements mandated by the NYSE listing standards.

The Audit Committee is currently chaired by Mr. Kangas and is responsible for reviewing and approving the scope of the annual audit undertaken by the Company’s independent registered public accounting firm and meeting with them to review the results of their work as well as their recommendations. The Audit Committee selects the Company’s independent registered public accounting firm and also approves and reviews their fees. The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.khov.com under “Investor Relations/Corporate Governance.”  During the fiscal year ended October 31, 2013, the Audit Committee met on five occasions and held eight telephonic meetings. The Audit Committee also authorizes staffing and compensation of the Internal Audit Department. The Vice President of Internal Audit for the Company reports directly to the Audit Committee on, among other things, the Company’s compliance with certain Company procedures which are designed to enhance management’s understanding of operating issues and the results of the Audit Department’s annual audits of the various aspects of the Company’s business. In fiscal 2013, the Audit Department issued ten traditional audit reports and performed 16 reviews pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. For additional information related to the Audit Committee, see “The Audit Committee” below.

Compensation Committee

            The Company has a Compensation Committee, although it is not required to have such a committee because it is a controlled company under the rules of the NYSE. The members of the Compensation Committee of the Board of Directors are Messrs. Weinroth, Coutts, Kangas and Marengi. The Board of Directors has determined that all of the members of the Compensation Committee meet the standards for independence in our Certificate of Incorporation and the independence requirements mandated by the NYSE listing standards.  The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found on our website at www.khov.com under “Investor Relations/Corporate Governance.”

            The Compensation Committee is currently chaired by Mr. Weinroth and is responsible for reviewing salaries, bonuses and other forms of executive compensation for the Company’s senior executives, key management employees and non-employee Directors, and is active in other compensation and personnel areas as the Board of Directors from time to time may request.  In addition, all members of the Compensation Committee qualify as “Non-Employee Directors” for purposes of Rule 16b-3 under the Exchange Act, and as “outside directors” for purposes of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”). For a discussion of the criteria used and factors considered by the Compensation Committee in reviewing and determining executive compensation, see “The Compensation Committee” and “Compensation Discussion and Analysis” below. During the fiscal year ended October 31, 2013, the Compensation Committee met on four occasions and held one telephonic meeting.

Corporate Governance and Nominating Committee

            The Company has a Corporate Governance and Nominating Committee, although the Company is not required to have such committee because it is a controlled company under the rules of the NYSE. The members of the Corporate Governance and Nominating Committee of the Board of Directors are Messrs. Pagano, Kangas and Marengi. The Board of Directors has determined that all of the members of the Corporate Governance and Nominating Committee meet the standards for independence in our Certificate of Incorporation and the independence requirements mandated by the NYSE listing standards.

The Corporate Governance and Nominating Committee is currently chaired by Mr. Pagano. The Corporate Governance and Nominating Committee is responsible for corporate governance matters, and reviewing and recommending nominees for the Board of Directors, succession planning and other Board-related policies. The Corporate Governance and Nominating Committee also oversees the annual performance evaluation of the Board of Directors and its Committees, the Board of Directors’ periodic review of the Company’s Corporate Governance Guidelines (“Guidelines”) and compliance with the Company’s Related Person Transaction Policy. During the fiscal year ended October 31, 2013, the Corporate Governance and Nominating Committee met on three occasions and held no telephonic meetings.

The Guidelines require that each Director prepares annually an assessment of each Board committee on which such Director serves as well as of the full Board of Directors as to the effectiveness of each committee and the full Board of Directors and any recommendations for improvement.  The duties and responsibilities of the Corporate Governance and Nominating Committee are set forth in its charter, which may be found at www.khov.com under “Investor Relations/Corporate Governance,” and the Guidelines may be found at the same website address under “Investor Relations/Corporate Governance.”

In conducting its nomination function, among other factors, the Corporate Governance and Nominating Committee generally considers the size of the Board of Directors best suited to fulfill its responsibilities, the Board of Directors’ overall membership composition to ensure the Board of Directors has the requisite expertise and consists of persons with sufficiently diverse backgrounds, the independence of outside directors and other possible conflicts of interest of existing and potential members of the Board of Directors as more fully described under “Election of Directors – Board of Directors – Composition” above.

The Company does not have a specific policy regarding shareholder nominations of potential directors to the Board of Directors, other than through the process described under “Shareholder Proposals for the 2015 Annual Meeting” below.   The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders in the same manner as it considers candidates recommended by others. Possible nominees to the Board of Directors may be suggested by any Director and given to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may seek potential nominees and engage search consultants to assist it in identifying potential nominees. The Corporate Governance and Nominating Committee’s charter contains a provision affirming its belief that diversity is an important factor to consider in evaluating potential nominees. The Corporate Governance and Nominating Committee recommends to the Board of Directors a slate of nominees for the Board of Directors for inclusion in the matters to be voted upon at the Annual Meeting. The Company’s Restated By-laws provide that Directors need not be shareholders. Vacancies on the Board of Directors, other than those resulting from removal by shareholders, may be filled by action of the Board of Directors.

As of the 120th calendar day prior to January 28, 2014, the Board of Directors had not received any recommendation for the nomination of a candidate to the Board of Directors by any shareholder or group of shareholders that at such time held more than 5% of the Company’s voting stock for at least one year.

VOTE REQUIRED

The election of the nominees to the Company’s Board of Directors for the ensuing year, to serve until the next Annual Meeting of Shareholders of the Company, and until their respective successors may be elected and qualified, requires that each director be elected by the affirmative vote by a majority of the votes cast by the shareholders of Class A Common Stock and Class B Common Stock, voting together, represented in person or by proxy at the 2014 Annual Meeting. In determining whether each director has received the requisite number of affirmative votes, abstentions and broker non-votes will have no impact on such matter because such shares are not considered votes cast.

Mr. Hovnanian and others with voting power over the shares held by the Estate of Kevork S. Hovnanian, the Limited Partnership, the 2012 LLC and certain family trusts have informed the Company that they intend to vote in favor of the nominees named in this proposal. Because of their collective voting power, this proposal is assured passage.

Our Board of Directors recommends that shareholders vote FOR the election of the nominees named in this proposal to the Company’s Board of Directors.

 (2) RATIFICATION OF THE SELECTION OF AN INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The selection of an independent registered public accounting firm to examine financial statements of the Company to be made available or transmitted to shareholders and to be filed with the SEC for the fiscal year ending October 31, 2014 is submitted to this Annual Meeting of Shareholders for ratification. Deloitte & Touche LLP has been selected by the Audit Committee of the Company to examine such financial statements. In the event that the shareholders fail to ratify the appointment, the Audit Committee will consider the view of the shareholders in determining its selection of the Company’s independent registered public accounting firm for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a new independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

The Company has been advised that representatives of Deloitte & Touche LLP will attend the Annual Meeting of Shareholders to respond to appropriate questions and will be afforded the opportunity to make a statement if the representatives so desire.

VOTE REQUIRED

Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to examine financial statements of the Company for the year ending October 31, 2014 requires the affirmative vote by a majority of the votes cast by the shareholders of Class A Common Stock and Class B Common Stock, voting together, represented in person or by proxy at the 2014 Annual Meeting. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will have no impact on such matter because such shares are not considered votes cast.

Mr. Hovnanian and others with voting power over the shares held by the Estate of Kevork S. Hovnanian, the Limited Partnership, the 2012 LLC and certain family trusts have informed the Company that they intend to vote in favor of this proposal. Because of their collective voting power, this proposal is assured passage.

Our Board of Directors recommends that shareholders vote FOR ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending October 31, 2014.

(3) APPROVAL OF THE 2012 HOVNANIAN ENTERPRISES, INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN

Shareholders are being asked to consider and approve a proposal to amend and restate the 2012 Hovnanian Enterprises, Inc. Stock Incentive Plan (as so amended and restated, the “Amended Plan”), which approval will also be deemed to constitute a re-approval of the material terms of the performance goals for certain performance-based awards that may be granted under the Amended Plan. The Amended Plan, if approved, will permit the Company to continue making equity-based and other incentive awards to its employees, directors and consultants in a manner intended to properly incentivize such individuals by aligning their interest with the interests of the Company’s shareholders.  The Company has been granting equity-based incentive awards under the 2012 Hovnanian Enterprises, Inc. Stock Incentive Plan (the “Existing Plan”), however, the Company presently has insufficient shares remaining available for future grants under the Existing Plan to make equity grants at a level that would be commensurate with the Company’s past practices and performance.  When the Existing Plan was initially adopted, the Company had reserved 5,000,000 shares for issuance of awards under the Existing Plan. As of the January 14, 2014 record date for the 2014 Annual Meeting, approximately 341,741 shares remained available for future grants of awards under the Existing Plan. The proposed Amended Plan would add an additional 6,450,000 shares to the number of shares available for future grants under the Existing Plan.  We expect that if the Amended Plan is approved by our shareholders, the additional shares should be sufficient to allow us to make equity-based awards in amounts we believe are necessary to attract, motivate and retain talented and experienced individuals for the next two to three years. No awards or contingent awards have been or will be granted utilizing the increased share reserve under the Amended Plan prior to obtaining shareholder approval for the Amended Plan.

The principal purpose of the proposed Amended Plan is to facilitate the ability to grant contemplated long-term performance awards to key employees, directors and consultants of the Company.  As described below under “Compensation Discussion and Analysis,” equity-based awards have historically formed a significant portion of our total compensation in order to align key employees’ and directors’ interests with that of our shareholders. Our ability to make equity-based awards helps us attract, retain and motivate key employees and directors as well as foster long-term value-creation. These efforts have been particularly critical during a difficult homebuilding market.

Assuming Proposal 4 to amend and restate the Company’s Senior Executive Short-Term Incentive Plan is approved by shareholders, the increased share reserve under the Amended Plan will also facilitate the Company’s ability to issue equity-based awards under the Amended Plan in satisfaction of short-term incentive awards that are earned under the Company’s Amended and Restated Senior Executive Short-Term Incentive Plan. If Proposal 4 is approved, the Company’s Amended and Restated Senior Executive Short-Term Incentive Plan will not have a separate share reserve but instead will provide that equity-based award issuances thereunder will be made out of the Amended Plan’s share reserve.

Approval by shareholders of the Amended Plan will also satisfy the requirement to have the material terms of the permissible performance goals under which compensation may be paid that were initially included under the Existing Plan for purposes of certain awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) re-approved by shareholders at least once every five years. Under Section 162(m), the Company may not deduct certain compensation over $1,000,000 in any year to the Chief Executive Officer or any of the three other most highly compensated executive officers of the Company, other than the Chief Financial Officer, unless, among other things, this compensation qualifies as “performance-based compensation” under Section 162(m), and the material terms of the plan for such compensation are approved by shareholders. For purposes of Section 162(m), the material terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which the performance goals are based, and (3) the maximum amount of compensation that can be paid to an employee during a specified period. Each of these aspects is discussed below.

We are not seeking to make any other changes to the terms of the plan document other than certain technical changes.

The Company’s Board of Directors has approved the adoption of the Amended Plan and, if the Amended Plan is approved by shareholders at the 2014 Annual Meeting, it will become immediately effective as of the date of the 2014 Annual Meeting. If shareholders do not approve the Amended Plan, the Existing Plan will continue to remain in effect according to its terms, and we may continue to make awards (subject to the authorized limit of 5,000,000 shares) under the Existing Plan.

In reaching our conclusion as to the appropriateness of the additional share proposal, we reviewed key metrics that are typically used to evaluate such proposals. One such metric many investors use is a calculation that quantifies how quickly a company uses its shareholder capital. The total number of shares issuable under awards we have granted under the Existing Plan, the 2008 Stock Incentive Plan and the Senior Executive Short-Term Incentive Plan, as a percentage of our annual weighted average common stock outstanding (commonly referred to as the “burn rate”) has been on average 1.06% over the last three completed fiscal years, which is below the ISS unadjusted industry median of 1.37%. As applicable for the award, this calculation is based on the amount of shares issuable at the target level of performance under awards as of the dates they were granted. In addition to burn rate, many investors look at the economic effect of dilution. Assuming all 6,450,000 shares of common stock of the Company being requested to be added to the share reserve pursuant to this proposal were fully dilutive as of January 14, 2014, the dilutive effect on all outstanding shares would be approximately 4.5%.

For a discussion of the Amended Plan, see “Material Features of the Amended Plan” below.  The Amended Plan is set forth in Appendix A hereto.

The Company’s Board of Directors recommends that shareholders vote for the approval of the Amended Plan.

Material Features of the Amended Plan

The following is a brief summary of the material features of the Amended Plan. Because this is only a summary, it does not contain all the information about the Amended Plan that may be important to you and is qualified in its entirety by the full text of the Amended Plan as set forth in Appendix A hereto.

Purpose

The purpose of the Amended Plan is to aid the Company and its affiliates in recruiting and retaining key employees, directors and consultants of outstanding ability and to motivate those employees, directors and consultants to exert their best efforts on behalf of the Company and its affiliates by providing incentives through the granting of “Awards”, which consist of options, stock appreciation rights or other stock-based Awards (including performance-based Awards) granted pursuant to the Amended Plan. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the Amended Plan if they are selected by the Compensation Committee of the Board of Directors (the “Committee”) to participate in the Amended Plan (any such individual, a “Participant”).  For the fiscal year ended October 31, 2013, approximately 12 employees, 5 directors (includes non-employee directors only), and no consultants were selected by the Committee to participate in the Existing Plan.  The Company anticipates that future participation by employees and directors under the Amended Plan will be at levels similar to their past participation under the Existing Plan.

Administration

The Amended Plan is generally administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each intended to be “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act, “outside directors” within the meaning of Section 162(m), and “independent directors” within the meaning of the applicable rules, if any, of any national securities exchange on which shares of common stock of the Company are listed or admitted to trading; provided, however, that any action permitted to be taken by the Committee may be taken by the Board of Directors in its discretion. Additionally, if the Company’s Chief Executive Officer is serving as a member of the Board of Directors, the Board of Directors may by specific resolution constitute the Chief Executive Officer as a “committee of one” with the authority to grant Awards covering up to 1,000,000 shares per fiscal year to certain non-executive officer Participants.

Awards

Awards are determined (“granted”) by the Committee and are subject to the terms and conditions stated in the Amended Plan and to such other terms and conditions, not inconsistent therewith as the Committee shall determine. Any stock options or stock appreciation rights granted must have a per share exercise price that is not less than 100% of the fair market value of the Company’s common stock underlying such awards on the date an award is granted (other than in the case of awards granted in substitution of previously granted awards). The maximum term for stock options and stock appreciation rights granted under the Amended Plan is ten years from the initial date of grant.

In the event a performance-based Award is granted under the Amended Plan, it may be granted in a manner that is intended to cause the Award to be deductible by the Company under Section 162(m), however, there can be no guarantee that a performance-based Award will be treated as “performance-based compensation” under Section 162(m). To that end, performance-based Awards intended to be deductible under Section 162(m) must be based on the attainment of written performance goals approved by the Committee. Within 90 days after the start of a designated performance period (or, if less, the number of days which is equal to 25% of such performance period), the Committee will establish the objective performance goals for each Participant. The performance goals will be based on one or more of the following criteria: (1) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (2) net income; (3) operating income; (4) earnings per share of common stock of the Company; (5) book value per share; (6) return on shareholders’ equity; (7) total shareholder return; (8) expense management; (9) return on investment before or after the cost of capital; (10) improvements in capital structure; (11) profitability of an identifiable business unit or product; (12) maintenance or improvements of profit margins; (13) stock price; (14) market share; (15) revenues or sales; (16) costs; (17) cash flow; (18) working capital; (19) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (20) return on assets. The Committee may also approve grants of Awards or other compensation that do not qualify for a deduction under Section 162(m) if it determines that it is appropriate to do so in light of other competing interests and goals, such as the attraction and retention of key executives.

Prior to the payment of any Award that is intended to qualify as performance-based compensation for purposes of Section 162(m), the Committee will certify that the applicable performance goals have been met. In connection with such certification, the Committee may decide to pay amounts, which are less than the Award otherwise payable for achievement of the applicable performance goals at the sole discretion of the Committee. Payment of such an Award to a Participant will occur only after such certification and will be made as determined by the Committee in its sole discretion after the end of such performance period.

Effect of Certain Events on Amended Plan and Awards

In the event of any change in the outstanding shares of common stock by reason of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate exchange or change in capital structure, any distribution to shareholders of common stock other than regular cash dividends or any similar event, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (1) the number or kind of common stock or other securities that may be issued as set forth in the Amended Plan or pursuant to outstanding Awards, (2) the exercise price relating to outstanding options or stock appreciation rights, (3) the maximum number or amount of Awards that may be granted to a Participant during a fiscal year and/or (4) any other affected terms of such Awards. Except as otherwise provided in an Award agreement, in the event of a Change in Control (as defined in the Amended Plan), the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (1) the acceleration of an Award, (2) the payment of a cash amount in exchange for the cancellation of an Award which, in the case of options and stock appreciation rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of common stock of the Company subject to such options or stock appreciation rights (or, if no consideration is paid in any such transaction, the fair market value of the shares of common stock of the Company subject to such options or stock appreciation rights) over the aggregate exercise price of such options or stock appreciation rights and/or (3) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted under the Amended Plan) as of the date of the consummation of the Change in Control.

Limitations

The Amended Plan provides that the total number of shares of common stock of the Company that may be issued under the Amended Plan (inclusive of the 5,000,000 shares initially reserved under the Existing Plan and the additional 6,450,000 shares which are being requested under this proposal) is 11,450,000. The maximum amount that may be paid with respect to performance-based Awards (other than Awards denominated in shares) during a fiscal year to any Participant shall be equal to the greater of (x) $15 million and (y) 2.5% of the Company’s income before income taxes as reported in the Company’s audited consolidated financial statements prepared for the year in respect of which the performance-based Award is to be paid or distributed, as applicable.  The number of shares covered by Awards granted under the Amended Plan that terminate or lapse without the payment of consideration will be available for future grants under the Amended Plan.  Additionally, the maximum number of shares of common stock of the Company for which options or stock appreciation rights may be granted during a fiscal year to any Participant is 2,000,000, and the maximum number of shares that may be subject to other share-denominated performance Awards granted during a fiscal year to any Participant is also 2,000,000. The Amended Plan also provides that the maximum number of shares subject to Awards granted during a calendar year to any non-employee director serving on the Board, taken together with any cash fees paid to such non-employee director during such calendar year, shall not exceed $600,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

No Award may be granted under the Amended Plan after the tenth anniversary of January 10, 2012 (i.e., the date when the Board of Directors adopted the Existing Plan), but Awards theretofore granted may be extended beyond that date.

The Amended Plan generally prohibits the Company from taking actions that would constitute a “repricing” of stock options or stock appreciation rights (for example, lowering exercise prices for outstanding Awards). Additionally, the Amended Plan precludes the payment of dividends or dividend equivalent rights on performance-based Awards unless and until the corresponding performance-based Award has been earned in accordance with its terms.

Amendment and Termination

The Committee may amend, alter or discontinue the Amended Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the shareholders of the Company, would (except as provided in the Amended Plan in connection with adjustments in certain corporate events), increase the total number of shares of common stock of the Company reserved for the purposes of the Amended Plan or change the maximum number of shares of common stock of the Company for which Awards may be granted to any Participant or amend the prohibitions on repricing set forth above or (b) without the consent of a Participant, would materially impair any of the rights or obligations under any Award theretofore granted to such Participant under the Amended Plan; provided, however, that the Committee may amend the Amended Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. The Committee may not amend, alter or discontinue the provisions relating to a Change in Control (as defined in the Amended Plan) after the occurrence of a Change in Control.

Clawback/Forfeiture

Any Awards granted under the Amended Plan may be subject to reduction, cancellation, forfeiture or recoupment to the extent required by applicable law or listed company rules, to the extent otherwise provided in an Award agreement at the time of grant or as determined pursuant to the Company’s recoupment policy.

Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. Notwithstanding the foregoing, and subject to the conditions stated in the Amended Plan, a Participant may transfer an option (other than an option that is also an incentive stock option granted pursuant to the Amended Plan) or stock appreciation right in whole or in part by gift or domestic relations order to a family member of the Participant. Under no circumstances will the Committee permit the transfer of an Award for value.

Certain United States Federal Income Tax Consequences

Stock Options

An employee to whom an incentive stock option (“ISO”) that qualifies under Section 422 of the Code is granted will not recognize income at the time of grant or exercise of such option. No federal income tax deduction will be allowable to the Company upon the grant or exercise of such ISO. However, upon the exercise of an ISO, special alternative minimum tax rules apply for the employee.

When the employee sells shares acquired through the exercise of an ISO more than one year after the date of transfer of such shares and more than two years after the date of grant of such ISO, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the option price. If the employee does not hold such shares for this period, when the employee sells such shares, the employee will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and regulations thereunder, and the Company will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income.

An employee to whom an option that is not an ISO (a “non-qualified option”) is granted will not recognize income at the time of grant of such option. When such employee exercises a non-qualified option, the employee will recognize ordinary compensation income equal to the excess, if any, of the fair market value as of the date of a non-qualified option exercise of the shares the employee receives, over the option exercise price. The tax basis of such shares will be equal to the exercise price paid plus the amount includable in the employee’s gross income, and the employee’s holding period for such shares will commence on the day after which the employee recognized taxable income in respect of such shares. Any subsequent sale of the shares by the employee will result in long- or short-term capital gain or loss, depending on the applicable holding period. Subject to applicable provisions of the Code and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of the exercise of non-qualified options in an amount equal to the ordinary compensation income recognized by the employee. Any such compensation includable in the gross income of an employee in respect of a non-qualified option will be subject to appropriate federal, state, local and foreign income and employment taxes.

Restricted Stock

Unless an election is made by the Participant under Section 83(b) of the Code, the grant of an Award of restricted stock will have no immediate tax consequences to the Participant. Generally, upon the lapse of restrictions (as determined by the applicable restricted stock agreement between the Participant and the Company), a Participant will recognize ordinary income in an amount equal to the product of (x) the fair market value of a share of common stock of the Company on the date on which the restrictions lapse, less any amount paid with respect to the Award of restricted stock, multiplied by (y) the number of shares of restricted stock with respect to which restrictions lapse on such date. The Participant’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The Participant’s holding period will commence on the date on which the restrictions lapse.

A Participant may make an election under Section 83(b) of the Code within 30 days after the date of transfer of an Award of restricted stock to recognize ordinary income on the date of award based on the fair market value of common stock of the Company on such date. An employee making such an election will have a tax basis in the shares of restricted stock equal to the sum of the amount the employee recognizes as ordinary income and any amount paid for such restricted stock, and the employee’s holding period for such restricted stock for tax purposes will commence on the date after such date.

With respect to shares of restricted stock upon which restrictions have lapsed, when the employee sells such shares, the employee will recognize capital gain or loss consistent with the treatment of the sale of shares received upon the exercise of non-qualified options, as described above.

Stock Units

A Participant to whom a restricted stock unit (“RSU”) is granted generally will not recognize income at the time of grant (although the Participant may become subject to employment taxes when the right to receive shares becomes “vested” due to retirement eligibility or otherwise). Upon delivery of shares of common stock of the Company in respect of an RSU, a Participant will recognize ordinary income in an amount equal to the product of (x) the fair market value of a share of common stock of the Company on the date on which the common stock of the Company is delivered, multiplied by (y) the number of shares of common stock of the Company delivered.

Other Stock-based Awards

With respect to other stock-based Awards paid in cash or common stock, Participants will generally recognize income equal to the fair market value of the Award on the date on which the Award is delivered to the recipient.

Code Section 409A

Section 409A (“Section 409A”) of the Code generally sets forth rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) upon the service provider who is entitled to receive the deferred compensation. Certain Awards that may be granted under the Amended Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A. While the Committee intends to administer and operate the Amended Plan and establish terms (or make required amendments) with respect to Awards subject to Section 409A in a manner that will avoid the imposition of additional taxation under Section 409A upon a Participant, there can be no assurance that additional taxation under Section 409A will be avoided in all cases. In the event the Company is required to delay delivery of shares or any other payment under an Award in order to avoid the imposition of an additional tax under Section 409A, the Company will deliver such shares (or make such payment) on the first day that would not result in the Participant incurring any tax liability under Section 409A. The Committee may amend the Amended Plan and outstanding Awards to preserve the intended benefits of Awards granted under the Amended Plan and to avoid the imposition of an additional tax under Section 409A of the Code.

General

Ordinary income recognized by virtue of the exercise of non-qualified options, the lapse of restrictions on restricted stock or RSUs or payments made in cash or shares of common stock of the Company is subject to applicable tax withholding as required by law.

The Company generally will be entitled to a federal tax deduction to the extent permitted by the Code at the time and in the amount that ordinary income is recognized by Participants.

The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of options or other Awards or to their employers or to describe tax consequences based on particular circumstances. It is based on federal income tax law and interpretational authorities as of the date of this proxy statement, which are subject to change at any time.

Stock Awards Previously Granted Under the Existing Plan

The following table sets forth information on awards granted under the Existing Plan since its adoption and after giving effect to shares forfeited and reincluded in the Existing Plan pool. The closing price of the Class A Common Stock on the NYSE on January 14, 2014 (the record date for the 2014 Annual Meeting) was $6.17 per share (shares of Class B Common Stock convert on a one-for-one basis to shares of Class A Common Stock).

Name & Position	Stock Option Grants # of Shares Covered	Restricted Stock Unit Grants # of Shares Covered (1)	Total of All Columns in Table # of Shares Covered
Ara K. Hovnanian, President, Chief Executive Officer and Chairman of the Board	1,200,000	827,733	2,027,733
J. Larry Sorsby, Executive Vice President, Chief Financial Officer and Director	240,000	303,030	543,030
Thomas J. Pellerito, Chief Operating Officer	160,000	303,030	463,030
Brad G. O’Connor, Vice President, Chief Accounting Officer and Corporate Controller	40,000	80,633	120,633
David G. Valiaveedan, Vice President — Finance and Treasurer	30,000	75,430	105,430
Current Executive Officers as a Group	1,670,000	1,589,856	3,259,856
Robert B. Coutts, Director	0	53,919	53,919
Edward A. Kangas, Director	0	67,108	67,108
Joseph A. Marengi, Director	0	42,832	42,832
Vincent Pagano Jr., Director	0	19,520	19,520
Stephen D. Weinroth, Director	61,573	15,939	77,512
Current Non-Executive Directors as a Group (2)	61,573	199,318	260,891
All Employees, including All Current Officers who are not Executive Officers, as a Group	386,125	709,257	1,095,382

(1)

Includes all full value shares granted under the Existing Plan, which consist of restricted stock units (RSUs), shares issued to non-employee Directors as part of their annual equity award and the maximum number of shares that are potentially issuable under the share portion of awards granted under the 2013 Long-Term Incentive Program under the Existing Plan.

(2)	The Stock Option Grants column does not include 42,130 stock options granted to Mr. Robbins, a former director. Mr. Robbins was not granted any RSUs.

Equity Compensation Plan Information

The following table provides information as of October 31, 2013, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

	Number of Class A Common Stock securities to be issued upon exercise of outstanding options, warrants and rights (2)(5)	Number of Class B Common Stock securities to be issued upon exercise of outstanding options, warrants and rights (2)(5)	Weighted average exercise price of outstanding Class A Common Stock options, warrants and rights(3)	Weighted average exercise price of outstanding Class B Common Stock options, warrants and rights(4)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a)) (1)(6)
Plan Category	(a)	(a)	(b)	(b)	(c)
Equity compensation plans approved by security holders:	6,660,018	5,094,021	$7.20	$4.03	339,141
Equity compensation plans not approved by security holders:	—	—	—	—	—
Total	6,660,018	5,094,021	$7.20	$4.03	339,141

(1)	Under the Company’s equity compensation plans, securities may be issued in either Class A Common Stock or Class B Common Stock.

(2)

Includes the maximum number of shares that are potentially issuable under the share portion of the 2013 Long-Term Incentive Program under the Existing Plan and the actual number of shares for which performance has been met that are issuable under the 2010 Long-Term Incentive Program under the 2008 Hovnanian Enterprises, Inc. Stock Incentive Plan, subject to vesting.

(3)

Does not take into account 2,914,062 shares that may be issued upon the vesting of restricted stock and performance-based awards discussed in (2) above, or 192,402 shares of restricted stock vested and deferred at the associates' election, because they have no exercise price.

(4)

Does not take into account 1,714,780 shares that may be issued upon the vesting of the performance-based awards discussed in (2) above, or 341,741 shares of restricted stock vested and deferred at the associates’ election, because they have no exercise price.

(5)

These shares include 2,233,175 shares that would be issued in full only if the maximum level of performance for performance-based awards is achieved for the 2013 Long-Term Incentive Program under the Existing Plan, which is not currently expected.  These shares also include 483,875 shares that may be issued upon exercise of outstanding options with exercise prices greater than $20.00 per share.

(6)

The number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a)) as of the January 14, 2014 record date was 341,741. The increase is primarily due to forfeitures for terminated employees subsequent to October 31, 2013, partially offset by shares issued to the non-employee Directors on January 10, 2014 as part of their annual retainer.

Additional Equity Compensation Plan Information

The following is the Company’s overhang information, which measures the number of shares subject to equity-based awards outstanding but unexercised or unvested, as of October 31, 2013 regarding all of its existing equity compensation plans, as well as certain other information relating to outstanding awards under the plans:

●	Stock options outstanding: 6,591,054

●	Weighted average exercise price of outstanding stock options: $5.74

●	Weighted average remaining contractual term of outstanding stock options: 6.8 years

●

Nonvested RSUs (including RSU awards for performance-based long-term incentive plans based on achieving the actual outcome, where known, or the target outcome, where the performance period has not ended): 2,463,647

●	Vested but not yet issued RSUs: 1,359,445

●	Total shares of Common Stock outstanding as of October 31, 2013 were 139,201,327 and as of the January 14, 2014 record date were 139,704,865

The following table sets forth the number of time-based stock options and time-based RSU awards granted by the Company in the years ended October 31, 2013, 2012 and 2011. In addition, the table provides the number of shares of common stock granted related to performance-based awards and the weighted average number of shares of common stock outstanding in the year indicated.

Fiscal Year	Number of Time-Based Stock Options Granted	Number of Time-Based RSUs Granted	Number of Shares of Common Stock Granted Related to Performance-Based Awards (1)	Weighted Average Number of Shares of Common Stock Outstanding (2)
2013	487,500	104,944	1,293,269	145,087,291
2012	1,334,828	133,855	—	126,350,000
2011	269,100	29,468	420,000	100,444,000

(1)

Includes RSU and stock option awards granted under the 2008 Hovnanian Enterprises, Inc. Stock Incentive Plan (as amended and restated) and the Existing Plan (including the 2013 Long-Term Incentive Program), based on achieving the target outcome for the performance criteria under the performance-based awards.

(2)	Weighted average number of shares of common stock outstanding is the amount used for calculating our basic earnings per share as presented in our audited consolidated financial statements.

VOTE REQUIRED

Adoption of the Amended Plan requires approval by a majority of the votes cast by the shareholders of Class A Common Stock and Class B Common Stock, voting together, represented in person or by proxy at the 2014 Annual Meeting.  In determining whether the proposal has received the requisite number of affirmative votes, abstentions are considered “votes cast” under NYSE rules and thus will have the same effect as a vote “against” the proposal. Broker non-votes will not count as votes cast “for” or “against” the proposal to adopt the Amended Plan and will have no effect on the outcome of the proposal.

Mr. Hovnanian and others with voting power over the shares held by the Estate of Kevork S. Hovnanian, the Limited Partnership, the 2012 LLC and certain family trusts have informed the Company that they intend to vote in favor of the Amended Plan. Because of their collective voting power, this proposal is assured passage.

Our Board of Directors recommends that shareholders vote FOR approval of the Amended Plan.

(4) APPROVAL OF THE AMENDED AND RESTATED
HOVNANIAN ENTERPRISES, INC. SENIOR EXECUTIVE SHORT-TERM INCENTIVE PLAN

Shareholders are being asked to consider and approve the amended and restated Hovnanian Enterprises, Inc. Senior Executive Short-Term Incentive Plan (as amended and restated, the “Short-Term Incentive Plan”) which:

(1)

extends the period of time for which Bonus Awards (as defined below) may be made under the Short-Term Incentive Plan to the date of the Company’s first shareholders’ meeting that occurs during 2019, such that no new Bonus Awards may be granted after such expiration date (Bonus Awards granted prior to the first shareholders’ meeting in 2019 will remain in effect and be subject to the terms of the Short-Term Incentive Plan);

(2)

provides that any share issuances made with respect to future Bonus Awards would be granted under the 2012 Hovnanian Enterprises, Inc. Amended and Restated Stock Incentive Plan (as amended from time to time, the “Stock Plan”), provided that shares or share-based awards may be awarded under the Stock Plan only if Proposal (3), “Approval of the 2012 Hovnanian Enterprises, Inc. Amended and Restated Stock Incentive Plan” is approved by shareholders; and

(3)

makes certain changes, clarifications and language improvements (including the addition of total shareholder return as a permissible performance goal under the Short-Term Incentive Plan in order to conform the performance metrics under the Short-Term Incentive Plan to those under the Stock Plan).

The principal purpose of the proposed Short-Term Incentive Plan is to facilitate the ability to grant performance-based awards to key employees of the Company. As described below under “Compensation Discussion and Analysis,” the Committee seeks to motivate management to achieve improved financial performance of the Company through bonus plans that reward higher performance with increased bonus opportunities. The Short-Term Incentive Plan contains performance metrics aimed to correspond to the financial needs of the Company during the relevant period, thereby incentivizing the participants to achieve financial results that benefit the Company and, ultimately, its shareholders.

The Short-Term Incentive Plan provides for annual bonus awards calculated using a pre-established formula, which is based on the Company’s performance. The Company has proposed to limit the term of the Short-Term Incentive Plan to a period ending upon the Company’s first shareholders’ meeting that occurs during 2019, with the expectation that any extension of the term of the Short-Term Incentive Plan will be approved by shareholders in a manner intended to permit Bonus Awards (defined below) to continue to be granted under the Short-Term Incentive Plan and meet certain requirements of Section 162(m), which section governs the tax deductibility of performance-based compensation. Under Section 162(m), the Company may not deduct certain compensation over $1,000,000 in any year to the Chief Executive Officer or any of the three other most highly compensated executive officers of the Company, other than the Chief Financial Officer, unless, among other things, this compensation qualifies as “performance-based compensation” under Section 162(m), and the material terms of the plan for such compensation are approved by shareholders. For purposes of Section 162(m), the material terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which the performance goals are based, and (3) the maximum amount of compensation that can be paid to an employee during a specified period. Each of these aspects is discussed below.

The Company’s Board of Directors has approved the adoption of the Short-Term Incentive Plan and, if the Short-Term Incentive Plan is approved by shareholders at the 2014 Annual Meeting, it will become immediately effective as of the date of the 2014 Annual Meeting. If shareholders do not approve the Short-Term Incentive Plan, Bonus Awards with respect to the 2014 fiscal year that have been contingently granted under the Short-Term Incentive Plan will be canceled.

For a discussion of the Short-Term Incentive Plan, see “Material Features of the Short-Term Incentive Plan” below. The Short-Term Incentive Plan is set forth in Appendix B hereto.

The Company’s Board of Directors recommends that shareholders vote for the approval of the Short-Term Incentive Plan.

Material Features of the Short-Term Incentive Plan

The following is a brief summary of the material features of the Short-Term Incentive Plan. Because this is only a summary, it does not contain all the information about the Short-Term Incentive Plan that may be important to you and is qualified in its entirety to the full text of the Short-Term Incentive Plan as set forth in Appendix B hereto.

Purpose

The purpose of the Short-Term Incentive Plan is to promote the interests of the Company and its shareholders by providing incentives in the form of periodic bonus awards (“Bonus Awards”) to certain senior executive employees of the Company and its affiliates, thereby motivating such executives to attain corporate performance goals set forth in the Short-Term Incentive Plan while intending to preserve for the benefit of the Company and its subsidiaries the associated U.S. federal income tax deduction under Section 162(m). For the fiscal year ended October 31, 2013, five senior executives were selected by the Compensation Committee to participate in the Short-Term Incentive Plan. The Company anticipates that future participation under the Short-Term Incentive Plan will be at levels similar to past participation.

Administration

The Short-Term Incentive Plan is administered by a committee of two or more individuals who are each “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act, or any successor thereto, “outside directors” as defined under Section 162(m) and “independent directors” within the meaning of the applicable rules, if any, of any national securities exchange on which shares of common stock of the Company are listed or admitted to trading, unless otherwise determined by the Company’s Board of Directors to act as such a committee (the “Committee”). The Compensation Committee may select senior executives of the Company and its affiliates who are “covered employees”, as defined in Section 162(m), or who the Company anticipates may become “covered employees” (the “Participants”), to be granted Bonus Awards under the Short-Term Incentive Plan. For the fiscal year ended October 31, 2013, five “covered employees” were selected by the Committee to participate in the Short-Term Incentive Plan.

Bonus Awards

Bonus Awards granted under the Short-Term Incentive Plan may be granted in a manner that is intended to cause the Bonus Award to be deductible by the Company under Section 162(m), however, there can be no guarantee that a Bonus Award will be treated as “performance-based compensation” under Section 162(m). A Participant’s Bonus Award shall be determined based on the achievement of written performance goals approved by the Committee. Within 90 days after the start of a designated performance period (or, if less, the number of days which is equal to 25% of such performance period), the Committee will establish the objective performance goals for each Participant. The performance goals will be based on one or more of the following criteria: (1) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (2) net income; (3) operating income; (4) earnings per share of common stock of the Company; (5) book value per share; (6) return on stockholders’ equity; (7) expense management; (8) return on investment before or after the cost of capital; (9) improvements in capital structure; (10) profitability of an identifiable business unit or product; (11) maintenance or improvements of profit margins; (12) stock price; (13) market share; (14) revenues or sales; (15) costs; (16) cash flow; (17) working capital; (18) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); (19) return on assets and (20) total shareholder return.

Prior to the payment of any Bonus Award, the Committee, will certify that the applicable performance goals have been met. In connection with such certification, the Committee may decide to pay amounts which are less than the Bonus Award otherwise payable for achievement of the applicable performance goals. The Committee may base the decision to reduce the Bonus Award on any criteria it deems relevant. Payment of a Bonus Award to a Participant will occur only after such certification and will be made as determined by the Committee in its sole discretion after the end of such performance period. The Short-Term Incentive Plan provides that the Committee shall determine, in its discretion, whether a Bonus Award shall be payable in cash, common stock of the Company, share-based awards, or a combination thereof, which may include, without limitation, permitting a Participant to elect to defer receipt of all or any portion of such Bonus Award (in a manner consistent with Section 162(m) and Section 409A of the Code) into a right to receive deferred cash or shares of common stock of the Company at a future date (such right, a “Deferred Share Unit”). Any such shares or share-based awards issued in settlement of a Bonus Award shall be granted pursuant to the Stock Plan, provided that shares or share-based awards may be awarded under the Stock Plan only if Proposal (3), “Approval of the 2012 Hovnanian Enterprises, Inc. Amended and Restated Stock Incentive Plan” is approved by shareholders.

Effect of Certain Events on Short-Term Incentive Plan and Bonus Awards

In the event of a Change in Control (as defined in the Stock Plan described under Proposal (3) and attached as Appendix A), the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Bonus Award.

Limitations

The Short-Term Incentive Plan provides that the maximum Bonus Award to any Participant with respect to any fiscal year shall be the greater of (x) $15 million and (y) 2.5% of the Company’s income before income taxes, as reported in the Company’s audited consolidated financial statements for the year in respect of which the Bonus Award is to be payable or distributed, as applicable.

No new Bonus Awards may be granted under the Short-Term Incentive Plan after the date of the Company’s first shareholders’ meeting that occurs during 2019, but previously granted Bonus Awards may extend beyond that date.

Amendment and Termination

The Committee may at any time amend, suspend or terminate the Short-Term Incentive Plan in whole or in part. Notwithstanding the foregoing, no amendment, suspension or termination of the Short-Term Incentive Plan shall be made which (1) without the Participant’s consent, materially impairs any of the rights or obligations under any Bonus Award theretofore granted to a Participant under the Short-Term Incentive Plan, or (2) without the approval of the shareholders of the Company changes the maximum amount of any Bonus Award which may be payable or distributed to any Participant; provided, however, that the Committee may amend the Short-Term Incentive Plan in such manner as it deems necessary to permit the granting of Bonus Awards meeting the requirements of the Code or other applicable laws.

Nontransferability of Bonus Awards

A Participant’s rights and interest under the Short-Term Incentive Plan generally may not be assigned, transferred, hypothecated or encumbered, except in the event of a Participant’s death.

Participants of the Short-Term Incentive Plan

For the fiscal year ending October 31, 2014, five Participants were selected by the Committee to participate in the Short-Term Incentive Plan (five Participants in the Executive Officers Group, no Participants in the Non-Executive Director Group, and no Participants in the Non-Executive Officer Employee Group). Bonus Awards with respect to such 2014 fiscal year have been contingently granted under the Short-Term Incentive Plan by the Company, subject to achievement of the relevant performance goals and the approval of the Short-Term Incentive Plan by the Company’s shareholders at the 2014 Annual Meeting.

New Plan Benefits

The following table sets forth information on the maximum bonus for fiscal 2014 which may be earned under the Short-Term Incentive Plan if the Short-Term Incentive Plan is approved by shareholders and the performance conditions are met.

Short-Term Incentive Plan

Maximum Fiscal 2014 Bonus Award Potential

Name And Position	Bonus Awards Dollar Value (1)
Ara K. Hovnanian, President, Chief Executive Officer and Chairman of the Board	$2,500,000
J. Larry Sorsby, Executive Vice President, Chief Financial Officer and Director	$950,000
Thomas J. Pellerito, Chief Operating Officer	$950,000
Brad G. O’Connor, Vice President, Chief Accounting Officer and Corporate Controller	$197,327
David G. Valiaveedan, Vice President — Finance and Treasurer	$153,831
Executive Officer Group	$4,751,158
Non-Executive Director Group	N/A
Non-Executive Officer Employee Group	N/A

(1)

Represents the maximum bonus which may be earned in fiscal 2014 under the Short-Term Incentive Plan. Bonus Awards may be paid in cash or in shares of Common Stock of the Company. A portion of earned bonuses may, at the Committee’s discretion, also be paid in the form of deferred shares that vest in four equal annual installments beginning on the second November 1st following the fiscal year during which the service giving rise to the deferred share award was performed, subject to rounding and continued employment with the Company. Deferred share award recipients who have reached age 58 or who have completed at least 20 years of service for the Company, however, will be fully vested in all shares relating to a deferred share award on the later of (1) the January 15th following the fiscal year during which the service giving rise to the deferred share is performed or (2) the date on which age 58 is reached or 20 years of service is completed.

Equity Compensation Plan Information

Information as of October 31, 2013 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance is set forth under Proposal (3) “Approval of the 2012 Hovnanian Enterprises, Inc. Amended and Restated Stock Incentive Plan — Equity Compensation Plan Information.”

VOTE REQUIRED

Adoption of the Short-Term Incentive Plan requires approval by a majority of the votes cast by the shareholders of Class A Common Stock and Class B Common Stock, voting together, represented in person or by proxy at the 2014 Annual Meeting. In determining whether the proposal has received the requisite number of affirmative votes, abstentions are considered “votes cast” under NYSE rules and thus will have the same effect as a vote “against” the proposal. Broker non-votes will not count as votes cast “for” or “against” the proposal to adopt the Short-Term Incentive Plan and will have no effect on the outcome of the proposal.

Mr. Hovnanian and others with voting power over the shares held by the Estate of Kevork S. Hovnanian, the Limited Partnership, the 2012 LLC and certain family trusts have informed the Company that they intend to vote in favor of the Short-Term Incentive Plan. Because of their collective voting power, this proposal is assured passage.

Our Board of Directors recommends that shareholders vote FOR approval of the Short-Term Incentive Plan.

(5) ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding vote, the compensation of our named executive officers, including the compensation tables and any related narrative discussion, as disclosed on pages 27 to 65.

In considering their vote, shareholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on pages 27 to 49, as well as the discussion regarding the Compensation Committee on pages 25 and 26.

As we discuss in the Compensation Discussion and Analysis section, the Board of Directors believes that the Company’s long-term success depends in large measure on the talents of the Company’s employees. The Company’s compensation system plays a significant role in the Company’s ability to attract, retain and motivate the highest quality associates in a difficult market. The principal underpinnings of the Company’s compensation system are an acute focus on performance, shareholder alignment, sensitivity to the relevant market place and a long-term orientation.

The Compensation Committee ties increases or decreases in overall compensation with the overall financial performance of the Company. During fiscal years when the Company’s profitability has been higher, total compensation has been higher. During more recent years when the Company’s performance has been lower due in part to the economic downturn and recession, particularly in the housing industry, the Compensation Committee’s policies and actions have significantly lowered overall compensation.  These policies and actions include:

●

Significant reductions in annual bonus opportunities, where, on average, the maximum award for fiscal 2013 for all named executive officers was approximately 87% lower than the maximum award during the last ten years;

●

Selection of bonus metrics to correspond to the financial needs of the Company during the relevant period. During periods of profitability, the bonus metrics were focused on profitability and return on shareholders’ equity measures. During periods when there was little or no likelihood of profits, bonus metrics were focused on reducing the Company’s debt obligations and improving cash flow and liquidity to enable the Company to weather the difficult economic conditions and return to profitability;

●

Focus on a return to profitability and lowering net debt or refinancing debt over multi-year performance periods through long-term incentive awards for all named executive officers (“NEOs”) in fiscal 2010 and fiscal 2013;

●

Policy of generally targeting a fixed number of stock options rather than a specific option value as part of annual compensation. Despite the fact that the stock price has remained significantly lower than historical levels, the number of each NEO’s option grants has remained relatively consistent, with the exception of the option grants for the Chairman of the Board, President and Chief Executive Officer (the “CEO”), the Executive Vice President and Chief Financial Officer (the “CFO”) and the Chief Operating Officer (the “COO”) in fiscal 2012 and 2013. The number of fiscal 2012 options granted to the CEO, CFO and COO was greater than fiscal 2011, however the fiscal 2012 option grants had an exercise price 33 1/3% above the closing stock price on the grant date. The number of option grants for fiscal 2013 were the same as fiscal 2012, but 50% of the fiscal 2013 option grants for the CEO, CFO and COO are subject to specific performance conditions; and

●	Active management of both equity award levels and the number of shares available for new equity-based awards.

The text of the resolution in respect of this proposal is as follows:

“Resolved, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Proxy Statement relating to the Company’s Annual Meeting of Shareholders to be held on March 11, 2014, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

The Board recommends that shareholders vote FOR approval of this resolution.

THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the “Committee”) is the principal overseer of the Company’s various policies and procedures related to executive compensation. The Committee meets at least four times a year to discuss industry trends with regard to overall compensation issues and consults with outside compensation consultants as needed. The Committee is governed by its Charter which is available on the Company’s public website (www.khov.com) under “Investor Relations/Corporate Governance”.

Areas of Responsibility

The Committee, in conjunction with the Board of Directors and with management’s input, shapes the Company’s executive compensation philosophy and objectives. In particular, the Committee is charged with:

●

Reviewing, at least annually, the salaries, bonuses and other forms of compensation, including stock option grants, for the Company’s senior executives (which include the CEO, the CFO, the COO and the other NEOs for whom compensation is reported in the tables below);

●	Reviewing, at least annually, compensation paid to the Company’s non-employee Directors;

●	Participating in the review of compensation of other designated key employees of the Company;

●

Periodically reviewing the Company’s policies and procedures pertaining to the Company’s equity award plans and forms of equity grants to all employees and non-employee Directors, employee benefit plans (for example, the 401(k) plan and deferred compensation plans), severance agreements and executive perquisites;

●	Fostering good corporate governance practices as they relate to executive compensation; and

●

Reviewing, at least annually, as part of the Board of Directors’ oversight responsibilities, the Company's compensation program and reports from the CFO regarding his assessment of whether there are any compensation risks that are reasonably likely to result in a material adverse effect on the Company (see "Oversight of Risk Management" below).  In addition, the Committee regularly considers business and compensation risks as part of its process for establishing performance goals and determining incentive awards for each of the NEOs.

These areas of responsibilities are discussed in more detail below under “Compensation Discussion and Analysis.”  During the fiscal year ended October 31, 2013, the members of the Committee were all “Non-Employee Directors” for purposes of Rule 16b-3 under the Exchange Act, and “outside directors” for purposes of Section 162(m) of the Code.

Compensation Review Process for the Named Executive Officers

The Committee, in conjunction with the Board of Directors and with management’s input, is responsible for making decisions related to the overall compensation of the NEOs.

At least annually, the Committee establishes objective financial measures for determining bonus awards to the NEOs. The Committee also considers salary, employee benefits and discretionary bonus awards, if any, for the NEOs.

In determining overall compensation for the NEOs, the Committee may consult with other members of the Board of Directors, including the CEO and the CFO rather than relying solely on the Company’s financial performance measures in determining their compensation. Each of these individuals often provides the Committee with insight on the individual and overall performance of executives (other than with respect to himself), including the achievement of personal objectives, if any.  The CEO and CFO are not present for the Committee’s evaluation of their individual performance. The Committee also reviews and analyzes the compensation of the named executive officers of the Company’s peer group of 11 publicly-traded homebuilding companies (the “Peer Group”), discussed further below.  The Committee may engage outside compensation consultants in relation to various compensation issues.  The Committee may also instruct a compensation consultant to provide assistance in fostering an overall compensation program that aligns with its compensation philosophy to guide, motivate, retain and reward its executives for the achievement of the Company’s financial performance, strategic initiatives and individual goals, including increased long-term shareholder value in the context of a challenging business environment.  Notwithstanding any input from compensation consultants, the Committee has the sole discretion to make all final decisions related to NEO compensation.

Outside Compensation Consultant

For fiscal 2013, the Committee engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”) as the Committee’s outside compensation consultant to provide certain services related to executive and non-employee Director compensation.  In fiscal 2013, F.W. Cook assisted the Committee with its review of the Company’s annual bonus and long-term incentive plans for the NEOs as well as its review of the compensation program for the non-employee directors. F.W. Cook does not provide any other services to the Company unless approved by the Committee, and no such services were provided in fiscal 2013.  In addition, the Company’s prior compensation consultant, Pearl Meyer & Partners (“Pearl Meyer”), was engaged through a portion of fiscal 2013. Pearl Meyer’s role was limited to having assisted the Company in preparing its Proxy Statement relating to fiscal 2012, but otherwise did not provide any other services to the Company during fiscal 2013. After considering the relevant factors, the Company has determined that no conflicts of interest have been raised in connection with the services F.W. Cook and Pearl Meyer performed for the Company in fiscal 2013.

The Committee’s primary objective in engaging F.W. Cook has been to obtain advice and feedback related to maintaining programs that provide compensation opportunities for executives within the median range of the competitive homebuilder Peer Group for comparable financial performance. F.W. Cook also provided assistance to the Committee in fostering an overall compensation program as discussed above.

The Committee weighs the advice and feedback from its compensation consultant and the members of the Board of Directors, as well as the views of, and information gathered by, the members of management it has consulted in conjunction with its review of other information the Committee considers relevant when making decisions or making recommendations to the full Board of Directors regarding executive compensation.

Board Communication

The Company’s Board of Directors is updated at least quarterly of any compensation decisions or recommendations made by the Committee, and the Committee requests feedback from the Board of Directors regarding specific compensation issues as it deems necessary.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis provided below with the Company’s management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013.

COMPENSATION COMMITTEE

Stephen D. Weinroth, Chair

Robert B. Coutts

Edward A. Kangas

Joseph A. Marengi

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended October 31, 2013, the members of the Compensation Committee were Messrs. Weinroth, Coutts, Kangas and Marengi. Each of Messrs. Weinroth, Coutts, Kangas and Marengi is a non-employee Director, was never an officer or employee of the Company or any of its subsidiaries and did not have any relationships requiring disclosure under Item 404(a) of Regulation S-K in this Proxy Statement. None of our executive officers served on the board of directors or compensation committee of any other entity that has or had one or more executive officers who served on our Board of Directors or our Compensation Committee during fiscal 2013.

COMPENSATION DISCUSSION AND ANALYSIS

1. EXECUTIVE SUMMARY

Company Performance in Fiscal 2013

Beginning in the second quarter of fiscal 2012, the Company began to see positive operating trends, which continued into fiscal 2013.  Below are some highlights of the Company’s performance during fiscal 2013:

●	Total revenues for fiscal 2013 were $1.85 billion, up 24.2% from $1.49 billion during fiscal 2012;

●

During fiscal 2013, the dollar value of net contracts, including those in our unconsolidated joint ventures, increased 14.6% to $2.2 billion compared with $1.9 billion for fiscal 2012, and the number of net contracts increased 5.8% to 6,177 homes for fiscal 2013 compared with 5,838 homes in the previous year;

●	During fiscal 2013, deliveries, including those in our unconsolidated joint ventures, were 5,930 homes compared with 5,356 homes during fiscal 2012, representing an increase of 10.7%;

●

Contract backlog as of October 31, 2013, including that in our unconsolidated joint ventures, was $848.4 million for 2,392 homes, which was an increase of 14.3% and 11.5%, respectively, compared to October 31, 2012;

●	During fiscal 2013, homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 20.1% compared with 17.8% in fiscal 2012;

●	During fiscal 2013, total selling, general and administrative expenses were $220.2 million, or 11.9% of total revenues, compared with $190.3 million, or 12.8% of total revenues, for fiscal 2012;

●

During fiscal 2013, the Company enhanced its capital structure by entering into a $75 million revolving credit facility, raising $24.6 million of additional non-recourse financing and issuing $41.6 million of Senior Notes due in 2016, the proceeds of which were used to redeem outstanding Senior Notes due in 2014. In addition, in November 2013, the Company announced a $150 million increase of its land banking arrangement with GSO Capital Partners LP, the credit arm of The Blackstone Group; and

●	After an increase of 199% from fiscal 2011 to fiscal 2012, the fiscal year-end closing price of a share of Class A Common Stock increased 17.7% from fiscal 2012 to fiscal 2013.

Best Practices

●

Pay-for-Performance:  The Committee ties increases or decreases in total compensation with the overall financial performance of the Company. During fiscal years when the Company’s profitability has been higher, total compensation has been higher. During more recent years when the Company’s performance has been lower due in part to the economic downturn and recession, which has been particularly significant in the housing industry, total compensation has been lower.  The Committee seeks to motivate management to achieve improved financial performance of the Company through bonus plans that reward higher performance with increased bonuses. In its selection of metrics to measure bonus achievement, the Committee has selected metrics to correspond to the financial needs of the Company during the relevant period. During periods of profitability, the bonus metrics were focused on profitability and return on shareholders’ equity measures. During periods when there was little or no likelihood of profits, bonus metrics were focused on reducing the Company’s debt obligations and improving cash flow and liquidity to enable the Company to weather the difficult economic conditions and return to profitability.

The following graph demonstrates the link between the CEO’s annual realized pay and the Company’s Total Shareholder Return (“TSR”).  Annual realized pay includes: (1) base salary, annual bonus, perquisites and other compensation (“Annual Compensation”) plus (2) long-term cash awards and stock awards vesting during the fiscal year and the realized value of options exercised (“Realized Value of Long-Term Compensation”).

Hovnanian CEO Pay Alignment with TSR Performance ($ `000)

CEO Annual Compensation
CEO Realized Value of Long-Term Compensation (1)
TSR Index (2)
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
405.00
360.00
315.00
270.00
225.00
180.00
135.00
90.00
45.00
0.00
Hovnanian CEO Annual Realized Pay
TSR Index
From fiscal 2011 through 2013, TSR increased 251% and Hovnanian CEO Annual Realized Pay increased 150% over the same period.

	2011	2012	2013	2011 - 2013 Cumulative Change
CEO Annual Compensation	$2,212	$2,224	$2,778	
CEO Realized Value of Long-Term Compensation (1)	$0	$0	$2,745	
Total CEO Annual Realized Pay	$2,212	$2,224	$5,524	
Total Annual % Change		*1%*	*148%*	150%
TSR Index (2)	100.00	298.61	351.39	
Annual % Change		*199%*	*18%*	251%

(1)

Represents the value of the vested portion of the 2010 Long-Term Incentive Program award for performance during fiscal 2011, 2012 and 2013 and the value of the vested portion of the June 10, 2011 restricted stock unit award (the only restricted stock unit award vesting in these years) for performance during fiscal 2012 and 2013. The CEO did not exercise any stock options during the fiscal 2011-2013 periods.

(2)

The TSR Index measures the change in the Company's stock price relative to fiscal 2011. The index for each fiscal year is determined by comparing the fiscal year-ending stock price to the ending stock price in fiscal 2011 which is set at 100.

●

Emphasis on Long-Term Value Creation and Retention:  The Committee seeks to align the interests of management with the long-term interests of the Company’s shareholders by granting a significant portion of their total compensation in the form of stock options that increase in value as the Company’s financial performance improves.  The Committee also seeks to retain management by using compensation methods that require executives to be employed through various vesting periods in order to receive the full financial benefits of stock option grants that vest over multiple years, deferred shares as part of an annual bonus and awards under the long-term incentive programs implemented in fiscal 2010 and 2013.

●

Maintaining an Appropriate Peer Group:  In constructing the Peer Group described below, the Committee selected those companies that compete directly with the Company in the homebuilding industry, are of comparable size and complexity in operations to the Company and are generally in the markets in which the Company competes. The Committee reviews the composition of the Peer Group on an annual basis and makes adjustments, if needed.  The Committee reviews the executive compensation of the Peer Group companies and seeks to award a total compensation opportunity for our NEOs near the median of the Peer Group, with variation in actual compensation earned both above and below the median, depending on performance.

●

CEO Total Direct Compensation vs. Peer Group:  The following graphs compare the CEO’s total direct compensation (the sum of base salary, annual bonus/incentive and long-term incentive awards (including the annualized value of long-term incentive program awards at the target outcome for the performance criteria), but excluding all other compensation elements) to the Peer Group chief executive officer median data for fiscal 2010 through 2012. No comparison is shown for fiscal 2013 because complete Peer Group chief executive officer median data was not available at the time of filing this Proxy Statement. For fiscal 2013, our CEO’s base salary was $1.1 million, his bonus was $1.5 million and his long-term incentive awards (including the annualized value of long-term incentive program awards at the target outcome for the performance criteria) were $5.3 million. We expect fiscal 2013 Peer Group chief executive officer total direct compensation to increase from prior levels based on improvement trends across the homebuilding industry during fiscal 2013.

Hovnanian CEO Total Direct Compensation vs. Peer Group CEO Median Total Direct Compensation (1)(3)

(1)

Reflects the sum of base salary, annual bonus/incentive and long-term incentive awards (including the annualized value of long-term incentive program awards at the target outcome for the performance criteria) and excludes all other compensation elements.

(2)	Long-term incentives include the annualized value of long-term incentive program awards at the target outcome for the performance criteria.

(3)	Data shown is based on each Peer Group company’s respective fiscal year which varies among Peer Group companies and, consequently, may be different than the Company’s fiscal year.

Hovnanian CEO Total Direct Compensation vs.

Peer Group CEO Median Total Direct Compensation (1)(2)

(1)

Reflects the sum of base salary, annual bonus/incentive and long-term incentive awards (including the annualized value of long-term incentive program awards at the target outcome for performance criteria) but excludes all other compensation elements.

(2)	Data shown is based on each Peer Group company’s respective fiscal year which varies among Peer Group companies and, consequently, may be different than the Company’s fiscal year.

●

No Excise Tax Gross-Ups or Defined Benefit Plans:  The Company does not maintain employment or other agreements that provide contractual rights to employees upon termination of employment (other than upon death or disability), except for the change in control severance agreements the Company entered into with Messrs. O’Connor and Valiaveedan in January 2012 discussed in footnote (5) to the “Potential Payments Upon Termination or Change-In-Control Table,” and the vesting of equity-based awards in the case of retirement. The Company does not provide excise tax gross-ups or defined benefit pension plans for any NEOs.

●

Maintenance and Enforcement of Stock Ownership Guidelines: The Board of Directors has established stock ownership guidelines pursuant to which the CEO, CFO and COO are requested to achieve and maintain recommended minimum levels of stock ownership as set forth below under “Stock Ownership Guidelines.”

●

Perquisites:  The Committee has provided NEOs only a few perquisites in addition to typical medical, dental and life insurance benefits.  The Company limits the personal use of Company automobiles and its fractional aircraft share, reimbursement for country club dues and personal income tax preparation and accounting services to the CEO.  Our perquisites do not include any tax gross-ups.

●

Clawback Policy:  Under Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial results due to material noncompliance with any financial reporting requirements as a result of misconduct, the CEO and CFO could be required to reimburse us for any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and any profits realized from the sale of our securities during those 12 months. In addition to this requirement, it is the Company’s policy that, if we are required to restate our financial results due to material noncompliance by the Company with any financial reporting requirement under the securities laws as a result (directly or indirectly) of an executive officer’s misconduct, the Board will require, at its discretion and approval, the reimbursement and/or cancellation of any incentive-based compensation (including stock options awarded as compensation) in excess of the amount that would have been awarded based on the restated financial results.  This policy applies to incentive-based compensation awarded to the executive officer during the three-year period preceding the date on which the Company is required to prepare an accounting restatement based on erroneous data. Additional information about the clawback policy is described under “Actions for Fiscal 2014.”

Compensation Decisions for Fiscal 2013

The Committee’s compensation decisions for fiscal 2013 reflected a conservative approach to fixed pay elements (base salary), the achievement of pre-established goals (annual bonuses) and long-term awards.

●

Base Salaries:   The CEO and CFO received no base salary increase for fiscal 2013.  The remaining three NEOs each received a salary increase.  The Committee approved a base salary increase from $550,000 to $600,000 for Mr. Pellerito, which became effective in December 2012, to position his salary closer to the Peer Group chief operating officer median (as described further under “Compensation Philosophy and Objectives – Peer Group Considerations”).  Messrs. O’Connor and Valiaveedan each received a 3% base salary increase, which also became effective in December 2012, in consideration of their individual performance and in line with the Company’s ordinary course merit-based and cost of living salary increase practices. See “Details of Compensation Elements – Base Salaries” below for additional information on base salaries.

●

Annual Bonuses:  Consistent with the achievement of specified financial or personal objectives, fiscal 2013 annual bonuses were paid to all NEOs.  Bonuses for the NEOs were higher than in fiscal 2012 given the Company’s significant improvements in Adjusted EBITDA (as defined below) and return to profitability.  Additional details are described below under “Details of Compensation Elements – Annual Bonuses – Regular Bonuses.”

●	Discretionary Bonuses: The Committee did not award discretionary bonuses to any NEO for fiscal 2013.

●

Long-Term Awards, including stock options and participation in the Long-Term Incentive Program described below: For fiscal 2013, the Committee granted the same number of stock options to the NEOs as in fiscal 2012. The Committee also determined that 50% of the stock options granted in June 2013 to the CEO, CFO and COO would be subject to performance conditions. These performance-based options vest in four equal annual installments, commencing on the second anniversary date of the grant, except that no portion of the award will vest unless the specific performance conditions described below under “Details of Compensation Elements – Stock Grants” are met. The 2013 LTIP, described below under “Details of Compensation Elements,” was implemented in fiscal 2013 as a multi-year award with a 31-month performance period and additional vesting conditions for two fiscal years beyond the performance period.

2. COMPENSATION PHILOSOPHY AND OBJECTIVES

The Committee, in conjunction with the Board of Directors and with senior management, has been instrumental in shaping the Company’s compensation philosophy and objectives because of its responsibilities and oversight of the Company’s various policies and procedures concerning executive compensation.

The six primary objectives that the Committee considers in making compensation decisions are discussed below, as are our other philosophies and mechanisms for determining compensation. In making compensation-related decisions, the Committee also considered its role in promoting good corporate governance practices.

Primary Objectives for the Compensation Program

The Company’s primary objectives for compensating its executives are as follows:

1.	To fairly compensate its executives in a manner that is appropriate with respect to their performance, level of responsibilities, abilities and skills;

2.	To offer compensation that guides, motivates, retains and rewards its executives for the achievement of the Company’s financial performance, strategic initiatives and individual goals;

3.	To align the executive’s interests with the interests of our shareholders;

4.

To maintain competitive pay opportunities for its executives so that it retains its talent pool and, at the same time, has the ability to attract new and highly-qualified individuals to join the organization as it grows or in the event of succession or replacement of an executive;

5.	To safeguard that the reward system is appropriately designed in the context of a challenging business environment; and

6.	To ensure that compensation plans do not incentivize a level of risk that is reasonably likely to have a material adverse effect on the Company.

Tailored Compensation

Consistent with these objectives, the Company’s compensation philosophy also takes into consideration the unique roles played by each of the NEOs for whom compensation is reported in the tables below, and the Committee seeks to individually tailor their compensation packages to align their pay mix and pay levels with their contributions to, and positions within, the Company. For example:

●

CEO, CFO and COO: The compensation package of the CEO, Mr. Ara K. Hovnanian, the CFO, Mr. J. Larry Sorsby, and the COO, Mr. Thomas J. Pellerito, differ from that of the other NEOs due to their unique roles and elevated set of responsibilities. Because the CEO, CFO and COO make executive decisions that influence the direction, stability and profitability of the Company, their overall compensation is intended to strongly align with objective financial measures of the Company.

●

Other NEOs: The Company’s Vice President — Chief Accounting Officer and Corporate Controller, Mr. Brad G. O’Connor, and Vice President — Finance and Treasurer, Mr. David G. Valiaveedan, have, as result of their respective positions, less direct influence on the Company’s strategic and operational decisions. Therefore, overall compensation levels for these NEOs reflect both objective financial measures of the Company and the attainment of personal objectives (as determined by the Committee, which may consult with the CFO, the CEO and other members of senior management).

Variable Incentive Compensation

The Company’s compensation philosophy emphasizes variable incentive compensation elements (bonus and long-term incentives), the value of which reflects the Company’s financial and stock performance. For executives who report to the CFO, including Messrs. O’Connor and Valiaveedan, the variable compensation elements also include personal performance objectives.

For all executive officers, the Committee retains the flexibility to adjust incentive awards downward or to consider discretionary bonus awards in “special circumstances” as described on page 41 under “Discretionary Bonuses.”

Peer Group Considerations

As context for setting the compensation levels for the CEO, CFO and COO in fiscal 2013, the Committee considered the compensation levels and practices of its Peer Group companies. The Company’s Peer Group includes the following 11 publicly-traded homebuilding companies: (1) Beazer Homes USA, Inc.; (2) D.R. Horton, Inc.; (3) KB Home; (4) Lennar Corporation; (5) M.D.C. Holdings, Inc.; (6) Meritage Homes Corporation; (7) NVR, Inc.; (8) Pulte Group, Inc.; (9) Ryland Group, Inc.; (10) The Standard Pacific Corp.; and (11) Toll Brothers, Inc. The companies in the Peer Group are the same as in fiscal 2012 and were selected by the Committee, in consultation with the Committee’s former compensation consultant, Pearl Meyer, and management, because of their comparable business profile. In particular, the Company’s revenue size relative to the companies in the Peer Group and the presence of the Peer Group companies in the Company’s markets were considered the most relevant factors for selection of peer companies within the homebuilding industry. The Committee will continue to review the appropriateness of the Peer Group composition.  For the other NEOs, the Committee places equal or greater weight on its consideration of internal pay equity, an evaluation of individual performance contributions and other factors described in detail below.

The Committee relies heavily on Peer Group comparisons for the CEO, CFO and COO.  Because only four of the 11 Peer Group companies report data for a chief operating officer position, the Committee may also review broad-based compensation survey data for the COO.  The Committee periodically reviews the compensation for the other NEOs relative to the Peer Group and broad-based compensation survey data, with consideration of internal pay relationships in years when market benchmarking is not conducted. The Committee does not consider the specific participants in broad-based compensation survey data to be a material factor in its reviews.  The Committee believes that a review of market survey data periodically (but not necessarily every year) is sufficient for these positions based on their roles and historical compensation levels. The Committee did not review broad-based survey data in setting fiscal 2013 compensation for the NEOs.

Consideration of Market Conditions

In determining overall compensation for all the NEOs, the Committee also takes into account leadership abilities and risk management contributions, which are especially critical during difficult market conditions.  In addition, in establishing compensation levels, the Committee takes into consideration competitive market pressures, both within and outside of the homebuilding industry.

Since late 2006 through the beginning of 2012, the homebuilding industry had been impacted by a lack of consumer confidence, increasing home foreclosure rates, large supplies of resale and new home inventories, and more restrictive lending standards for homebuyers, resulting in weak demand for new homes, slower sales, higher than normal cancellation rates, and increased price discounts and other sales incentives to attract homebuyers. Although new home demand remains at historically low levels, during fiscal 2013, the overall homebuilding market continued the improvement that started in 2012. As a result, the Company experienced higher revenues and gross margins, increased contracts and deliveries and pre-tax profitability for the fiscal year for the first time since fiscal 2006. See “Executive Summary” for highlights of the Company’s performance in fiscal 2013.

As an example of the Committee’s consideration of market conditions, during fiscal 2013, the Committee sought to emphasize cash flow and liquidity and, as a result, during fiscal 2013, the bonus formula for the CEO, CFO and COO also included a cash balances component. In addition, the EBITDA component of the bonus formulas for the CEO and CFO was structured so that it would require improvement in Adjusted EBITDA in fiscal 2013 compared to fiscal 2012 Adjusted EBITDA in order for these NEOs to be eligible for the same or increased bonus levels under this component of the fiscal 2013 bonus formula compared to their earned fiscal 2012 bonuses.

As another example of the consideration of market conditions, the Committee determined that 50% of the stock options granted in June 2013 to the CEO, CFO and COO would be subject to performance conditions. These performance-based options vest in four equal annual installments, commencing on the second anniversary date of the grant, provided that no portion of the award will vest unless the Committee determines that the Company achieved $100 million in Pre-tax Profit (as defined below) in at least one of fiscal 2014, fiscal 2015 or fiscal 2016 as discussed below.

Say-on-Pay and Say-on-Frequency Votes

In light of the voting results with respect to the frequency of shareholder votes on executive compensation at the 2011 Annual Meeting of Shareholders at which a substantial majority of our shareholders (96.3% of the votes cast by shareholders of Class A Common Stock and Class B Common Stock, voting together) voted for “say-on-pay” proposals to occur every three years, the Board of Directors initially decided that the Company would hold, in accordance with the vote of an overwhelming majority, an advisory vote on the compensation of named executive officers every three years. However, the Company voluntarily elected to hold a “say-on-pay” vote at its 2013 Annual Meeting of Shareholders in addition to the scheduled “say-on-pay” vote at this 2014 Annual Meeting of Shareholders. The Company’s next advisory vote on the compensation of its named executive officers is required to be held at the Company’s 2017 Annual Meeting of Shareholders.

The Board of Directors thoughtfully considers the opinions expressed by shareholders through their votes, periodic meetings and other communications, and believes that shareholder engagement leads to enhanced governance practices. During fiscal 2013, the Company conducted proactive investor outreach programs, including attending nine investor conferences as well as other meetings with the investment community and meeting one-on-one or in small groups with more than 200 investors. Additionally, the Company periodically engages investors to discuss specific matters of importance to shareholders.

In addition, the Committee considered the result of the 2013 advisory, non-binding “say-on-pay” proposal in connection with the discharge of its responsibilities. A substantial majority of our shareholders (98.5% of the votes cast by shareholders of Class A Common Stock and Class B Common Stock, voting together) approved the compensation of our named executive officers for fiscal 2012 described in our proxy statement for the 2013 Annual Meeting of Shareholders. As this level of support was extremely high, the Committee decided that the say-on-pay vote result did not necessitate substantive changes to our compensation programs.

We currently expect the next advisory vote on the frequency of shareholder votes on executive officer compensation to occur at the Company’s 2017 Annual Meeting of Shareholders.

3. FISCAL 2013 COMPENSATION ELEMENTS AND COMPENSATION MIX

Compensation Elements at a Glance

There are five main compensation elements that support the Company’s compensation objectives, each of which is discussed in detail below.

1.	Base salaries;
2.	Annual bonuses;
3.	Stock grants (for example, stock options and restricted stock unit (“RSU”) awards);
4.	Long-Term Incentive Programs (“LTIPs”) (described below) (payable in both cash and stock); and
5.	Other employee benefits, including limited perquisites.

Compensation Mix

Fixed vs. Variable Compensation. A significant portion of executives’ “Total Direct Compensation” (which includes base salary, annual bonuses, stock grants and LTIP awards) opportunity consists of variable compensation – that is, the ultimately realized compensation on an annualized basis is dependent on either Company or individual performance. Of the elements of Total Direct Compensation, base salary is fixed compensation, while annual bonuses, stock grants and LTIP awards are variable compensation. An important part of each NEO’s compensation package consists of stock options, the ultimate value of which is tied to the Company’s stock performance. These variable elements are intended to align the executives’ performance and interests with Company performance and long-term shareholder value.

The intent of the Committee for fiscal 2013 was to maintain variable compensation opportunity as a significant percentage of Total Direct Compensation opportunity for all NEOs and to maintain its approximate level from year to year. In addition, the Committee intends for Total Direct Compensation and the level of variable compensation realized to align with the median level of the Peer Group in years when the Company performs at median levels compared to the Peer Group. From fiscal 2007 through fiscal 2013, the percentage of variable compensation received by the Company’s NEOs had declined from historical levels because total bonus amounts ultimately received by our NEOs were zero for the CEO for fiscal 2007 and significantly lower than historical amounts for all NEOs from fiscal 2007 through fiscal 2013.  Fiscal 2013 bonus amounts, on average, were approximately 87% lower than the highest award for these NEOs during the last ten years.  In fiscal 2013, the Committee also awarded the same number of stock options to each of the NEOs as in fiscal 2012, as discussed below, with 50% of the options awarded to the CEO, CFO and COO subject to specified performance conditions.

Long-Term vs. Short-Term Compensation. An important portion of each NEO’s Total Direct Compensation is long-term compensation, which normally includes stock option and/or RSU awards and deferred share awards granted in lieu of cash for a portion of total bonus amounts.  Short-term compensation consists of base salary and the cash portion of annual bonus amounts. Long-term compensation is intended to foster long-term commitment by the executive, employee-shareholder alignment and improved long-term shareholder value.  From fiscal 2009 through fiscal 2013 there were no deferred shares awarded to NEOs due to the reduced amount of the overall bonuses for each NEO as compared to more profitable years, and the annual bonus amounts were paid 100% in cash.  In fiscal 2010 and 2013, the Committee also adopted LTIPs for the NEOs and other key senior executives of the Company, as discussed below. No RSUs were granted to any NEOs in fiscal 2013.

The average long-term compensation amounts (including stock and option grants at their grant date fair value and the LTIP awards annualized at target) as a percent of Total Direct Compensation for fiscal years 2009 through 2013 for the CEO and CFO were 55% and 41%, respectively.  The average long-term compensation amount (including stock and option grants at their grant date fair value and the LTIP awards annualized at target) as a percent of Total Direct Compensation for fiscal years 2010 through 2013 for the COO (who was promoted to his current position in fiscal 2010) was 42%.  The average long-term compensation amounts (including stock and option grants at their grant date fair value and the LTIP awards annualized at target) as a percent of Total Direct Compensation for Messrs. O’Connor and Valiaveedan are lower than that of the CEO, CFO and COO because, while the Committee believes it is important for these executives to be compensated in part based on the long-term performance of the Company, they have less direct influence on the long-term financial success of the Company as compared to the CEO, CFO and COO.

4. DETAILS OF COMPENSATION ELEMENTS

Base Salaries

Base salaries are intended to reward executives for their day-to-day contributions to the Company. The Committee believes that base salaries within the competitive median range are necessary to retain the Company’s executive talent pool, and it determined that the fiscal 2013 base salaries of the Company’s executive officers were necessary to retain their services.

Base salaries of all the NEOs are reviewed annually by the Committee and are subject to adjustment based on factors that may include individual performance, change in responsibilities, average salary increases or decreases in the industry, compensation for similar positions in the Company’s Peer Group or broad-based compensation survey data if comparable data were unavailable from the Peer Group companies, as well as other factors such as cost of living increases and internal pay relationships with other executives.

●

CEO: For fiscal 2007 through 2013, the CEO did not receive any adjustments in his annual base salary. This reflects the Company’s budget cuts and downsizing due to industry conditions. Based on discussions with F.W. Cook and Peer Group market data gathered by management, the Committee determined that the CEO’s fiscal 2013 base salary was near the median base salary level of chief executive officers at Peer Group companies.

●

CFO: For fiscal 2011 through 2013, the CFO did not receive any adjustments in his annual base salary.  The Committee determined that the CFO’s fiscal 2013 base salary was near the median base salary level of chief financial officers at Peer Group companies.

●

COO: For fiscal 2013, the COO received a base salary increase from $550,000 to $600,000 to position his salary closer to the Peer Group chief operating officer median. Notwithstanding that increase, the Committee determined that Mr. Pellerito’s base salary remains below the median base salary level of chief operating officers at Peer Group companies.

●

Other NEOs: For fiscal 2013, Mr. O’Connor and Mr. Valiaveedan each received a 3% salary increase in consideration of their individual performance and in line with the Company’s ordinary course merit-based and cost of living salary increase practices.

Annual Bonuses

Regular Bonuses

The Company provides each of the NEOs with an opportunity to earn annual bonuses, which are intended to reward executives for the attainment of short-term financial objectives and, in the case of some NEOs, individual performance objectives. Fiscal 2013 annual bonus awards were made pursuant to the Company’s amended and restated Hovnanian Enterprises, Inc. Senior Executive Short-Term Incentive Plan (the “Short-Term Incentive Plan”), which is a shareholder approved plan.

The Committee has discretion under the Short-Term Incentive Plan to reduce or eliminate the amount of any bonus amounts payable to any participant based on performance or any other factors the Committee deems appropriate.

Bonus opportunities are intended to be competitive with industry-wide practices in order to retain and attract executive talent.  For fiscal 2013, as in fiscal years 2009 through 2012, the earned bonuses for the NEOs were paid 100% in cash.

The regular annual bonus opportunities in fiscal 2013 for each of the NEOs are shown in the following table.  The performance goals for Messrs. O’Connor and Valiaveedan are discussed below.

	CEO	CFO	COO	Vice President — Chief Accounting Officer and Corporate Controller	Vice President — Finance and Treasurer

Return on Average Common Equity ("ROACE") (1)	% of Pre-tax Profit based on ROACE	$ Bonus based on ROACE	N/A	$ Bonus based on ROACE	$ Bonus based on ROACE

Adjusted EBITDA and Cash Balances	$ Bonus based on Adjusted EBITDA plus Cash Balances	$ Bonus based on Adjusted EBITDA plus Cash Balances	$ Bonus based on Adjusted EBITDA plus Cash Balances	N/A	N/A

Tailored Personal Objectives	N/A	N/A	N/A	$ Bonus based on achievement of specific goals	$ Bonus based on achievement of specific goals

Formula	Total award is greater of (a) ROACE or (b) sum of Adjusted EBITDA plus Cash Balances factors, with maximum amount of $1,500,000	Total award is greater of (a) ROACE or (b) sum of Adjusted EBITDA plus Cash Balances factors, with maximum amount of $575,000	Total award is determined solely by Adjusted EBITDA plus Cash Balances factors, with a maximum amount of $575,000	Total award is sum of ROACE and personal objectives factors, with maximum amount of 60% of base salary if the Company achieves positive Pre-tax Profit (otherwise the maximum is 30%)	Total award is sum of ROACE and personal objectives factors, with maximum amount of 50% of base salary if the Company achieves positive Pre-tax Profit (otherwise the maximum is 25%)

(1)	Based on fiscal 2013 results, payments under the ROACE award component were zero.

Historically, annual bonuses for the CEO and the CFO have been linked to a measure of the Company’s return on average equity (ROACE, as the current example), a common industry practice. For fiscal 2012, the bonus formula for the CEO, CFO and COO included a component related to a calculation based on earnings before interest, taxes, depreciation and amortization (“EBITDA”) improvement. The fiscal 2013 bonus formulas for these NEOs continued to focus on EBITDA improvement but, because the Committee sought in 2013 to emphasize cash flow and maintain adequate liquidity, a separate cash balances measure was also included, as described further below. In recognition of the Company’s improvements in operating trends beginning in the second quarter of fiscal 2012 and to further incentivize future improvements, the Committee increased the overall fiscal 2013 maximum bonus opportunity for the CEO, CFO and COO to $1,500,000, $575,000 and $575,000, respectively, from $949,500, $350,000 and $350,000, respectively, in fiscal 2012.

Specifically, the bonus formulas for the CEO and the CFO for fiscal 2013 provided that annual bonuses would be equal to the greater of (a) the executive’s bonus formula based on the Company’s ROACE or (b) the bonus formula based on the Company’s Adjusted EBITDA plus fiscal quarter ending Cash balances. The COO’s bonus formula for fiscal 2013 was based solely on the sum of the Company’s Adjusted EBITDA plus fiscal quarter ending Cash balances factors. “ROACE” is defined as “net income” divided by “average common equity” (stockholders’ equity less preferred stock at the beginning of the fiscal year and at the end of each fiscal quarter during the year divided by five). For all of the ROACE bonus formulas discussed below for the NEOs, “net income” used in calculating ROACE is after taxes and preferred dividends (as reflected on the Company’s financial statements) and excludes land charges. “Pre-tax Profit” is defined as earnings (losses) before income tax expense as reflected on the Company’s audited financial statements, excluding the impact of any items deemed by the Committee to be extraordinary items (for example, losses from land impairments and losses from debt repurchases/debt retirement such as call premiums, above par purchase prices and related issuance costs or gains from debt repurchases). “Adjusted EBITDA” is defined as EBITDA reflected in the Company’s fiscal 2013 financial statements, excluding gains or losses on extinguishment of debt, inventory impairment losses and land option write-offs. “Cash” is defined as homebuilding cash and cash equivalents plus restricted cash that collateralizes letters of credit. The Committee used this Adjusted EBITDA measure because it believed it was appropriate to exclude from the bonus formula items outside management’s control (for example, impairments driven by a declining market) and it did not want to discourage management from making capital structure improvements (for example, debt extinguishments, which could result in gains or losses on the extinguishment of debt). Specifically, the Committee determined that the fiscal 2013 EBITDA component of the bonus formulas for the CEO, CFO and COO would be based on achieving targeted levels of the Company’s Adjusted EBITDA for fiscal 2013 (as shown below), which levels were set in reference to fiscal 2012 Adjusted EBITDA. For fiscal 2013, the EBITDA component of the bonus formulas for the CEO and CFO was structured so that it would require improvement in Adjusted EBITDA in fiscal 2013 over fiscal 2012 Adjusted EBITDA in order for these NEOs to be eligible for the same or increased bonus levels under this component of the fiscal 2013 bonus formula compared to their earned fiscal 2012 bonuses. The Cash balances component of the CEO, CFO and COO’s bonus formula was based on the number of fiscal 2013 quarter-ends in which Cash was at or above $170 million.

For fiscal 2013, the bonus formulas for Messrs. O’Connor and Valiaveedan remained the same as their fiscal 2012 formulas, except that, in recognition of the Company’s improvements in operating trends beginning in the second quarter of fiscal 2012 and to further incentivize future improvements, if the Company achieved positive Pre-tax Profit (as defined above) in fiscal 2013, the maximum amounts these NEOs could receive under the personal objectives component of their respective bonus formulas (60% and 50% of base salary, respectively) would no longer be reduced by 50%. Messrs. O’Connor and Valiaveedan have, as result of their respective positions, less direct influence on the Company’s strategic and operational decisions compared to the CEO, CFO and COO, and, therefore, their bonus formulas do not include an Adjusted EBITDA plus fiscal quarter ended Cash balances component. Specifically, these NEOs’ fiscal 2013 bonus formulas provided, as in fiscal 2012, that bonuses would be based on both (a) a formula based on the Company’s ROACE and (b) the attainment of tailored personal objectives.

Since fiscal 2007, the NEOs have also been offered the opportunity to earn a one-time retention bonus equal to 3% of such NEO’s fiscal year end 2007 base salary if the NEO remains employed with the Company through the end of the first fiscal year in which the Company’s ROACE returns to 20%. At the end of fiscal 2013, the Company’s ROACE did not meet this threshold, so there were no retention bonuses earned for fiscal 2013.

Fiscal 2013 bonus formulas for each of the NEOs are further tailored as set forth below and are assessed annually. The following description provides detail as to the determination of each NEO’s fiscal 2013 annual bonus. Due to the reduced amount of the bonuses as compared to more profitable years, all bonuses for fiscal 2013 were paid 100% in cash.  In addition, for fiscal 2013, each NEO’s bonus was subject to a cap, which the Committee intends to consider removing or increasing in future fiscal years as the Company’s financial results improve as they did in fiscal 2013.  See “Actions for Fiscal 2014.”

●

CEO: The CEO’s bonus formula for fiscal 2013 provided for a bonus award equal to the greater of (a) a fixed percentage of Pre-tax Profit based on the Company’s ROACE or (b) a fixed dollar amount based on the Company’s Adjusted EBITDA plus a fixed dollar amount based on the Company’s quarterly Cash balances, with his total bonus not to exceed $1,500,000. The methodology underlying the ROACE portion of the formula was historically designed to yield an annual bonus that would result in a Total Direct Compensation opportunity that falls within the median range of the Peer Group for comparable financial performance as well as supporting the financial objectives of the Company.  The Committee intends to consider removing or increasing the cap as the Company’s financial results improve. Prior to fiscal 2009, there was no imposed cap on the CEO’s bonus.

FOR THE CEO, THE BONUS FORMULA WAS THE GREATER OF:

(a) ROACE Calculation Method*

ROACE percentage	% Pre-tax Profit
0.0%	0.00%
5.0%	1.00%
10.0%	1.25%
15.0%	1.50%
20.0%	2.00%

*

The bonus is interpolated on a linear basis between the points shown in the table, and may be extrapolated beyond the maximum ROACE percentage shown at a rate of 0.10% of Pre-tax Profit per percentage point increase in ROACE, which is the rate applied between the last two tiers of the above chart, but was capped at $1,500,000 and was also subject to the maximum bonus payable under the Short-Term Incentive Plan.

OR

(b) Adjusted EBITDA and Cash Balances Calculation Method*

Adjusted EBITDA (millions)	Bonus (thousands)
$0.0	$0.0
$96.7	$675.0
$107.4	$750.0
$118.2	$850.0
$123.5	$1,000.0
$128.9 or greater	$1,150.0

PLUS

Number of Fiscal 2013 Quarter-Ends at or Above $170 Million Cash	Bonus (thousands)
Less than 2	$0.0
2	$150.0
3	$250.0
4	$350.0

*

The Adjusted EBITDA bonus is interpolated on a linear basis between the points shown in the table. The total bonus was capped at $1,500,000, and was also subject to the maximum payout under the Short-Term Incentive Plan.

Based on the bonus formula above, because there was no payment under the ROACE component, the CEO’s 2013 cash bonus was entirely attributed to the Adjusted EBITDA and Cash Balances Calculation Method of his bonus formula. Fiscal 2013 Adjusted EBITDA was $179.6 million, which significantly exceeded the maximum performance level, and the Cash balances at the end of all four fiscal 2013 quarters were above $170 million. As a result, Mr. Hovnanian earned a cash bonus equal to the cap of $1,500,000.

●

CFO: The CFO’s bonus formula for fiscal 2013 provided for a bonus amount equal to the greater of (a) a fixed dollar amount based on the Company’s ROACE or (b) a fixed dollar amount based on the Company’s Adjusted EBITDA plus a fixed dollar amount based on the Company’s quarterly Cash balances, with his total bonus not to exceed $575,000. The ROACE portion of the formula was historically designed to yield an annual bonus that would result in a Total Direct Compensation opportunity that falls within the median range of the Peer Group chief financial officers for comparable financial performance.  The Committee intends to consider removing or increasing the cap as the Company’s financial results improve.  Prior to fiscal 2009, there was no imposed cap on the CFO’s bonus.

FOR THE CFO, THE BONUS FORMULA WAS THE GREATER OF:

(a)  ROACE Calculation Method*

ROACE percentage	Bonus (thousands)
0.0%	$ 0.0
5.0%	$ 375.0
7.67%	$ 575.0
10.0%	$ 575.0
15.0%	$ 575.0	Capped
20.0%	$ 575.0
25.0%	$ 575.0

*

The bonus is interpolated on a linear basis between the first three percentage points shown in the table, but was capped at $575,000 and was also subject to the maximum payment under the Short-Term Incentive Plan.

OR

(b) Adjusted EBITDA and Cash Balances Calculation Method*

Adjusted EBITDA (millions)	Bonus (thousands)
$0.0	$0.0
$96.7	$250.0
$107.4	$280.0
$118.2	$315.0
$123.5	$370.0
$128.9 or greater	$425.0

PLUS

Number of Fiscal 2013 Quarter-Ends at or Above $170 Million Cash	Bonus (thousands)
Less than 2	$0.0
2	$75.0
3	$100.0
4	$150.0

*

The Adjusted EBITDA bonus is interpolated on a linear basis between the points shown in the table. The total bonus was capped at $575,000, and was also subject to the maximum payout under the Short-Term Incentive Plan.

Based on the bonus formula and the ROACE and Adjusted EBITDA and Cash balances results described above, Mr. Sorsby earned a cash bonus equal to the cap of $575,000, which was entirely attributed to the Adjusted EBITDA and Cash Balances Calculation Method of his bonus formula.

●

COO: The COO’s bonus formula for fiscal 2013 provided for a bonus amount equal to a fixed dollar amount based on the Company’s Adjusted EBITDA plus a fixed dollar amount based on the Company’s quarterly Cash balances, with his total bonus not to exceed $575,000.  The Committee intends to consider removing or increasing the cap as the Company’s financial results improve.

FOR THE COO, the Adjusted EBITDA and Cash Balances Calculation Method*

Adjusted EBITDA (millions)	Bonus (thousands)
$0.0	$0.0
$96.7	$250.0
$107.4	$280.0
$118.2	$315.0
$123.5	$370.0
$128.9 or greater	$425.0

PLUS

Number of Fiscal 2013 Quarter-Ends at or Above $170 Million Cash	Bonus (thousands)
Less than 2	$0.0
2	$75.0
3	$100.0
4	$150.0

*

The Adjusted EBITDA bonus is interpolated on a linear basis between the points shown in the table. The bonus was capped at $575,000, and was also subject to the maximum payout under the Short-Term Incentive Plan.

Based on the bonus formula and the Adjusted EBITDA and Cash balances results described above, Mr. Pellerito earned a cash bonus equal to the cap of $575,000.

●

Other NEOs: Fiscal 2013 incentive opportunities for Messrs. O’Connor and Valiaveedan were based on a combination of Company performance and individual performance factors that were within each of these executives’ control and that would have a positive impact on the Company. Therefore, the bonus program for these NEOs targeted the achievement of both (a) ROACE financial performance objectives for the Company and (b) personal objectives. For fiscal 2013, the total bonuses payable under both components were capped at the maximum percentages of base salary they could achieve under the personal objectives portion of their respective bonus formulas. If the Company achieved positive Pre-tax Profit in fiscal 2013, the caps were 60% and 50% of base salary, respectively.  If the Company did not achieve positive Pre-tax Profit in fiscal 2013, the caps would be 30% and 25% of base salary, respectively. The Committee intends to consider removing or increasing the caps as the Company’s financial results improve.

FOR OTHER NEOs, THE BONUS FORMULA WAS BOTH:

(a) Calculation Method – for Achievement of Financial Performance Measure*

ROACE Percentage	Brad O’Connor	David Valiaveedan
0.0%	$0	$0
5.0%	10% of base salary	15% of base salary
10.0%	20% of base salary	30% of base salary
15.0%	40% of base salary	40% of base salary
20.0%	60% of base salary	50% of base salary

*

The bonuses are interpolated on a linear basis between the points shown in the table. The total bonuses payable under both components were subject to the maximum bonus payable under the Short-Term Incentive Plan and were capped at the maximum percentages of base salary these NEOs could achieve under the personal objectives portion of their respective bonus formulas. If the Company achieved positive Pre-tax Profit in fiscal 2013, Messrs. O’Connor and Valiaveedan’s caps were 60% and 50% of base salary, respectively. If the Company did not achieve positive Pre-tax Profit in fiscal 2013, the caps were 30% and 25% of base salary, respectively.

AND

(b) Calculation Method – for Meeting Personal Objectives Measure*

Goals	Brad O’Connor	David Valiaveedan
Threshold	Up to 20% of base salary	Up to 30% of base salary
Target	Up to 40% of base salary	Up to 40% of base salary
Outstanding	Up to 60% of base salary	Up to 50% of base salary

*

 “Threshold,” “target,” and “outstanding” levels are determined by the CFO and the CEO, who may consult with other members of senior management, other than Messrs. O’Connor and Valiaveedan with respect to their own compensation, and are used for internal evaluation purposes only. As stated above, the total bonuses payable under both components were subject to the maximum bonus payable under the Short-Term Incentive Plan and were capped at the maximum percentages of base salary these NEOs could achieve under the personal objectives portion of their respective bonus formulas. If the Company achieved positive Pre-tax Profit in fiscal 2013, the caps were 60% and 50% of base salary, respectively. If the Company did not achieve positive Pre-tax Profit in fiscal 2013, the caps were 30% and 25%, respectively.

 Mr. O’Connor’s fiscal 2013 personal objectives included leading the Company’s accounting department in determining best practices to implement standardized accounting processes and controls across the organization now that a majority of the Company’s operations use the same enterprise-wide information system; creating reporting tools for financial planning, projecting cash flows and reviewing actual results using the applications and data available from the new enterprise-wide system; and ensuring federal and state deferred tax assets are used effectively and in accordance with federal and state tax laws. Mr. O'Connor successfully completed these objectives by leading a team of the Company’s accounting and finance associates in defining and implementing standardized accounting processes and controls across the organization and continually developing new and enhanced reporting tools considering the data available from the new enterprise-wide system. In addition, Mr. O’Connor led the tax team in their analysis and preparation for fully and properly utilizing the federal and state deferred tax assets as they become available.

Mr. Valiaveedan’s fiscal 2013 personal objectives included developing and executing the Company’s capital structure strategy, including obtaining non-recourse bank financing, negotiating joint venture and land banking agreements, preparing Company projections and managing existing joint ventures. During fiscal 2013, Mr. Valiaveedan played an integral role in the development and execution of the Company’s capital markets strategy. Most significantly, he led the origination and execution of the Company’s $75 million revolving credit facility and approximately $114 million of non-recourse debt. He also oversaw the execution of land banking transactions to fill the $250 million land banking arrangement with GSO Capital Partners, LP and extended the maturity date on $41.6 million of senior notes. Mr. Valiaveedan also successfully negotiated a new joint venture agreement and the joint venture’s related $20 million revolving credit facility. These transactions significantly improved the Company’s liquidity. In addition, Mr. Valiaveedan successfully managed the preparation of Company financial projections which included multiple scenarios to evaluate company performance under different financial and performance assumptions and led to improved decision making.

Based on the bonus formulas above and the Committee’s determinations regarding each executive’s personal objectives, neither of these NEOs earned bonuses related to the ROACE Calculation Method for fiscal 2013, but each earned a cash bonus for meeting his respective fiscal 2013 personal objectives in full (the “outstanding” category).  Because the Company achieved positive Pre-tax Profit in 2013, the cap described above was not reduced, resulting in payments of $191,580 and $149,350 for Mr. O’Connor and Mr. Valiaveedan, respectively.

 Discretionary Bonuses

The Committee has the authority to make discretionary bonus awards, which it considers under special circumstances, including exceptional contributions not reflected in the regular bonus measures, new hire sign-on bonuses and retention rewards.  No discretionary bonus awards were granted to the NEOs in fiscal 2013.

Stock Grants

The Committee may make grants of stock options, stock appreciation rights, restricted stock and RSUs, unrestricted shares of stock or stock-based awards settled in cash under the shareholder-approved 2012 Hovnanian Enterprises, Inc. Stock Incentive Plan (as amended or amended and restated from time to time). In fiscal 2013, the Committee awarded stock options to each of the NEOs.  Messrs. O’Connor and Valiaveedan were eligible to elect to receive RSUs in lieu of stock options, but neither made such an election.  No other stock-based awards were made to NEOs in fiscal 2013 other than under the 2013 LTIP awards discussed below.

Stock options are intended to establish a strong commitment to maintain employment with the Company and focus on creating long-term shareholder value. In addition, stock options are selected over other types of stock-based awards because their design inherently rewards executives only if the stock price increases, which provides a balance with cash incentives and the more retention-oriented RSU grants.  Because the ultimate value received by stock option and RSU holders is directly tied to increases in the Company’s stock price, stock options and RSUs also serve to link the interests of management and shareholders and to motivate executive officers to make decisions that will increase the long-term total return to shareholders. Additionally, grants under the Stock Plan include vesting and termination provisions that the Committee believes will encourage stock option and RSU holders to remain long-term employees of the Company.

The Committee ultimately approves the size of the grants taking into account the recommendations by the CEO (other than for his own grant) and other criteria as determined by the Committee.  The Committee generally targets a specific number of options rather than a specific option value.  This philosophy directly aligns option grant values with shareholder value since option values are generally higher when the stock price is increasing and lower when the stock price is decreasing.  Consequently, despite the fact that the stock price has remained significantly lower than historical levels, the number of each NEO’s option grants has remained relatively consistent, with the exception of the option grants for the CEO, CFO and COO in fiscal 2012 and 2013. The number of fiscal 2012 options granted to the CEO, CFO and COO was greater than fiscal 2011; however, the fiscal 2012 option grants had an exercise price 33 1/3% above the closing stock price on the grant date. The number of option grants for fiscal 2013 was the same as fiscal 2012 for all NEOs with the exercise price set at the closing stock price on the grant date. Fifty percent of the fiscal 2013 option grants for the CEO, CFO and COO are subject to specific performance conditions. The Committee’s determination and rationale for the fiscal 2013 grants is described below. The Committee will continue to determine the appropriate mix of options and other award types based on the objectives of the compensation program, the Company’s business needs, the potential dilution impact and the pool of shares remaining available for grant under the Company’s shareholder-approved incentive plans.

Stock options and RSUs generally vest (assuming, in the case of the performance-based awards that the conditions have been met), in four equal annual installments, commencing on the second anniversary of the grant date, providing a five-year period before becoming fully vested.

Fiscal 2013 Stock Option Awards

In determining the fiscal 2013 equity awards for the NEOs, the Committee considered, without giving specific weight to any one factor, then-available information on Peer Group equity awards for the NEOs, the anticipated changes in equity award values across industries, the Company’s available share pool and the potential impact on shareholder dilution, the Company’s stock performance, the historical equity awards provided to each NEO, the desire to retain the employment of each NEO and the desire to continue to link a portion of each NEO’s compensation with future Company performance. Except for the CEO, all stock option awards in fiscal 2013 were made in the form of options to purchase shares of Class A Common Stock.  Because the Committee took into consideration the potential benefits to the Company previously expressed by the Board of Directors of the continuity of share ownership and control of the Hovnanian family, the CEO’s stock option award was made in the form of options to purchase shares of Class B Common Stock.

●

CEO, CFO and COO.  In fiscal 2013, the CEO, CFO and COO were granted 600,000, 120,000 and 80,000 stock options, respectively.  These grants represented the same number of stock options granted to these NEOs in fiscal 2012.  Fifty percent of the fiscal 2013 option grants for the CEO, CFO and COO are subject to performance conditions. These performance-based options vest in four equal annual installments, commencing on the second anniversary of the grant date except that no portion of the award will vest unless the Committee determines that the Company achieved $100 million in pre-tax profit in at least one of fiscal 2014, fiscal 2015 or fiscal 2016. For this purpose, “pre-tax profit” is defined in the same manner as with the bonus formulas as earnings (losses) before income tax expense as reflected on our audited financial statements, excluding the impact of any items deemed by the Committee to be extraordinary items (for example, losses from land impairments and losses from debt repurchases/debt retirement such as call premiums, above par purchase prices and related issuance costs or gains from debt repurchases).

●

Other NEOs. In fiscal 2013, Mr. O’Connor was granted 20,000 stock options and Mr. Valiaveedan was granted 15,000 stock options.  The number of options granted to Messrs. O’Connor and Valiaveedan were the same as fiscal 2012.

In fiscal 2012, the NEOs’ long-term incentive values on the grant date (including the 2012 option grants and the annualized value of the 2010 LTIP at target, discussed below) were considerably below the median value of long-term incentive awards granted for comparable positions in the Peer Group. Due to the timing of our fiscal year-end, no comparison could be made for fiscal 2013 because complete Peer Group median data was not available at the time of filing this Proxy Statement. The Committee expects 2013 Peer Group compensation levels will increase from prior levels based on improvement trends across the homebuilding industry during fiscal 2013.

2010 Long-Term Incentive Program

In fiscal 2010, the Company adopted a Long-Term Incentive Program (the “2010 LTIP”) under its previous stockholder-approved Amended and Restated 2008 Hovnanian Enterprises, Inc. Stock Incentive Plan to aid the Company in retaining key employees and to motivate them to exert their best efforts to promptly return the Company to profitability and lower debt levels by providing rewards at the end of a multi-year period.  The 2010 LTIP was intended to incentivize achievement of specified pre-tax profit goals and specified improvements in the Company’s capital structure through reductions in homebuilding debt.

Each of the NEOs is a participant in the 2010 LTIP and their award payouts, if any, are determined based on actual performance for the full 36-month performance period, subject to vesting requirements over an additional 24-month period, as described below.  This performance period commenced on November 1, 2010 (the beginning of fiscal 2011) and ended on October 31, 2013 (that is, the performance period covers fiscal 2011, 2012 and 2013). After the performance period, the awards, to the extent earned, remain subject to vesting conditions during fiscal 2014 and 2015.  The executive will not receive the full award unless the Company achieves the pre-tax profit and homebuilding debt performance goals and the executive remains employed for the entire five-year period.

Pre-tax profit and homebuilding debt were chosen as the performance metrics for the 2010 LTIP because they were determined to be critical during the challenging economic cycle.  The Committee decided that other goals, such as revenue growth and cost reductions, would be reflected in pre-tax profit calculations, but in a balanced way with an emphasis on achieving profitability.  The Committee believed that a focus on revenue growth alone would not adequately emphasize profitability and that a focus on cost-cutting alone could emphasize short-term achievements that may sacrifice future profitability.  The Committee also determined that if the then difficult economic conditions continued during all or most of the 2010 LTIP’s performance period and achievement of pre-tax profit was not attainable, then realization of reduced homebuilding debt would put the Company in a better financial position to weather such an extended downturn and return to profitability when the economic conditions ultimately improve.

Award payouts, if any, would be based on a specific target multiple of each participant’s base salary in effect on the date the participant was granted the award (the “grant date,” or June 11, 2010, for all NEOs).  If the participant selected shares of stock as a form of payout, the target number of shares was set based on the closing price of the Class A Common Stock on the grant date, regardless of whether the share price increased or decreased by the time the award is determined or distributed. In order to manage the potential dilution impact of the 2010 LTIP, the Committee required that at least 20% of the payout be in the form of cash.  All stock awards under the 2010 LTIP were made in the form of rights to receive shares of Class A Common Stock, except for the CEO whose award was made in the form of rights to receive shares of Class B Common Stock because the Committee took into consideration the potential benefits to the Company previously expressed by the Board of Directors of the continuity of share ownership and control of the Hovnanian family.  The following describes the target multiple of base salary and form of irrevocable payout election for each NEO:

	Target Multiple
	of 2010 Base Salary	Payout Method
CEO	3.00	20% cash / 80% shares
CFO	2.00	20% cash / 80% shares
COO	2.00	20% cash / 80% shares
Other NEOs	1.00	20% cash / 80% shares

Although the Committee views both the stock and cash portions of the 2010 LTIP as multi-year incentive plan awards, they are reported differently for purposes of the Summary Compensation Table under “Executive Compensation” below.  The share payout portions were reflected as “Stock Awards” in fiscal 2010 at their grant date fair value under Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718, Compensation – Stock Compensation ("ASC Topic 718"), which was based on the probable outcome as of the grant date.  Conversely, the actual amounts earned on the cash payout portions, if any, are reflected in the Summary Compensation Table as “Non-Equity Incentive Plan Compensation” for fiscal 2013 (which coincides with the end of the performance period) or, if participants had achieved a minimum performance payment during an earlier fiscal year, even though such payment remains subject to subsequent vesting restrictions, then such minimum payment would have been reflected in that earlier fiscal year.

For purposes of the 2010 LTIP, “pre-tax profit” is defined as earnings (loss) before income tax expense as reflected on our audited financial statements, excluding the impact of any items deemed to be extraordinary items for financial reporting purposes.  “Homebuilding debt” is defined as total (recourse) notes payable excluding accrued interest, as reflected on our consolidated audited balance sheet, less any debt issued after January 2010 that has an equity component such as debt convertible into shares of stock.

The following table illustrates the percent of the target award that could have been achieved at each performance level.  Awards were interpolated on a linear basis between performance levels but were not extrapolated above the maximum performance levels listed below.

		Homebuilding Debt as of 10/31/2013 (in billions)

		Greater than $1.70	$1.65	$1.60	$1.55	$1.50	$1.40 or less

	$100 or more	100% of target award	125% of target award	150% of target award	175% of target award	200% of target award	250% of target award

	$75	75% of target award	100% of target award	125% of target award	150% of target award	175% of target award	225% of target award

FY 2013 Pre-tax Profit (in millions)	$50	50% of target award	75% of target award	100% of target award	125% of target award	150% of target award	200% of target award

	$25	25% of target award	50% of target award	75% of target award	100% of target award	125% of target award	175% of target award

	Less than $0	0% of target award	25% of target award	50% of target award	75% of target award	100% of target award	150% of target award

If the Company reached breakeven or positive pre-tax profit for either of fiscal 2011 or 2012, a participant would have been eligible for a minimum payment equal to 50% of the target award, provided that he met the vesting requirements described below.  This minimum payment would have been inclusive of and not incremental to any other award granted to the participant under the 2010 LTIP and would not have exceeded 50% of target award if the Company achieved breakeven or positive pre-tax profit in both fiscal 2011 and 2012.  No minimum payout was achieved in either fiscal 2011 or fiscal 2012. At the end of fiscal 2013, the Company achieved $27.7 million in pre-tax profit and reduced homebuilding debt to $1.44 billion, resulting in a payout of 157.75% of the target award.

As a condition of earning each portion of the award, and as a retention inducement, following the performance period, a participant must also be employed through the vesting dates outlined below (other than in cases of death, disability or qualified retirement, or in the case of Messrs. O’Connor and Valiaveedan, specified termination following a change in control of the Company).  The vesting percentages relate to the earned award value as of October 31, 2013.

1.	50% of the award vested on October 31, 2013 and was paid in January 2014;

2.	30% of the award will become vested on October 31, 2014 and is payable in January 2015; and

3.	20% of the award will become vested on October 31, 2015 and is payable in January 2016;

with the cash portion of the earned award value becoming vested and payable before any share portion of the earned award value becomes vested and payable.

2013 Long-Term Incentive Program

In fiscal 2013, the Company adopted a Long-Term Incentive Program (the “2013 LTIP”) under its stockholder-approved Stock Plan to further aid the Company in retaining key employees and to motivate them to exert their best efforts to achieve greater levels of profitability and to extend the maturity and/or reduce the amount of existing homebuilding debt by providing rewards at the end of a multi-year period.  The 2013 LTIP is intended to incentivize achievement of specified pre-tax profit goals and specified improvements in the Company’s capital structure through refinancings of, or reductions in, homebuilding debt.

Each of the NEOs is a participant in the 2013 LTIP and their award payouts, if any, will be determined based on actual performance for the full 31-month performance period, subject to vesting requirements over an additional 24-month period, as described below.  This performance period commenced on March 11, 2013 and will end on October 31, 2015 (that is, the performance period covers a portion of fiscal 2013 and all of fiscal years 2014 and 2015). After the performance period, the awards, to the extent earned, remain subject to vesting conditions during fiscal 2016 and 2017.  The executive will not receive the full award unless the Company achieves the pre-tax profit and refinancings and/or reductions in existing homebuilding debt performance goals and the executive remains employed for the entire 55-month period.

Pre-tax profit and refinancings and/or reductions in existing homebuilding debt were chosen as the performance metrics for the 2013 LTIP to focus management on improving the operating performance of the Company while ensuring an adequate capital structure for growth.

Award payouts, if any, will be based on a specific target multiple of each participant’s base salary in effect on the date the participant was granted the award (the “grant date,” or March 11, 2013, for all NEOs).  The target number of shares was set based on the closing price of the Class A Common Stock on the grant date, regardless of whether the share price increases or decreases by the time the award is determined or distributed. In order to manage the potential dilution impact of the 2013 LTIP, the Committee required that 40% of the payout be in the form of cash.  All stock awards under the 2013 LTIP were made in the form of rights to receive shares of Class A Common Stock, except for the CEO whose award was made in the form of rights to receive shares of Class B Common Stock because the Committee took into consideration the potential benefits to the Company previously expressed by the Board of Directors of the continuity of share ownership and control of the Hovnanian family.  The following describes the target multiple of base salary and form of payout for each NEO:

	Target Multiple
	of 2013 Base Salary	Payout Method
CEO	3.00	40% cash / 60% shares
CFO	2.00	40% cash / 60% shares
COO	2.00	40% cash / 60% shares
Other NEOs	1.00	40% cash / 60% shares

Although the Committee views both the stock and cash portions of the 2013 LTIP as multi-year incentive plan awards, they are reported differently for purposes of the Summary Compensation Table under “Executive Compensation” below.  The share payout portions are reflected as “Stock Awards” in fiscal 2013 at their grant date fair value under FASB ASC Topic 718, which was based on the probable outcome as of the grant date.  Conversely, the actual amounts earned on the cash payout portions, if any, will be reflected in the Summary Compensation Table as “Non-Equity Incentive Plan Compensation” in fiscal 2015 (which coincides with the end of the performance period) even though such payment remains subject to subsequent vesting restrictions.

For purposes of the 2013 LTIP, “pre-tax profit” is defined as earnings (loss) before income tax expense as reflected on our audited financial statements, excluding the impact of any items deemed to be extraordinary items for financial reporting purposes and excluding losses from land impairments and losses from debt repurchases/debt retirement such as call premiums, above par purchase prices and related issuance costs. “Existing Homebuilding Debt” is defined as total (recourse) notes payable excluding accrued interest, as reflected on our consolidated audited balance sheet as of January 31, 2013 (the most current balance sheet at the time the 2013 LTIP was adopted), less any debt that has an equity component such as debt convertible into equity, tangible equity units and/or exchangeable notes. To qualify under the 2013 LTIP as a refinancing of “Existing Homebuilding Debt,” any such refinanced Existing Homebuilding Debt must have a minimum maturity date of five years from the date of the refinancing or be refinanced with a revolving line of credit.

The following table illustrates the percent of the target award that can be achieved at each performance level.  Awards will be interpolated on a linear basis between performance levels but will not be extrapolated above the maximum performance levels listed below.

		Refinancings of Existing Homebuilding Debt Between 3/11/2013 and 10/31/2015 and/or Reductions of Existing Homebuilding Debt Between 11/01/2013 and 10/31/2015 (in millions)

		$125 or less	$165	$205	$245	$285	$325 or more

	$200 or more	100% of target award	125% of target award	150% of target award	175% of target award	200% of target award	250% of target award

FY 2015 Pre-tax	$150	75% of target award	100% of target award	125% of target award	150% of target award	175% of target award	225% of target award

Profit (in millions)	$100	50% of target award	75% of target award	100% of target award	125% of target award	150% of target award	200% of target award

	$50 or less	0% of target award	15% of target award	30% of target award	45% of target award	60% of target award	90% of target award

As a condition of earning each portion of the award, and as a retention inducement, following the performance period, a participant must also be employed through the vesting dates outlined below (other than in cases of death, disability or qualified retirement, or in the case of Messrs. O’Connor and Valiaveedan, specified termination following a change in control of the Company).  The vesting percentages relate to the earned award value as of October 31, 2015.

1.	20% of the award will become vested on October 31, 2015 and is payable in January 2016;

2.	30% of the award will become vested on October 31, 2016 and is payable in January 2017; and

3.	50% of the award will become vested on October 31, 2017 and is payable in January 2018;

with the cash portion of the earned award value becoming vested and payable before any share portion of the earned award value becomes vested and payable.

Other Employee Benefits

The Company maintains additional employee benefits that the Committee believes enhance executive safety, efficiency and time that the executive is able to devote to Company affairs.

We do not believe that special perquisites or other personal benefits should play a major role in our executive compensation program.  However, some NEOs are provided one or more of the following items:

●	Auto allowance, including car maintenance and fuel expense;

●	Personal use of the Company’s automobiles (including driver’s compensation) and a fractional share in an aircraft;

●	Executive term life insurance;

●	Annual Executive Physical Exam Program;

●	Golf membership or country club fee reimbursement;

●	Personal income tax preparation services; and

●	Personal accounting services.

The Committee annually reviews the elements and level of executive perquisites for the NEOs.  In particular, in evaluating the appropriateness of these benefits for the CEO, the Committee takes into consideration the degree to which the CEO is required to travel to various Company locations and business functions on a daily basis.  Based on its review, the Committee has requested that the CEO use Company-provided transportation to enhance the efficient use of his time.

The Company’s contributions to the NEOs’ 401(k) plan and executive deferred compensation plan (“EDCP”) accounts were suspended on February 20, 2009. In fiscal 2012, a one-time employer non-elective contribution funded by the use of the amount of forfeitures was made to all eligible participants’ 401(k) plan accounts for the 2011 calendar year, in accordance with the terms of the 401(k) plan. Beginning with the January 11, 2013 pay period, however, the Company reinstated its 401(k) match, but at 50% of the level it matched prior to its suspension in February 2009.   The reinstated match was up to 3% of employee contributions based on tenure. The reinstatement applied to all participants in the 401(k) plan, including the NEOs. Consistent with the partial reinstatement of the 401(k) match in January 2013, the Committee approved the partial reinstatement of the EDCP contribution for the NEOs and certain other executives of the Company to provide up to 3% of earnings above the annual 401(k) limit for calendar 2013 based on tenure. Calendar year contributions will be credited in the subsequent fiscal year and reflected in the proxy statement for that year.

 Specific benefits and the incremental costs of such benefits are described in detail in the footnotes to the Summary Compensation Table. The Company does not offer any defined benefit pension plans to its employees.

5.  ACTIONS FOR FISCAL 2014

The Committee approved a 3% base salary increase, effective December 21, 2013, for each of Messrs. Sorsby, Pellerito, O’Connor and Valiaveedan, in consideration of their individual performance and in line with the Company’s ordinary course merit-based salary and cost of living increase practices. For the eighth year in a row, the Committee did not increase the CEO’s base salary.

The Committee determined that, for fiscal 2014, the Adjusted EBITDA component of the CEO, CFO and COO’s bonus formulas would change to a Pre-tax Profit (defined in the same manner as the fiscal 2013 bonus formulas) component. The Pre-tax Profit component of the bonus formulas for these NEOs is structured so that it will require a 20% improvement in Pre-tax Profit in fiscal 2014 over fiscal 2013 in order for the CEO, CFO and COO to be eligible for the same bonus amount under this component of their fiscal 2014 bonus formula as they earned under their fiscal 2013 Adjusted EBITDA bonus component. In addition, the Cash (defined in the same manner as the fiscal 2013 bonus formulas) balances component of these NEOs’ bonus formulas was modified to also take into account the available borrowing capacity under the Company’s revolving credit facility (that is, a liquidity balances measure). In recognition of the Company’s continued improvements in operating trends and to further incentivize future improvements, the Committee increased the overall maximum bonus opportunity for the CEO, CFO and COO to $2,500,000, $950,000 and $950,000, respectively. The fiscal 2014 bonus formulas for such NEOs will otherwise remain the same as their bonus formulas for fiscal 2013. The Committee determined that the fiscal 2014 bonus formulas and caps for Messrs. O’Connor and Valiaveedan will remain the same as those in fiscal 2013. In addition, the personal objectives for Messrs. O’Connor and Valiaveedan were updated to reflect key goals for fiscal 2014. Fiscal 2014 bonus awards were contingently granted and are subject to shareholder approval of the Amended and Restated Hovnanian Enterprises, Inc. Senior Executive Short-Term Incentive Plan.

Beginning with the January 10, 2014 pay period, the Company reinstated its 401(k) match at 100% of the level it matched prior to its suspension in February 2009 (see “Details of Compensation Elements – Other Employee Benefits” above).   The reinstated match is up to 6% of employee contributions based on tenure. This applied to all participants in the 401(k) plan, including the NEOs. Consistent with the full reinstatement of the 401(k) match in January 2014, the Committee approved the full reinstatement of the EDCP contribution for the NEOs and certain other executives of the Company to provide up to 6% of earnings above the annual 401(k) limit for calendar 2014 based on tenure. Calendar year contributions will be credited in the subsequent fiscal year and reflected in the proxy statement for that year.

In January 2014, we adopted a recoupment, or “clawback” policy, that applies to our executive officers, including our named executive officers. Under the policy, the Board will require, at its discretion and approval, reimbursement and/or cancellation of incentive-based compensation (including stock options awarded as compensation) awarded to an executive officer where the Board has determined that (a) the Company is required to prepare an accounting restatement due to the material noncompliance by the Company with any financial reporting requirement under the securities laws, (b) the misconduct of the executive contributed, either directly or indirectly, to the noncompliance that resulted in the obligation to restate the Company’s financial statements and (c) a lower award and/or payout thereof would have been made to the executive based upon the restated financial results, and, under the policy, the Board may recover from the executive any excess of the amount that would have been awarded based on the restated financial results. The policy applies to incentive-based compensation awarded to an executive officer during the three-year period preceding the date on which the Company is required to prepare an accounting restatement based on erroneous data.

6.  TAX DEDUCTIBILITY AND ACCOUNTING IMPLICATIONS

As a general matter, the Committee always takes into account the various tax and accounting implications of compensation. When determining amounts of equity grants to executives and employees, the Committee also examines the accounting cost associated with the grants.

The Company’s annual bonus and stock option programs are intended to allow the Company to make awards to executive officers that are deductible under Section 162(m), which provision otherwise sets limits on the tax deductibility of compensation paid to a company’s most highly compensated executive officers (with the exception of the Company’s CFO). The Committee will continue to seek ways to limit the impact of Section 162(m). However, the Committee believes that the tax deduction limitation should not compromise the Company’s ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in compensation that is not deductible for federal income tax purposes. The bonus formulas approved by the Committee for fiscal 2013 were, however, intended to be established in accordance with the requirements for deductibility as performance-based compensation under Section 162(m).

7. TIMING AND PRICING OF STOCK OPTIONS

For fiscal 2013, stock options were granted on the second Friday in June for all eligible employees, consistent with our practice of granting equity awards annually on the second Friday in June. The Company’s practice of setting “fixed” equity award grant dates is designed to avoid the possibility that the Company could grant stock awards prior to the release of material, non-public information that is likely to result in an increase in its stock price, or delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price.  Exercise prices of stock options were set at the closing price per share of the Company’s Class A Common Stock on the NYSE on the date the options were granted.

8. STOCK OWNERSHIP GUIDELINES

The Board of Directors has adopted stock ownership guidelines, which set forth recommended minimum amounts of stock ownership, directly or beneficially, for the CEO, CFO, COO and non-employee Directors.  The Corporate Governance and Nominating Committee reviews adherence to the Company’s stock ownership guidelines on an annual basis, which guidelines are incorporated into the Company’s Corporate Governance Guidelines.  The Company believes these guidelines further enhance the Company’s commitment to aligning the interests of our non-employee Directors and senior management with those of our shareholders.

Under the terms of the ownership guidelines, once the stock ownership guidelines are met, they are deemed satisfied for subsequent annual review periods, regardless of decreases in the Company’s stock price on the New York Stock Exchange.

Senior Executive Officers

The guidelines provide that the following senior executive officers of the Company are requested to achieve and maintain minimum stock ownership amounts as follows:

Chairman, President and CEO – 6 times current base salary

CFO – 3 times current base salary

COO – 3 times current base salary

The CEO, CFO and COO currently meet their respective stock ownership guidelines.

See “Non-Employee Director Compensation” for information on the stock ownership guidelines for non-employee Directors.

EXECUTIVE COMPENSATION

(1) SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for the fiscal years ended October 31, 2013, October 31, 2012, and October 31, 2011 of the chief executive officer, the chief financial officer, and the next three most highly compensated persons serving as executive officers as of October 31, 2013. These five individuals compose our named executive officers or NEOs.

Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen- sation (6)	Total (7)
Ara K. Hovnanian,	2013	$1,092,606	—	$1,966,692	$3,084,000	$2,534,152	—	$185,619	$8,863,069
President, Chief	2012	$1,092,606	—	—	$1,032,000	$949,500	—	$181,582	$3,255,688
Executive Officer	2011	$1,092,606	—	$24,125	$529,875	$949,500	—	$170,049	$2,766,155
and Chairman of the Board

J. Larry Sorsby,	2013	$600,000	—	$719,999	$616,800	$953,600	—	$49,897	$2,940,296
Executive	2012	$600,000	—	—	$206,400	$350,000	—	$50,433	$1,206,833
Vice President and	2011	$600,000	—	$4,825	$105,975	$350,000	—	$48,259	$1,109,059
Chief Financial Officer

Thomas J. Pellerito,	2013	$590,385	—	$719,999	$411,200	$890,500	—	$41,823	$2,653,907
Chief Operating	2012	$538,462	—	—	$137,600	$250,000	—	$46,406	$972,468
Officer	2011	$500,000	—	$3,217	$70,650	$250,000	—	$42,913	$866,780

Brad G. O’Connor,	2013	$317,512	—	$191,583	$102,800	$279,920	—	$16,626	$908,441
Vice President —	2012	$308,029	$50,000	—	$35,600	$93,000	—	$28,303	$514,932
Chief Accounting	2011	$284,523	—	$965	$21,195	$85,680	—	$27,401	$419,764
Officer and Corporate
Controller

David G. Valiaveedan,	2013	$297,027	—	$179,222	$77,100	$234,535	—	$16,622	$804,506
Vice President —	2012	$288,821	$50,000	—	$26,700	$72,500	—	$28,269	$466,290
Finance and Treasurer	2011	$274,361	—	$2,413	$17,663	$68,850	—	$27,357	$390,644

(1)

The “Salary” Column. The effective date of the last base salary increases for Messrs. Pellerito, O’Connor and Valiaveedan was December 22, 2012. These increases occurred after the beginning of fiscal 2013, resulting in a prorated base salary for fiscal 2013.

(2)

The “Bonus” Column. In accordance with SEC rules, the “Bonus” column discloses discretionary cash bonus awards. Discretionary bonuses of $50,000 were granted to each of Messrs. O’Connor and Valiaveedan, for their performance during fiscal 2012.  These awards recognized their significant contributions involving capital raising/restructuring activities as well as their leadership and assistance in generating positive operating trends in the latter half of fiscal 2012.  The cash portion of bonuses earned based on the NEOs meeting either financial performance-based measures or personal objectives portions of their regular bonus programs are reflected in the Summary Compensation Table as “Non-Equity Incentive Plan Compensation” and described under footnote (5) below.

(3)

The “Stock Awards” Column. This column reflects the aggregate grant date fair value of RSUs granted in fiscal 2011 (subsequently amended for Messrs. Hovnanian and Sorsby to provide for performance criteria as a condition of vesting), and the portion of the 2013 LTIP awarded in fiscal 2013 that may be paid out in shares, which were, in each case, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Footnotes 3 and 16 to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013.  The grant date fair value of the share portion of the 2013 LTIP awards is based upon the probable outcome of the performance conditions as of the grant date. The maximum values of the share portion of the 2013 LTIP would be $4,916,734, $1,799,998, $1,799,998, $478,960 and $448,054 for Messrs. Hovnanian, Sorsby, Pellerito, O’Connor and Valiaveedan, respectively.  The 2013 LTIP award levels above are subject to performance over a 31-month period (grant date through the end of fiscal 2015) and, if earned, awards are subject to vesting restrictions that extend through the end of fiscal 2017, or a total of 55 months from the grant date.

(4)

The “Option Awards” Column. Similar to the “Stock Awards” column, this column reflects the aggregate grant date fair values of stock options awarded in the fiscal year indicated and, in the case of performance-based options, at maximum performance. Amounts were computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Footnotes 3 and 16 to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013. The number of options granted in fiscal 2013 for all NEOs was the same as the number of options granted in fiscal 2012; however, fiscal 2013 option values reported in this column are significantly higher because the closing stock price on the 2013 grant date on which the Black-Scholes calculation was based was 191% higher than the closing stock price on the 2012 grant date. Fifty percent of the fiscal 2013 option awards for Messrs. Hovnanian, Sorsby and Pellerito vest in four equal annual installments, commencing on the second anniversary date of the grant, except that no portion of the award will vest unless the Committee determines that the Company achieved $100 million in pre-tax profit in at least one of fiscal 2014, fiscal 2015 or fiscal 2016, as described further below under footnote (6) to the Outstanding Equity Awards at Fiscal 2013 Year-End table. All of the fiscal 2012 option awards for Messrs. Hovnanian, Sorsby and Pellerito had exercise prices set 33 1/3% above the Company’s closing stock price on the date of grant and vest in four equal annual installments, commencing on the second anniversary date of the grant. All of the fiscal 2011 option awards for Messrs. Hovnanian and Sorsby require that, as a condition of vesting, the Company’s Adjusted EBITDA must exceed fiscal 2011 actual EBITDA for two consecutive fiscal years during the option term, with vesting not occur sooner than 25% per year beginning on the second anniversary of the grant date, as described further below under footnote (4) to the Outstanding Equity Awards at Fiscal 2013 Year-End table.

(5)

“Non-Equity Incentive Plan Compensation” Column. This column represents the cash portion of the performance-based annual bonus awards earned by the NEOs in the fiscal year indicated and the cash portion of the 2010 LTIP award earned by the NEOs in fiscal 2013. The cash portions of the fiscal 2013 annual bonus awards for Messrs. Hovnanian, Sorsby, Pellerito, O’Connor and Valiaveedan were $1,500,000, $575,000, $575,000, $191,580 and $149,350, respectively. The cash portions of the 2010 LTIP awards earned by the NEOs in fiscal 2013 for Messrs. Hovnanian, Sorsby, Pellerito, O’Connor and Valiaveedan were $1,034,152, $378,600, $315,500, $88,340 and $85,185, respectively.

(6)	“All Other Compensation” Column. This column discloses all other compensation for the fiscal year indicated, including reportable perquisites and other personal benefits.

For fiscal 2013, total perquisites and other personal benefits, and those that exceeded the greater of $25,000 or 10% of total perquisites and other personal benefits for each NEO, were as follows:

	Total Perquisites and Description		Fiscal 2013 Perquisites that Exceeded the Greater of $25,000 or 10% of Total Perquisites
Name	Total Fiscal 2013 Perquisites	Types of Perquisites (a)	Personal Use of Company’s Automobiles (b)	Personal Income Tax Preparation (c)
Ara K. Hovnanian	$176,216	(1) (2) (4) (5) (6) (7) (8)	$104,527	$28,430
J. Larry Sorsby	$40,494	(3) (4) (5)	N/A	N/A
Thomas J. Pellerito	$32,604	(3) (4) (5)	N/A	N/A
Brad G. O’Connor	$10,140	(3) (4) (5)	N/A	N/A
David G. Valiaveedan	$10,140	(3) (4) (5)	N/A	N/A

(a)

(1) Personal use of the Company’s fractional aircraft share; (2) Personal use of the Company’s automobiles; (3) Perquisites related to executives’ use of their own vehicles; (4) Company-subsidized medical premiums under grandfathered service provision and long-term disability premium; (5) Use of the Company’s Annual Executive Physical Exam Program; (6) Golf/country club membership fees; (7) Personal income tax preparation; and (8) Personal accounting services.

(b)

The incremental costs of personal use of the Company’s automobiles are calculated as the allocable share of all costs of the automobiles for the fiscal year (including depreciation and, for the CEO, the Company's driver's salary and benefits) based upon the percentage of total miles driven during the fiscal year represented by personal trips.

(c)	Reflects the Company’s reimbursement of actual tax preparation expenses incurred by Mr. Hovnanian.

In addition to the perquisites and other personal benefits listed above, the NEOs received the following other compensation in fiscal 2013:

Fiscal 2013 All Other Compensation Other Than Perquisites (Supplemental Table)

Name	Term Life Insurance Premiums	Company Contributions to the Executive’s Retirement Plan (401(k)) (a)	Company Contributions to the Executive Deferred Compensation Plan (EDCP)
Ara K. Hovnanian	$1,753	$7,650	—
J. Larry Sorsby	$1,753	$7,650	—
Thomas J. Pellerito	$1,569	$7,650	—
Brad G. O’Connor	$ 748	$5,738	—
David G. Valiaveedan	$ 893	$5,589	—

(a)

Beginning with the January 11, 2013 pay period, the Company reinstated its 401(k) match at up to 3% of the employee’s contribution, based on tenure.  This applied to all participants in the 401(k) plan, including the NEOs.

(7)

“Total” Compensation Column. This column reflects the sum of all the columns (the Salary, Bonus, Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings, and All Other Compensation columns) of the Summary Compensation Table.

Fiscal 2013 Total Compensation (Supplemental Table). The Fiscal 2013 Total Compensation (Supplemental Table) below includes the same amounts as the “Salary,” “Bonus,” “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” and “All Other Compensation” columns of the Summary Compensation Table for fiscal 2013, but values stock awards and option awards for the fiscal year differently, as explained in footnotes (a), (b) and (d) below.

The table below is intended to provide additional, supplemental compensation disclosure and not as a replacement for the Summary Compensation Table.

Fiscal 2013 Total Compensation (Supplemental Table)

Name	Fiscal 2013 Salary	Fiscal 2013 Cash Bonus	Fiscal 2013 Stock Vested (excluding LTIP) (a)	Intrinsic Value of Options Granted in Fiscal 2013 (b)	2010 LTIP Cash Realized (c)	2010 LTIP Stock Realized (d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	Fiscal 2013 All Other Compen-sation	Total of All Columns of Supplemental Table
Ara K. Hovnanian	$1,092,606	$1,500,000	$15,813	—	$1,034,152	$1,695,530	—	$185,619	$5,523,720
J. Larry Sorsby	$600,000	$575,000	$3,163	—	$378,600	$620,730	—	$49,897	$2,227,390
Thomas J. Pellerito	$590,385	$575,000	$7,608	—	$315,500	$517,274	—	$41,823	$2,047,590
Brad G. O’Connor	$317,512	$191,580	$12,541	—	$88,340	$144,837	—	$16,626	$771,436
David G. Valiaveedan	$297,027	$149,350	$15,421	—	$85,185	$139,666	—	$16,622	$703,271

(a)

"Fiscal 2013 Stock Vested (excluding LTIP)" column, for Messrs. Hovnanian and Sorsby, represents the portion of the RSU awards granted to them on June 10, 2011 that vested in fiscal 2013, at the stock price on the date of vesting. For Mr. Pellerito, the amount represents the portion of the RSU awards granted to him on June 13, 2008 and June 10, 2011 that vested in fiscal 2013, at the stock price on the date of vesting.  For Mr. O’Connor, the amount represents the portion of the RSU award granted to him on June 10, 2011 and the deferred shares award granted for service performed in fiscal year 2008 that vested in fiscal 2013, at the stock price on the date of vesting.  For Mr. Valiaveedan, the amount represents the portion of RSU awards granted to him on June 13, 2008, June 12, 2009, June 11, 2010 and June 10, 2011 and the deferred shares award granted for service performed in fiscal year 2008, that vested in fiscal 2013 at the stock price on the date of vesting.

(b)

The “Intrinsic Value of Options Granted in Fiscal 2013” column is based on the intrinsic value or degree to which the stock option was “in-the-money” for options granted in fiscal 2013 as of the grant date, instead of the grant date fair values of option awards granted in fiscal 2013, as discussed under footnote (4) above.

(c)

Reflects the cash portion of the 2010 LTIP awards that were realized in fiscal 2013 on the basis of performance through October 31, 2013 and were paid in January 2014. This amount is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table along with the cash portion of the performance-based annual bonus awards earned by the NEOs in fiscal 2013.

(d)

Reflects the stock portion of the 2010 LTIP awards that were realized in fiscal 2013 on the basis of performance through October 31, 2013 at the stock price on that date. The shares relating to the stock portion of the 2010 LTIP awards began to be distributed in January 2014, and are subject to additional vesting terms as described in the “Compensation Discussion and Analysis” section above.

(2)  GRANTS OF PLAN-BASED AWARDS IN FISCAL 2013

The following table summarizes both:

(1)        The potential equity and non-equity incentive plan awards that could have been or could be earned by each of the NEOs at the defined levels of “Threshold,” “Target” and “Maximum” based on the performance-based awards granted to the NEOs in fiscal 2013; and

(2)         All other plan-based awards, such as stock options and RSUs, granted in fiscal 2013.

Each of the following columns is described in the footnotes below the table.

Grants of Plan-Based Awards in Fiscal 2013

	Grant		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Date		Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	(5)	(6)	(7)
Ara K.		(1)	$0	$—	$1,500,000	N/A	N/A	N/A	N/A
Hovnanian	3/11/2013	(2)				0	331,093	827,733				$1,966,692
	3/11/2013	(3)	$0	$1,311,127	$3,277,818
	6/14/2013	(4)				0	300,000	300,000		300,000	$6.28	$3,084,000

J. Larry		(1)	$0	$575,000	$575,000	N/A	N/A	N/A	N/A
Sorsby	3/11/2013	(2)				0	121,212	303,030				$719,999
	3/11/2013	(3)	$0	$480,000	$1,200,000
	6/14/2013	(4)				0	60,000	60,000		60,000	$6.28	$616,800

Thomas J.		(1)	$0	$415,000	$575,000	N/A	N/A	N/A	N/A
Pellerito	3/11/2013	(2)				0	121,212	303,030				$719,999
	3/11/2013	(3)	$0	$480,000	$1,200,000
	6/14/2013	(4)				0	40,000	40,000		40,000	$6.28	$411,200

Brad G.		(1)	$63,860	$191,580	$191,580	N/A	N/A	N/A	N/A
O’Connor	3/11/2013	(2)				0	32,253	80,633				$191,583
	3/11/2013	(3)	$0	$127,720	$319,300
	6/14/2013	(4)								20,000	$6.28	$102,800

David G.		(1)	$74,675	$149,350	$149,350	N/A	N/A	N/A	N/A
Valiaveedan	3/11/2013	(2)				0	30,172	75,430				$179,222
	3/11/2013	(3)	$0	$119,480	$298,700
	6/14/2013	(4)								15,000	$6.28	$77,100

(1)

Regular Bonuses for CEO and CFO. As stated above under “Regular Bonuses” in the Compensation Discussion and Analysis, the fiscal 2013 bonus formulas for Messrs. Hovnanian and Sorsby were based on the greater of (a) the ROACE calculation method or (b) the sum of the Adjusted EBITDA and Cash Balances calculation method, except that their total bonuses could not exceed $1,500,000 and $575,000, respectively.  These NEOs would not earn any bonus under the ROACE calculation method if the ROACE percentage (as defined above under “Regular Bonuses” in the Compensation Discussion and Analysis) was zero or lower (as was the case in fiscal 2013) and would not earn any bonus under the Adjusted EBITDA calculation method if the Adjusted EBITDA calculation (as discussed above under “Regular Bonuses” in the Compensation Discussion and Analysis) was $0 or lower.  Because bonus amounts above those levels, however, would be interpolated, $0 has been disclosed at the “threshold” level for purposes of the above table for these NEOs.

For purposes of the above table presentation, bonuses earned at the “target” levels for the CEO and the CFO would be equal to the greater of (a) the ROACE calculation method assuming a “target” percentage of 15% in accordance with the respective bonus formula tables or (b) the amount that could be earned under the Adjusted EBITDA and Cash Balances calculation at the “target” level or the “mid-point” range of the respective bonus formula tables as described above under “Regular Bonuses” in the Compensation Discussion and Analysis, except that their total bonuses could not exceed $1,500,000 and $575,000 for the CEO and CFO, respectively. Based on the greater of both components of their respective “target” levels of the bonus formulas, the ROACE portion of the bonus formulas would be greater than the Adjusted EBITDA and Cash Balances portion for Mr. Sorsby. As a result, the total cash bonus payable to Mr. Sorsby at this level would be capped at $575,000.  Mr. Hovnanian’s ROACE calculation method would provide for a payment of 1.5% of Pre-tax Profit and, because Pre-tax Profit was not determinable at the time the fiscal 2013 bonus formula was established, no target amount is reflected for Mr. Hovnanian in the above table.

The maximum cash bonuses that could be earned by Messrs. Hovnanian and Sorsby for fiscal 2013 under either the ROACE calculation method or the Adjusted EBITDA and Cash Balances calculation method in total were $1,500,000 and $575,000, respectively.

Regular Bonus for COO. As described above under “Regular Bonuses” in the Compensation Discussion and Analysis, the fiscal 2013 bonus formula for Mr. Pellerito was based solely on the Adjusted EBITDA and Cash Balances calculation method, except that his bonus could not exceed $575,000.  Mr. Pellerito would not earn any bonus under the Adjusted EBITDA calculation method if the Adjusted EBITDA calculation (as discussed above under “Regular Bonuses” in the Compensation Discussion and Analysis) was $0 or lower.  Because bonus amounts above that level, however, would be interpolated, $0 has been disclosed at the “threshold” level for purposes of the above table for this NEO.

 For purposes of the above table presentation, the bonus earned at the “target” level for the COO would be the amount that could be earned under the Adjusted EBITDA and Cash Balances calculation at the “target” level of the bonus formula as described above under “Regular Bonuses” in the Compensation Discussion and Analysis. The total cash bonus payable to Mr. Pellerito at this level would be $415,000.

 The maximum cash bonus that could be earned by Mr. Pellerito for fiscal 2013 was $575,000.

Regular Bonuses for the Vice President — Chief Accounting Officer and Corporate Controller and the Vice President — Finance and Treasurer. As stated above under “Regular Bonuses” of the Compensation Discussion and Analysis, the fiscal 2013 bonus formulas for Messrs. O’Connor and Valiaveedan were based on both the ROACE calculation method and the “Meeting Personal Objectives” method, subject to a cap equal to the maximum percentages of base salary they could achieve under the personal objectives portion of their respective bonus formulas. If the Company achieved positive Pre-tax Profit in fiscal 2013, the caps were 60% and 50% of base salary, respectively. If the Company did not achieve positive Pre-tax Profit in fiscal 2013, the caps would be 30% and 25% respectively.

For purposes of the above table presentation, the “threshold” level is defined as when the ROACE percentage and Pre-tax Profit are at or below zero and the “threshold” achievement of the personal objectives established for Messrs. O’Connor and Valiaveedan at the beginning of the fiscal year (as described above in the Compensation Discussion and Analysis under “Regular Bonuses”) is achieved. Based on the “threshold” level, these NEOs would not have earned a bonus payout for fiscal 2013 based on the ROACE percentage, but, based upon the “threshold” achievement of their personal objectives, Messrs. O’Connor and Valiaveedan would have earned bonus payouts of 20% and 30% of their base salary, respectively.  However, because Mr. Valiaveedan’s bonus payout would exceed the cap of 25% of his base salary, his award would be capped. As a result, for fiscal 2013, Messrs. O’Connor and Valiaveedan at “threshold” would have earned total cash bonuses of $63,860 and $74,675, respectively.

For purposes of the above table presentation, the “target” level assumes the Company’s ROACE percentage is at 15%, the Company achieves positive Pre-tax Profit and the “target” or a “substantial” percentage of the personal objectives established for Messrs. O’Connor and Valiaveedan at the beginning of the fiscal year is achieved. Since the payouts based on their respective “target” levels would exceed the maximum percentages of base salary they could achieve under the personal objectives portion of their respective bonus formulas, the bonuses for Messrs. O’Connor and Valiaveedan at this level would be capped. The applicable caps of 60% and 50% of base salary for Messrs. O’Connor and Valiaveedan, respectively, would result in bonuses of $191,580 and $149,350, respectively.

For purposes of this table presentation, the “maximum” level is defined as when the Company achieves Pre-tax Profit and when the maximum award earned under the ROACE calculation method and the maximum award if all or an “outstanding” percentage of the personal objectives established for Messrs. O’Connor and Valiaveedan at the beginning of the fiscal year are achieved. The maximum bonus payable under the ROACE calculation is capped at a 20% ROACE level for Messrs. O’Connor and Valiaveedan. Since the payouts based on the maximum level would exceed the maximum percentages of base salary they could achieve under the personal objectives portion of their respective bonus formulas, the bonuses for Messrs. O’Connor and Valiaveedan would be capped. The applicable caps of 60% and 50% of base salary for Messrs. O’Connor and Valiaveedan, respectively, would result in bonuses of $191,580 and $149,350, respectively.

(2)

2013 LTIP Stock Awards. Represents the share portion of each NEO’s 2013 LTIP award. Mr. Hovnanian’s share award was granted in the form of rights to receive shares of Class B Common Stock and the share portions of the 2013 LTIP awards for the remaining NEOs were granted in the form of rights to receive shares of Class A Common Stock. As a multi-year plan, the Committee considered the annualized target value of cash and share portions of the 2013 LTIP awards of $1,268,997, $464,576, $464,576, $123,616 and $115,641 for Messrs. Hovnanian, Sorsby, Pellerito, O’Connor and Valiaveedan, respectively, in making its grants.

          For purposes of the above table presentation, the “threshold” level is defined as when pre-tax profit is $50 million or less and refinancings of or reductions in existing homebuilding debt are less than $125 million. Because payout levels above that level, however, would be interpolated, 0 shares has been disclosed at the “threshold” level for purposes of the above table. The “target” level is defined as when pre-tax profit is $100 million and refinancings of or reductions in existing homebuilding debt are $205 million. The “maximum” level is defined as when pre-tax profit is $200 million or greater and refinancings of or reductions in existing homebuilding debt are $325 million or greater. The maximum values of the share portion of the 2013 LTIP awards were $4,916,734, $1,799,998, $1,799,998, $478,960 and $448,054 for Messrs. Hovnanian, Sorsby, Pellerito, O’Connor and Valiaveedan, respectively. The grant date fair value of the share portion of the 2013 LTIP awards is determined under FASB ASC Topic 718 on the basis of the expected outcome as of the grant date.

          As a condition of earning each portion of the 2013 LTIP award, except in the case of death, disability or qualified retirement (as defined below), the NEO must be employed through the vesting dates. In the event of death prior to the end of the performance period, the NEO’s beneficiary would be eligible for a pro rata award in January 2016 based on results for the full performance period and the number full months of service during the performance period. In the event of death following the end of the performance period, the NEO’s beneficiary would be eligible to receive any unpaid, earned portion of the award. In the event of termination due to disability prior to the end of the performance period, the NEO would be eligible to receive a pro rata award on the scheduled payout dates based on results for the full performance period and the number full months of service during the performance period. In the event of termination due to disability following the end of the performance period, the NEO would be eligible to receive any unpaid, earned portions of the award on the scheduled payout dates as if there was no termination of employment. In the event of a qualified retirement following the end of the performance period, the NEO would be eligible to receive any unpaid, earned portions of the award on the scheduled payout dates as if there was no termination of employment. "Retirement" means termination of employment on or after age 60, or on or after age 58 with at least 15 years of "Service" to the Company and its subsidiaries immediately preceding such termination of employment. For this purpose, "Service" means the period of employment immediately preceding Retirement, plus any prior periods of employment with the Company and its subsidiaries of one or more years' duration, unless they were succeeded by a period of non-employment with the Company and its subsidiaries of more than three years' duration.

(3)

2013 LTIP Cash Awards. Represents the cash portion of each NEO’s 2013 LTIP award. As a multi-year plan, the Committee considered the annualized target value of cash and share portions of the 2013 LTIP awards of: $1,268,997, $464,576, $464,576, $123,616 and $115,641 for Messrs. Hovnanian, Sorsby, Pellerito, O’Connor and Valiaveedan, respectively, in making its grants.

For purposes of the above table presentation, the “threshold” level is defined as when pre-tax profit is $50 million or less and refinancings of or reductions in existing homebuilding debt are less than $125 million. Because payout levels above that level, however, would be interpolated, $0 has been disclosed at the “threshold” level for purposes of the above table. The “target” level is defined as when pre-tax profit is $100 million and refinancings of or reductions in existing homebuilding debt are $205 million. The “maximum” level is defined as when pre-tax profit is $200 million or greater and refinancings of or reductions in existing homebuilding debt are $325 million or greater.

For the other conditions to earning each portion of the 2013 LTIP awards, see footnote (2) above.

(4)

Stock Option Awards. These rows represent the number of stock options granted to each NEO in fiscal 2013. For the CEO, CFO and COO, 50% of the fiscal 2013 stock option awards were granted in the form of performance-based options. These performance-based options generally vest in four equal annual installments, commencing on the second anniversary of the grant date, except that no portion of the award will vest unless the Committee determines that the Company achieved $100 million in pre-tax profit in at least one of fiscal 2014, fiscal 2015 or fiscal 2016. Mr. Hovnanian’s stock option award was granted in the form of options to purchase shares of Class B Common Stock and the stock option awards for the other NEOs were granted in the form of options to purchase shares of Class A Common Stock.

(5)

“All Other Option Awards: Number of Securities Underlying Options” Column. This column discloses the number of stock options (not tied to any financial or personal objectives performance measure) awarded to an NEO in fiscal 2013.  These stock options generally vest in four equal installments, commencing on the second anniversary of the grant date.

(6)	“Exercise or Base Price of Option Awards” Column. The option exercise price is the closing price per share of the Company’s Class A Common Stock on the NYSE on the day of the option grant.

(7)

“Grant Date Fair Value of Stock and Option Awards” Column. The grant date fair value of the stock option grants was computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Footnotes 3 and 16 to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013. The value for options was calculated based on the Black-Scholes option pricing model in which the option fair value as of the grant date (June 14, 2013) was determined to be $5.14.

(3) OUTSTANDING EQUITY AWARDS AT FISCAL 2013 YEAR-END

The following table shows all unexercised stock options, unvested deferred shares, and unvested restricted stock units held at the end of fiscal 2013 by the NEOs.

Outstanding Equity Awards at Fiscal 2013 Year-End

		OPTION AWARDS								STOCK AWARDS
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options # Exercisable		Number of Securities Underlying Unexercised Options # Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options #		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)		Market Value of Shares or Units of Stock that have not vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares or other Rights that have not vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or other Rights that have not vested ($)
Ara Hovnanian	06/13/08	375,000		—		—		$6.46	06/12/18	—		—		—		—
	06/12/09	562,500	(2)	187,500	(2)	—		$2.55	06/11/19	—		—		—		—
	06/11/10	187,500		187,500		—		$4.73	06/10/20	539,462	(3)	$2,729,678	(3)	—		—
	06/10/11	84,375	(4)	253,125		—		$1.93	06/09/21	9,375	(4)	$47,438		—		—
	06/08/12	—		600,000		—		$2.88	06/07/22	—		—		—		—
	03/11/13	—		—		—		—	—	—		—		0	(5)	$0	(5)
	06/14/13	—		300,000		300,000	(6)	$6.28	06/13/23	—		—		—		—

J. Larry Sorsby	06/13/08	75,000		—		—		$6.46	06/12/18	—		—		—		—
	06/12/09	150,000	(2)	—		—		$2.55	06/11/19	—		—		—		—
	06/11/10	75,000		—		—		$4.73	06/10/20	—	(3)	—	(3)	—		—
	06/10/11	67,500	(4)	—		—		$1.93	06/09/21	1,875	(4)	$9,488		—		—
	06/08/12	120,000		—		—		$2.88	06/07/22	—		—		—		—
	03/11/13	—		—		—		—	—	—		—		0	(5)	$0	(5)
	06/14/13	60,000		—		60,000	(6)	$6.28	06/13/23	—		—		—		—

Thomas J. Pellerito	06/13/08	10,000		—		—		$6.46	06/12/18	—		—		—		—
	06/12/09	35,000		—		—		$2.55	06/11/19	—		—		—		—
	06/11/10	50,000		—		—		$4.73	06/10/20	—	(3)	—	(3)	—		—
	06/10/11	45,000		—		—		$1.93	06/09/21	—		—		—		—
	06/08/12	80,000		—		—		$2.88	06/07/22	—		—		—		—
	03/11/13	—		—		—		—	—	—		—		0	(5)	$0	(5)
	06/14/13	40,000		—		40,000	(6)	$6.28	06/13/23	—		—		—		—

Brad G. O’Connor	06/13/08	15,000		—		—		$6.46	06/12/18	—		—		—		—
	06/12/09	18,750		6,250		—		$2.55	06/11/19	—		—		—		—
	06/11/10	7,500		7,500		—		$4.73	06/10/20	46,082	(3)	$233,175	(3)	—		—
	06/10/11	3,375		10,125		—		$1.93	06/09/21	375		$1,898		—		—
	06/08/12	—		20,000		—		$2.16	06/07/22	—		—		—		—
	03/11/13	—		—		—		—	—	—		—		0	(5)	$0	(5)
	06/14/13	—		20,000		—		$6.28	06/13/23	—		—

David G. Valiaveedan	06/13/08	7,500		—		—		$6.46	06/12/18	—		—		—		—
	06/12/09	9,846		3,279		—		$2.55	06/11/19	363		$1,837		—		—
	06/11/10	5,626		5,624		—		$4.73	06/10/20	45,060	(3)	$228,004	(3)	—		—
	06/10/11	2,813		8,437		—		$1.93	06/09/21	937		$4,741		—		—
	06/08/12	—		15,000		—		$2.16	06/07/22	—		—		—		—
	03/11/13	—		—		—		—	—	—		—		0	(5)	$0	(5)
	06/14/13	—		15,000		—		$6.28	06/13/23	—		—		—		—

(1)

The options represented in the table (except as discussed in footnotes (2), (4) and (6) below) vest 25% per year beginning on the second anniversary of the date of grant. In each case, upon termination due to death, disability or qualified retirement, the options, to the extent not previously vested and exercised, would become fully vested and exercisable, subject, in the case of the 2013 grants, to meeting the performance conditions discussed in footnote (6) below. The RSU awards represented in the table (except as discussed in footnote (4) below) vest 25% per year beginning on the second anniversary of the date of grant. In each case, upon termination due to death, disability or qualified retirement, but only if such retirement occurs on or after the first anniversary of the date of the grant, the RSUs, to the extent not previously vested and distributed, would become fully vested and distributable. Currently, Messrs. Sorsby and Pellerito are the only NEOs who are retirement eligible and qualify for accelerated vesting on the basis of retirement. Therefore, all of these NEOs’ outstanding options for which the performance conditions, if any, have been met have been treated as immediately vested, and Mr. Pellerito’s RSUs are treated as vested on the first anniversary of the grant date, for purposes of this table. In connection with the amendments to their options and RSUs awarded in fiscal 2011 described under footnote (4) below, Messrs. Hovnanian and Sorsby agreed to eliminate accelerated vesting of such RSUs on the basis of qualified retirement.  In addition, following fiscal 2011 year-end, the Company entered into change in control severance agreements with Messrs. O’Connor and Valiaveedan pursuant to which their unvested options would become fully vested and exercisable if they are terminated under specified conditions following a change in control of the Company.  All stock option and RSU grants were made in the form of Class A Common Stock except for the CEO, whose grants were made in the form of Class B Common Stock.

(2)

Included in these numbers are 375,000 and 75,000 performance-based options for Mr. Hovnanian and Mr. Sorsby, respectively (50% of the options reflected in each column).  These performance-based options follow the same vesting schedule as standard stock options, except that the Committee must determine that (a) the Company’s EBITDA for fiscal 2009 was at least $200 million greater than the Company’s EBITDA for fiscal 2008 and (b) the Company’s EBITDA for fiscal 2010 was at least $300 million greater than the Company’s EBITDA for fiscal 2008. For this purpose, “EBITDA” was defined as the Company’s consolidated earnings before interest expense, income taxes, depreciation and amortization (but including inventory impairment loss and land option write-offs and gain on extinguishment of debt), determined in a manner consistent with the Company’s ordinary course practices for quarterly press release financial reporting purposes. At the end of fiscal 2009, the Committee determined that the first performance hurdle was achieved since the Company’s EBITDA for fiscal 2009 was at least $200 million greater than in fiscal 2008.  At the end of fiscal 2010, the Committee determined that the second performance hurdle was achieved since the Company’s EBITDA for fiscal 2010 was at least $300 million greater than in fiscal 2008.

(3)

Represents the number and value of shares underlying the share portion of the 2010 LTIP awards granted on June 11, 2010 based on actual results that are still subject to future vesting and reflecting the fact that Messrs. Sorsby and Pellerito are “retirement eligible” and qualify for accelerated vesting on the basis of retirement.

(4)

In February 2012, these awards were amended to require that, as a condition of vesting, the Company’s Adjusted EBITDA must exceed “fiscal 2011 actual EBITDA” for two consecutive fiscal years, in the case of options, during the option term and, in the case of RSUs, prior to the tenth anniversary of the grant date.  Regardless of when the performance criteria are met, vesting will not occur sooner than 25% per year beginning on the second anniversary of the grant date.  For this purpose, “fiscal 2011 actual EBITDA” is the amount from our consolidated financial statements for the year ended October 31, 2011.  Adjusted EBITDA will be based on EBITDA from the consolidated financial statements for the applicable fiscal year-end, excluding inventory impairment losses and land option write-offs and gains or losses on extinguishment of debt.  At the end of both fiscal 2012 and fiscal 2013, the Committee determined that the Company’s Adjusted EBITDA exceeded fiscal 2011 actual EBITDA and that the performance criteria of “two consecutive fiscal years” had been met.

(5)

Represents the number and value of the shares underlying the share portion of the 2013 LTIP awards granted on March 11, 2013.  Because no progress was made toward the 2013 LTIP goals through the end of fiscal 2013, the number and value of shares underlying the awards are reflected in the table at “threshold”, which is zero.

(6)

In fiscal 2013, the Committee determined that 50% of the stock options granted in June 2013 to the CEO, CFO and COO would be subject to performance conditions. These performance-based options vest in four equal annual installments, commencing on the second anniversary date of the grant, except that no portion of the award will vest unless the Committee determines that the Company achieved $100 million in pre-tax profit in at least one of fiscal 2014, fiscal 2015 or fiscal 2016. For this purpose, “pre-tax profit” is defined as earnings (losses) before income tax expense as reflected on our audited financial statements, excluding the impact of any items deemed by the Committee to be extraordinary items (for example, losses from land impairments and losses from debt repurchases/debt retirement such as call premiums, above par purchase prices and related issuance costs or gains from debt repurchases).

The following table shows the total value of all unexercised stock options (exercisable and unexercisable) that each of the NEOs held at the end of fiscal 2013:

Value of Outstanding Option Awards at Fiscal 2013 Year-End (Supplemental Table)

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Value of Unexercised In The Money Options Exercisable ($) (a)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Value of Unexercised In The Money Options Unexercisable ($) (a)
Ara Hovnanian	06/13/08	375,000	$0	—	—
	06/12/09	562,500	$1,411,875	187,500	$470,625
	06/11/10	187,500	$61,875	187,500	$61,875
	06/10/11	84,375	$264,094	253,125	$792,281
	06/08/12	—	—	600,000	$1,308,000
	06/14/13	—	—	600,000	$0

J. Larry Sorsby	06/13/08	75,000	$0	—	—
	06/12/09	150,000	$376,500	—	—
	06/11/10	75,000	$24,750	—	—
	06/10/11	67,500	$211,275	—	—
	06/08/12	120,000	$261,600	—	—
	06/14/13	60,000	$0	60,000	$0

Thomas J. Pellerito	06/13/08	10,000	$0	—	—
	06/12/09	35,000	$87,850	—	—
	06/11/10	50,000	$16,500	—	—
	06/10/11	45,000	$140,850	—	—
	06/08/12	80,000	$174,400	—	—
	06/14/13	40,000	$0	40,000	$0

Brad G. O’Connor	06/13/08	15,000	$0	—	—
	06/12/09	18,750	$47,063	6,250	$15,688
	06/11/10	7,500	$2,475	7,500	$2,475
	06/10/11	3,375	$10,564	10,125	$31,691
	06/08/12	—	—	20,000	$58,000
	06/14/13	—	—	20,000	$0

David G. Valiaveedan	06/13/08	7,500	$0	—	—
	06/12/09	9,846	$24,713	3,279	$8,230
	06/11/10	5,626	$1,857	5,624	$1,856
	06/10/11	2,813	$8,805	8,437	$26,408
	06/08/12	—	—	15,000	$43,500
	06/14/13	—	—	15,000	$0

(a)	Based on the difference between the closing market price of the Company’s Class A Common Stock on the NYSE at October 31, 2013 and the exercise price of the options.

(4) OPTION EXERCISES AND STOCK VESTED IN FISCAL 2013

The following table discloses information with respect to stock options exercised by the NEOs in fiscal 2013 and stock awards held by them that vested in fiscal 2013:

Option Exercises and Stock Vested in Fiscal 2013

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)(6)
Ara K. Hovnanian	—	—	338,210	$1,711,343	(1)
J. Larry Sorsby	—	—	320,794	$1,623,218	(2)
Thomas J. Pellerito	—	—	266,807	$1,350,043	(3)
Brad G. O’Connor	—	—	31,370	$157,378	(4)
David G. Valiaveedan	—	—	30,643	$155,087	(5)

(1)	Represents 335,085 shares from the 2010 LTIP award and 3,125 shares from June 10, 2011 RSU grant that vested during fiscal 2013.

(2)

Represents 320,169 shares from the 2010 LTIP award that were all considered vested in fiscal 2013 due to Mr. Sorsby’s “retirement eligibility.” 122,674 of these shares were distributed in January 2014 and the remaining 197,495 shares are reflected in the Nonqualified Deferred Compensation Table. Also represents 625 shares from June 10, 2011 RSU grant that vested during fiscal 2013.

(3)

Represents 266,807 shares from the 2010 LTIP award that were all considered vested in fiscal 2013 due to Mr. Pellerito’s “retirement eligibility.” 102,228 of these shares were distributed in January 2014 and the remaining 164,579 shares are reflected in the Nonqualified Deferred Compensation Table.

(4)

Represents (a) 28,624 shares from the 2010 LTIP award; (b) 125 shares from June 10, 2011 RSU grant; and (c) 2,621 shares from the deferred shares award granted for service performed in fiscal year 2008 that vested during fiscal 2013.

(5)

Represents: (a) 27,602 shares from the 2010 LTIP award; (b) 206, 365, 313 and 313 shares from June 13, 2008, June 12, 2009, June 11, 2010 and June 10, 2011 RSU grants, respectively; and (c) 1,844 shares from the deferred shares award granted for service performed in fiscal year 2008 that vested during fiscal 2013.

(6)	Based on the closing price of the Company’s Class A Common Stock on the NYSE on the vesting date.

(5) NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2013

The following table provides a summary of the NEOs’ participation in the Company’s nonqualified executive deferred compensation plan (EDCP) during fiscal 2013.  No deferrals under the EDCP were permitted in fiscal 2013, and Messrs. O’Connor and Valiaveedan were not eligible to participate in the EDCP prior to fiscal 2014.  The table provides (1) for Mr. Pellerito, information regarding RSUs that were considered to have vested in a prior fiscal year due to his “retirement eligibility” because of age and/or years of service, but upon which the underlying shares of Class A Common Stock have not yet been delivered, and (2) for Messrs. Sorsby and Pellerito, information regarding the stock portion of their 2010 LTIP awards that were considered to have vested in fiscal 2013 due to their “retirement eligibility” because of age and/or years of service, but upon which the underlying shares of Class A Common Stock have not yet been delivered.

Nonqualified Deferred Compensation for Fiscal 2013

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year (2)	Aggregate Withdrawals/ Distributions (3)	Aggregate Balance at Last Fiscal Year (4)
Ara K. Hovnanian	—	—	$259,723	—	$1,729,209
J. Larry Sorsby	—	—	$146,226	—	$973,554
	—	$999,325	—	—	$999,325
Thomas J. Pellerito	—	—	—	—	—
	—	$832,770	$3,192	$7,608	$839,095
Brad G. O’Connor	—	—	—	—	—
David G. Valiaveedan	—	—	—	—	—

(1)

“Registrant Contributions in Last Fiscal Year” Column. This column represents the market value of the share portion of the 2010 LTIP awards for these NEOs that are deemed vested due to retirement eligibility but which will not be delivered until future years, based upon the closing market price of the Company’s Class A Common Stock on the NYSE as of October 31, 2013, the last day of the performance period of the 2010 LTIP. Of the amounts in this column, $592,173 and $493,477 were previously reported in the Summary Compensation Table for Messrs. Sorsby and Pellerito, respectively, and represent the FASB ASC Topic 718 grant date fair value assuming the probable outcome of the performance conditions.

(2)

“Aggregate Earnings in Last Fiscal Year” Column. This column represents the unrealized earnings/(losses) of the EDCP’s total account balance. For Mr. Pellerito, the second row under his name represents earnings on the undelivered portions of the shares of Class A Common Stock underlying his RSUs that had been considered vested in prior fiscal years, which earnings have been “realized” only to the extent of the shares delivered during fiscal 2013. No such earnings are considered above-market or preferential and, accordingly, are not included in the Summary Compensation Table.

(3)

“Aggregate Withdrawals/Distribution” Column. This column represents the payouts or distributions to the NEOs of vested amounts of deferred compensation pursuant to their elections. For Mr. Pellerito, the second row under his name represents the value “realized” upon the delivery of the fourth 25% of the shares of Class A Common Stock underlying his RSUs that had been considered vested in fiscal 2009 and the first 25% of the shares of Class A Common Stock underlying his RSUs that had been considered vested in fiscal 2012, based upon the closing market price of the Company’s Class A Common Stock on the NYSE on the date of delivery.

(4)

“Aggregate Balance at Last Fiscal Year” Column.  For Mr. Hovnanian and the first row under Mr. Sorsby’s name, this column represents the net balance of their EDCP Deferred Share Deferral accounts based on the value of 341,741 and 192,402 deferred shares, respectively, as of October 31, 2013.  Such totals have been previously reported in the Summary Compensation Table and, due to the decrease in value, were previously reported as $12,144,650 and $2,439,784 for Messrs. Hovnanian and Sorsby, respectively, as the employee’s compensation.  For the second row under Messrs. Sorsby and Pellerito’s names, this column represents the market value of the share portion of their 2010 LTIP awards that are deemed vested due to retirement eligibility but which will not be delivered until future years, based upon the closing market price of the Company’s Class A Common Stock on the NYSE as of October 31, 2013. The grant date fair value of the 2010 LTIP awards were $592,173 and $493,477 for Messrs. Sorsby and Pellerito, respectively, based upon the probable outcome of the performance conditions on the grant date and was included in the Summary Compensation Table in fiscal 2010.  For Mr. Pellerito, the second row under his name also represents the market value of the undelivered shares of Class A Common Stock underlying his 1,250 RSUs granted in fiscal 2011 that were considered vested in fiscal 2013, based upon the closing market price of the Company’s Class A Common Stock on the NYSE as of October 31, 2013. The grant date fair value of the 1,250 RSUs granted to Mr. Pellerito that were considered vested in fiscal 2013 was $2,413, which amount was reported in the Summary Compensation Table in fiscal 2011.

Narrative to the Nonqualified Deferred Compensation for Fiscal 2013 Table

The EDCP’s total account balance is equal to the “Deferred Share Deferral Account” balance. The “Deferred Share Deferral Account” balance includes the value of vested stock awarded under any Company stock incentive plan for which shares may have been deferred under the EDCP. Upon a termination of employment before retirement, EDCP account balances generally are paid in a lump sum during the 60-day period immediately following the last day of the calendar quarter of termination. Upon a termination of employment due to retirement, EDCP account balances for Messrs. Hovnanian and Sorsby will be paid in a lump sum no earlier than six months after the date of retirement or in installments over 2 to 15 years.  In the event of Mr. Sorsby’s or Mr. Pellerito’s termination of employment for any reason, including death, disability or qualified retirement, all undelivered shares of Class A Common Stock underlying their 2010 LTIP awards and, in the case of Mr. Pellerito, his RSUs, that have been considered vested will be delivered in accordance with the terms of these awards.  See footnote (4) to the “Nonqualified Deferred Compensation for Fiscal 2013” table above.

(6) POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE

The following table summarizes payments and benefits that would be payable to each of the NEOs in the event of their termination of employment or upon the occurrence of a change-in-control (“triggering event”). For purposes of this table, the effective date of termination is assumed to be October 31, 2013, the last business day of fiscal 2013. The table does not include any payments that are described in the “Nonqualified Deferred Compensation for Fiscal 2013” table above.

Potential Payments Upon Termination Or Change-In-Control Table

Named Executive Officer	Voluntary Termination		Involuntary Termination			Change in Control
Form of Compensation	With or Without Good Reason	Qualified Retirement	Without Cause	With Cause	Death or Disability	Without Termination	With Involuntary Termination Other Than for Cause or Termination with Good Reason
Ara K. Hovnanian
Accelerated vesting of annual bonus awards (1)	—	—	—	—	$1,500,000	—	—
Accelerated vesting of equity awards (2)	—	—	—	—	$2,680,219	—	—
Accelerated vesting of LTIP awards (3)	—	—	—	—	$2,729,678	—	—
Contractual disability/death payment (4)	—	—	—	—	$10,000,000	—	—
Cash severance payment	—	—	—	—	—	—	—
Accrued and unpaid vacation (6)	—	—	—	—	—	—	—
Total	—	—	—	—	$16,909,897	—	—

J. Larry Sorsby
Accelerated vesting of annual bonus awards (1)	$575,000	$575,000	—	—	$575,000	—	—
Accelerated vesting of equity awards (2)	—	—	—	—	$9,488	—	—
Accelerated vesting of LTIP awards (3)	—	—	—	—	—	—	—
Contractual disability/death payment	—	—	—	—	—	—	—
Cash severance payment	—	—	—	—	—	—	—
Accrued and unpaid vacation (6)	$95,877	$95,877	$95,877	$95,877	$95,877	—	$95,877
Total	$670,877	$670,877	$95,877	$95,877	$680,365	—	$95,877

Thomas J. Pellerito
Accelerated vesting of annual bonus awards (1)	$575,000	$575,000	—	—	$575,000	—	—
Accelerated vesting of equity awards (2)	—	—	—	—	—	—	—
Accelerated vesting of LTIP awards (3)	—	—	—	—	—	—	—
Contractual disability/death payment	—	—	—	—	—	—	—
Cash severance payment	—	—	—	—	—	—	—
Accrued and unpaid vacation (6)	$37,933	$37,933	$37,933	$37,933	$37,933	—	$37,933
Total	$612,933	$612,933	$37,933	$37,933	$612,933	—	$37,933

Brad G. O’Connor
Accelerated vesting of annual bonus awards (1)	—	—	—	—	$191,580	—	—
Accelerated vesting of equity awards (2) (5)	—	—	—	—	$109,751	—	$109,751
Accelerated vesting of LTIP awards (3) (5)	—	—	—	—	$233,175	—	$233,175
Contractual disability/death payment	—	—	—	—	—	—	—
Cash severance payment (5)	—	—	—	—	—	—	$442,720
Accrued and unpaid vacation (6)	$14,583	$14,583	$14,583	$14,583	$14,583	—	$14,583
Total	$14,583	$14,583	$14,583	$14,583	$549,089	—	$800,229

David G. Valiaveedan
Accelerated vesting of annual bonus awards (1)	—	—	—	—	$149,350	—	—
Accelerated vesting of equity awards (2) (5)	—	—	—	—	$89,729	—	$89,729
Accelerated vesting of LTIP awards (3) (5)	—	—	—	—	$224,846	—	$224,846
Contractual disability/death payment	—	—	—	—	—	—	—
Cash severance payment (5)	—	—	—	—	—	—	$395,600
Accrued and unpaid vacation (6)	$17,089	$17,089	$17,089	$17,089	$17,089	—	$17,089
Total	$17,089	$17,089	$17,089	$17,089	$481,014	—	$727,264

For purposes of this table presentation, consideration of the forms of compensation or additional payments or benefits to an NEO in the event of a triggering event includes:

(1)

Accelerated vesting of annual bonus awards. According to the Company’s bonus program’s policies and procedures, the fiscal 2013 performance-based bonus award is considered earned only if an NEO is on the payroll and employed by the Company on the date that it is scheduled to be paid. However, if an NEO’s termination were due to retirement on or after age 58, a reduction in force, position elimination, death or disability, the NEO would be eligible for a prorated payment through his termination date, less any amounts previously paid. The values in the table represent 100% of the NEOs’ fiscal 2013 bonuses that were payable no later than January 15, 2014. Because Messrs. Sorsby and Pellerito have reached age 58, any voluntary termination of their employment would be considered a qualified retirement. Bonus amounts payable with respect of fiscal 2013 are reflected in the Summary Compensation Table.

(2)

Accelerated vesting of equity awards. Under circumstances other than death, disability or qualified retirement, any unvested stock options and RSUs are cancelled in accordance with the Company’s stock option and RSU agreements.  Both Mr. Sorsby and Mr. Pellerito are “retirement eligible” under their stock option agreements and all of their outstanding stock options for which the performance conditions, if any, have been met are already considered vested. In addition, Mr. Pellerito is “retirement eligible” under his RSU agreement and all of his outstanding RSUs are already considered vested. In February 2012, when Mr. Sorsby’s RSU award granted on June 10, 2011 was amended to include performance conditions, Mr. Sorsby forfeited his right to accelerated vesting upon retirement. The amounts in this table are calculated at the closing market price of the Company’s stock on October 31, 2013 ($5.06).

(3)

Accelerated vesting of LTIP awards. Except in the case of death, disability or qualified retirement, 2010 LTIP participants who terminate prior to the date of vesting forfeit their unvested 2010 LTIP awards.  Therefore, no amounts are shown under “Voluntary Termination.” Similarly, no amounts are shown under “Involuntary Termination” except in the case of death or disability.  In the case of death following the end of the performance period, the participant is eligible to receive the unpaid portion within 75 days. In the case of disability or qualified retirement, the participant is eligible to receive the unpaid portion in accordance with the following schedule: (1) 50% of the award became vested on October 31, 2013 and payable in January 2014, (2) 30% of the award will become vested on October 31, 2014 and payable in January 2015 and (3) 20% of the award will become vested on October 31, 2015 and payable in January 2016.  The values in the “Death or Disability” column represent the unvested portion (50%) of the NEOs’ LTIP award based on actual results and, for the stock portion, based on the closing market price of the Company’s stock on October 31, 2013 ($5.06). Both Mr. Sorsby and Mr. Pellerito are “retirement eligible” under their 2010 LTIP agreements and all of their outstanding LTIP awards are already considered vested. No amounts have yet been earned under the 2013 LTIP.

(4)

Contractual Disability and Death Payment. The Company has an agreement with Mr. Hovnanian which provides that in the event of his disability or death during his employment with the Company he (or his designated beneficiary, estate or legal representative) will be entitled to receive a lump sum payment of $10 million.

(5)

Change in Control. Following the end of fiscal 2011, the Company entered into change in control agreements with Messrs. O’Connor and Valiaveedan.  Such agreements provide that if, within two years of the occurrence of a change in control, the NEO is involuntarily terminated other than for cause or the NEO terminates for good reason (a material reduction in duties, title or responsibilities or any reduction in base salary), the NEO, upon execution of the Company’s standard release, would receive a lump sum cash payment equal to one year’s annual base salary plus the average of the last three year’s bonuses and become 100% vested in all outstanding stock options, RSUs and deferred shares granted prior to the change in control, to the extent not previously vested.  In addition, if the change in control occurs following the end of the LTIP performance period (October 31, 2013), the unpaid cash and stock portions of the LTIP award will continue to be paid to the NEO on the scheduled payout dates.  The amounts in the table reflect the additional payments that Messrs. O’Connor and Valiaveedan would have received had a change in control occurred and Messrs. O’Connor’s and Valiaveedan’s employment were terminated involuntarily other than for cause or for good reason on the last business day of the fiscal year.  Neither of these agreements provide for excise tax gross-ups.

(6)	Accrued and Unpaid Vacation. Represents accrued but unpaid vacation payable upon termination for any reason. Mr. Hovnanian does not accrue vacation.

For purposes of this table, the following programs were also considered.

●	Base salary continuation plan payments. The Company does not maintain such plans.

●	Contractual disability/death payments. Only Mr. Hovnanian has this arrangement, which is described under footnote (4) above.

●

Other perquisites and benefits. Except as noted above, there are no existing severance arrangements or policies which would extend perquisites or other benefits to the NEOs upon a triggering event that would not otherwise be also available to any employee of the Company.

NON-EMPLOYEE DIRECTOR COMPENSATION

The Committee annually reviews the compensation program for Directors who are not employees of the Company and makes recommendations to the Board of Directors for their approval. The Committee has periodically engaged a consultant to conduct independent, comprehensive reviews of non-employee Director compensation, including a review of Director compensation for the Peer Group.  After consideration of the compensation philosophy, the historical and marketplace compensation values and practices for Director compensation, as well as the anticipated Director time commitments and value added activities for fiscal 2013, the Committee recommended, and the Board of Directors approved, the continuation for fiscal 2013 of the annual retainers and meeting fees at the same levels as fiscal 2012.  These retainer and meeting fee levels have remain unchanged since fiscal 2005.

Prior to fiscal 2012, non-employee Directors generally received an annual grant consisting of a fixed number of 15,000 stock options with an additional 6,000 stock options for each committee on which a Director served.  In fiscal 2011, however, due to the limited share reserves under the 2008 Plan, non-employee Directors received an annual grant consisting of a fixed number of 13,500 stock options and 500 RSUs with an additional 5,400 stock options and 200 RSUs for each committee on which a Director served.  In May 2012, the Committee reviewed and determined the level of annual and committee equity grants.  The Committee considered the grant date fair value of equity grants in comparison with historical grant values, information on general industry and Peer Group director compensation levels and practices, including a comprehensive review of non-employee Director compensation for the Peer Group prepared by the Company’s compensation department, and the added value and guidance the non-employee Directors provided in the strategic decisions concerning the Company’s capital structure and refinancing of the Company’s debt.   Based on these factors, the Committee recommended and the Board of Directors approved for fiscal 2012, the adoption of a fixed value approach for Director equity awards, which is described below.  The fixed value approach is a majority practice among general industry companies and is intended to avoid significant fluctuations in non-employee Director compensation from year-to-year.  The Committee continued this approach in fiscal 2013. The total value of non-employee Director stock and stock option awards for fiscal 2013 was near the median of the Peer Group.

In May 2012, the Committee also authorized the amendment of the Executive Deferred Compensation Plan (EDCP) to allow for Director deferrals of retainers, meeting fees and restricted share units, including a choice to defer such compensation until termination from the Board of Directors.  Deferrals of stock retainers had been previously authorized under the EDCP.

Below is a summary of non-employee Director compensation for fiscal 2013:

●

Annual board retainer of $40,000 with an additional retainer of $20,000 for each committee on which a Director serves, payable either 100% in cash or 50% in cash and 50% in stock at the Director’s election.

●

Annual equity award valued at $50,000 for board service plus an additional $15,000 for each committee on which a Director serves. Directors may elect to receive RSUs based on the closing stock price on the date of grant or stock options based on the grant date Black-Scholes value.

●	Meeting fees of $3,000 per board meeting held in person, $2,000 per telephonic board meeting, $5,000 per committee meeting held in person and $2,500 per telephonic committee meeting.

For fiscal 2014, the Committee determined that non-employee Director compensation would remain the same as that in fiscal 2013.

In connection with his departure in March 2013, Mr. Robbins received a $7,801 cash award in recognition of his many years of service to the Board of Directors.

For additional information related to non-employee Director compensation, please also refer to the “Director Compensation for Fiscal 2013” table below.

In conjunction with promoting high ethical standards for the distribution of equity-based incentives, the Committee established the second Friday in January of each year as the date for payment of the non-employee Director annual and committee retainers and the date for establishment of the stock price for purposes of calculation of any stock portion of the non-employee Director annual and committee retainers. The Committee also established the second Friday in June as the date of the annual stock option and RSU grants for all non-employee Directors of the Company (other than newly elected directors), which is the same as the grant date for all employees. The Company’s practice of setting “fixed” equity award grant dates is designed to avoid the possibility that the Company could grant stock awards prior to the release of material, non-public information that is likely to result in an increase in its stock price, or delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price.  Exercise prices of stock options granted to non-employee Directors were set at the closing price per share of the Company’s Class A Common Stock on the NYSE on the date the options were granted.

The Board of Directors of the Company has adopted stock ownership guidelines, which set forth recommended minimum amounts of stock ownership, directly or beneficially, for the Company’s non-employee Directors.  The guidelines provide that non-employee Directors are requested to achieve and maintain stock ownership amounts which equal 3 times the total value of their annual retainer exclusive of any committee retainers (which represents $120,000 in total) within five years after they become subject to the guidelines. Under the policy, once the stock ownership guidelines are met, they are deemed satisfied for subsequent annual review periods, regardless of decreases in the Company’s stock price on the New York Stock Exchange.

The Corporate Governance and Nominating Committee reviews adherence to the Company’s stock ownership guidelines on an annual basis. The Company believes these ownership guidelines further enhance the Company’s commitment to aligning the interests of non-employee Directors with those of its stockholders.  As of January 14, 2014, all incumbent, non-employee Directors were in compliance with these stock ownership guidelines. Mr. Pagano was elected to the Board of Directors in March 2013 and has until March 2018 to meet these guidelines.

The following table summarizes the compensation of the Company’s non-employee Directors related to their service in fiscal 2013.

Director Compensation for Fiscal 2013

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (4)	Total
Robert B. Coutts	$128,500	$80,001	—	—	—	—	$208,501
Edward A. Kangas	$196,000	$94,998	—	—	—	—	$290,998
Joseph A. Marengi	$108,500	$80,001	—	—	—	—	$188,501
Vincent Pagano	$66,000	$64,998	—	—	—	—	$130,998
John J. Robbins	$55,500	—	—	—	—	$7,801	$63,301
Stephen D. Weinroth	$193,500	$80,001	—	—	—	—	$273,501

(1)

“Fees Earned or Paid in Cash” Column. The amounts in this column represent the combined value of fiscal 2013 annual retainer and meeting fees paid in cash or in stock, at non-employee Director’s election, as shown below. For a full description of the annual retainer and meeting fees, share awards and stock option awards to non-employee Directors, see the discussion preceding this table.

Total Fees Earned or Paid in Cash (Supplemental Table)

Name	FY13 Meeting Fees	FY13 Annual Retainer Fees	Total Fees Earned or Paid in Cash
Robert B. Coutts (a)	$58,500	$70,000	$128,500
Edward A. Kangas	$96,000	$100,000	$196,000
Joseph A. Marengi (b)	$38,500	$70,000	$108,500
Vincent Pagano (c)	$16,000	$50,000	$66,000
John J. Robbins (d)	$25,500	$30,000	$55,500
Stephen D. Weinroth	$93,500	$100,000	$193,500

(a)	Mr. Coutts received 50% of the annual committee retainer for his service on the Audit Committee since such service did not commence until March 2013.

(b)	Mr. Marengi received 50% of the annual committee retainer for his service on the Compensation Committee since such service did not commence until March 2013.

(c)	Mr. Pagano received 50% of the annual committee retainer for his service on the Corporate Governance and Nominating Committee since such service did not commence until March 2013.

(d)	Mr. Robbins received 50% of the annual board and committee retainer for his service on the Board and Audit Committee since such service ended in March 2013.

Total Annual Retainer (Supplemental Table)

Name	FY13 Annual Retainer Fees Stock Payment (a) (b)	Number of Shares Represented	FY13 Annual Retainer Fees Cash Payment (b)	Total FY13 Annual Retainer Fees
Robert B. Coutts	$29,997	4,687	$40,003	$70,000
Edward A. Kangas	—	—	$100,000	$100,000
Joseph A. Marengi	—	—	$70,000	$70,000
Vincent Pagano	$24,996	4,370	$25,004	$50,000
John J. Robbins	—	—	$30,000	$30,000
Stephen D. Weinroth	—	—	$100,000	$100,000

(a)

Non-employee Director stock awards for the Annual Retainer Fee have no vesting restrictions and are valued as of the closing market price of the Company's Class A Common Stock on the NYSE on the date of grant.

(b)	Subject to rounding.

(2)

“Stock Awards” Column. The amounts in this column represent the grant date fair value of RSUs awarded in fiscal 2013 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Footnotes 3 and 16 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013.

Grant Date Fair Value for the Total RSUs Granted to Non-Employee Directors in Fiscal 2013

(Supplemental Table)

Name	Grant Date	Number of RSUs Granted (a)	Total Grant Date Fair Value of RSUs
Robert B. Coutts	06/14/2013	12,739	$80,001
Edward A. Kangas	06/14/2013	15,127	$94,998
Joseph A. Marengi	06/14/2013	12,739	$80,001
Vincent Pagano	06/14/2013	10,350	$64,998
John J. Robbins	—	—	—
Stephen D. Weinroth	06/14/2013	12,739	$80,001

(a)

For fiscal 2013, non-employee Directors were granted RSUs valued at $50,000 on the grant date for serving on the Company’s Board of Directors and additional RSUs valued at $15,000 on the grant date for each Board committee on which the non-employee Director served, except that Directors were given the opportunity to elect prior to the grant date to receive the equivalent value of options to purchase shares of Class A Common Stock in lieu of RSUs based on the grant date Black-Scholes value. No Directors elected to receive stock options in fiscal 2013. The vesting terms of RSUs are set forth in footnote (a) to the Outstanding Non-Employee Director Equity Awards at Fiscal 2013 Year-End (Supplemental Table) below. Mr. Robbins did not receive any RSUs since his service on the Board ended prior to the grant date.

(3)	“Option Awards” Column. No options to purchase shares of Class A Common Stock were awarded to any non-employee Director in fiscal 2013.

(4)	“All Other Compensation” Column. In connection with his departure in March 2013, Mr. Robbins received a $7,801 cash award in recognition of his many years of service to the Board of Directors.

The following table shows all unexercised stock options and unvested RSUs that each of the non-employee Directors held at the end of fiscal 2013:

Outstanding Non-Employee Director Equity Awards at Fiscal 2013 Year-End (Supplemental Table)

		OPTION AWARDS						STOCK AWARDS
Name	Grant Date (a)	Number of Securities Underlying Unexercised Options Exercisable (#)	Value of Unexercised In The Money Options Exercisable ($) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Value of Unexercised In The Money Options Unexercisable ($) (b)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)	Market Value of Shares or Units of Stock that have not vested ($)
Robert B. Coutts	06/13/08	7,000	$0	—	—	$6.46	06/12/18	—	—
	06/12/09	21,000	$52,710	—	—	$2.55	06/11/19	—	—
	06/11/10	21,000	$6,930	—	—	$4.73	06/10/20	—	—
	06/10/11	18,900	$59,157	—	—	$1.93	06/09/21	—	—
	06/08/12	—	—	—	—	$2.16	06/07/22	—	—
	06/14/13	—	—	—	—	$6.28	06/13/23	12,739	$64,459

Edward A. Kangas	06/13/08	11,000	$0	—	—	$6.46	06/12/18	—	—
	06/12/09	33,000	$82,830	—	—	$2.55	06/11/19	—	—
	06/11/10	33,000	$10,890	—	—	$4.73	06/10/20	—	—
	06/10/11	29,700	$92,961	—	—	$1.93	06/09/21	—	—
	06/08/12	—	—	—	—	$2.16	06/07/22	—	—
	06/14/13	—	—	—	—	$6.28	06/13/23	15,127	$76,543

Joseph A. Marengi	06/13/08	7,000	$0	—	—	$6.46	06/12/18	—	—
	06/12/09	21,000	$52,710	—	—	$2.55	06/11/19	—	—
	06/11/10	21,000	$6,930	—	—	$4.73	06/10/20	—	—
	06/10/11	18,900	$59,157	—	—	$1.93	06/09/21	—	—
	06/08/12	—	—	—	—	$2.16	06/07/22	—	—
	06/14/13	—	—	—	—	$6.28	06/13/23	12,739	$64,459

Vincent Pagano	06/14/13	—	—	—	—	$6.28	06/13/23	10,350	$52,371

John J. Robbins	06/13/08	7,000	$0	—	—	$6.46	06/12/18	—	—
	06/12/09	21,000	$52,710	—	—	$2.55	06/11/19	—	—
	06/11/10	21,000	$6,930	—	—	$4.73	06/10/20	—	—
	06/10/11	18,900	$59,157	—	—	$1.93	06/09/21	—	—
	06/08/12	42,130	$122,177	—	—	$2.16	06/07/22	—	—

Stephen D. Weinroth	06/13/08	11,000	$0	—	—	$6.46	06/12/18	—	—
	06/12/09	33,000	$82,830	—	—	$2.55	06/11/19	—	—
	06/11/10	33,000	$10,890	—	—	$4.73	06/10/20	—	—
	06/10/11	29,700	$92,961	—	—	$1.93	06/09/21	—	—
	06/08/12	61,573	$178,562	—	—	$2.16	06/07/22	—	—
	06/14/13	—	—	—	—	$6.28	06/13/23	12,739	$64,459

(a)

Stock options vest one-third per year beginning on the first anniversary of the date of grant. If, prior to the stock option termination date, the non-employee Director ceases to be a member of the Board of Directors due to death, disability or retirement, the stock option, to the extent not previously vested and exercised, immediately becomes fully vested and exercisable.  RSUs vest one-third per year beginning on the first anniversary of the date of grant; provided, however, that, if the non-employee Director ceases to be a member of the Board of Directors due to death, disability or retirement (but only if such retirement occurs on or after the first anniversary of the date of the grant), the RSUs, to the extent not previously vested and distributed, would become fully vested and distributable.  “Retirement” is defined as termination as a member of the Board of Directors on or after age 60, or on or after age 58 with at least 15 years of service to the Company immediately preceding such termination.  All stock option and RSU grants were made in the form of Class A Common Stock. Currently, each non-employee Director qualifies for accelerated vesting on the basis of his eligibility for retirement and, therefore, all options granted to these Directors are treated as immediately vested, and all RSUs are treated as vested on the first anniversary of the grant date for the purposes of this table.

(b)	Based on the difference between the closing market price of the Company’s Class A Common Stock on the NYSE at October 31, 2013 and the exercise price of the options.

THE AUDIT COMMITTEE

Membership, Independence, & Qualifications

For fiscal 2013, Messrs. Kangas, as Chairman, Coutts and Weinroth were the members of the Audit Committee.  The Company’s Board of Directors has determined that each member of the Audit Committee is independent as required by both the rules of the NYSE and regulations of the SEC, and that Messrs. Kangas and Weinroth are each an “audit committee financial expert” in accordance with SEC regulations. With regard to Mr. Kangas, the Board of Directors considered his significant experience, expertise and background with regard to accounting matters, including the broad perspective brought by his experience in consulting to clients in many diverse industries. With regard to Mr. Weinroth, the Board of Directors considered his many years of experience as a Managing Member or partner in several merchant and investment banking companies. In addition, with regard to Mr. Coutts, the Board of Directors considered the following in appointing him to the audit committee: his significant experience, expertise and background serving in various executive management positions, including at Fortune 500 companies.

Responsibilities of the Audit Committee & Charter

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and is governed by its Charter, which is available on the Company’s public website, www.khov.com, under “Investor Relations/Corporate Governance.”

Policies & Procedures Established By Audit Committee

In accordance with SEC regulations, the Audit Committee has established procedures for the appointment, compensation, retention and oversight of the independent registered public accounting firm engaged to prepare or issue an audit report or other audit, review, or attest services. The Company’s independent registered public accounting firm reports directly to the Audit Committee, and the Audit Committee is responsible for the resolution of disagreements between such firm and management regarding financial reporting.

The Audit Committee has established whistle blowing procedures as required by Section 301 of the Sarbanes-Oxley Act of 2002 and Rule 10A-3 of the Exchange Act. These procedures are discussed in the Company’s Code of Ethics which is available on the Company’s public website at www.khov.com under “Investor Relations/Corporate Governance.”

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has also established procedures for the pre-approval of audit and permitted non-audit services provided by an independent registered public accounting firm. The Company’s “Audit and Non-Audit Services Pre-Approval Policy” (“Pre-Approval Policy”) was most recently reviewed and approved by the Audit Committee at its meeting held on October 17, 2013.

As set forth in the Pre-Approval Policy, audit services require specific approval by the Audit Committee, except for certain services that have received general pre-approval by the Audit Committee.

In accordance with the Pre-Approval Policy, the Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. Prior to establishing the list of pre-approved services, the Audit Committee determines if the Company’s independent registered public accounting firm is an effective provider of services. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. For fiscal year 2013, there were four categories of services that received general pre-approval by the Audit Committee: Audit, Audit-Related, Tax and All Other Services and the pre-approved dollar amount for such services may not exceed $100,000 per engagement.

The Audit Committee may delegate to one or more of its members the authority to approve in advance all significant audit or permitted non-audit services to be provided by the independent registered public accounting firm, so long as decisions are presented to the full Audit Committee at its next scheduled meeting.

THE AUDIT COMMITTEE REPORT

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended October 31, 2013 with management. This review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles:

●	the overall scope and plans for such accounting firm’s audits of the Company,

●	such accounting firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles,

●

such accounting firm’s independence from management and the Company, including matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Accounting Oversight Board, which we refer to as the PCAOB, concerning independence and received by the Company, and

●

such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and under PCAOB Standard No. 16, “Communications with Audit Committees,” other standards of the PCAOB, rules of the SEC, and other applicable regulations.

The Audit Committee, under the Audit Committee Charter, reviews with management the Company’s annual audited financial statements and quarterly financial statements prior to their being filed with the SEC. The Audit Committee, in reliance on the reviews and discussions referred to above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013.

AUDIT COMMITTEE

Edward A. Kangas, Chair

Robert B. Coutts

Stephen D. Weinroth

FEES PAID TO PRINCIPAL ACCOUNTANT

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP in each of fiscal 2013 and 2012 for professional services rendered for the audit of our consolidated financial statements, for the reviews of the unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2013 and 2012, the audit of the effectiveness of the Company’s internal control over financial reporting as of October 31, 2013 and 2012, and for services normally provided by our independent registered public accounting firm in connection with statutory or regulatory filings or engagements, including comfort and consent letters in connection with SEC filings and financing transactions, were $2,039,000 and $2,308,300, respectively.

Audit-Related Fees

The aggregate fees billed by Deloitte & Touche LLP in each of fiscal 2013 and 2012 for assurance and related services that were reasonably related to performance of the audit or review of the Company’s consolidated financial statements and that are not reported under “Audit Fees” above were $2,500 and $2,000, respectively. These fees were primarily for electronic access to the Deloitte & Touche LLP Technical Library.

Tax Fees

The aggregate fees billed by Deloitte & Touche LLP in fiscal 2012 for professional services rendered for tax compliance, tax advice and tax planning were $7,900. There were no fees billed for professional services rendered for tax compliance, tax advice or tax planning by Deloitte & Touche LLP in fiscal 2013.

All Other Fees

There were no fees billed for products and services provided by Deloitte & Touche LLP in either fiscal 2013 or 2012 other than the services described above.

Pre-Approval Policies and Procedures

All of the services covered under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee. For a discussion of the Audit Committee’s pre-approval policies and procedures, see “The Audit Committee” above.

PRINCIPAL ACCOUNTANT INDEPENDENCE

The Audit Committee has determined that the provision of all non-audit services performed by Deloitte & Touche LLP were compatible with maintaining the independence of such firm.

CORPORATE GOVERNANCE

The Corporate Governance and Nominating Committee is primarily responsible for reviewing the Company’s existing Corporate Governance Guidelines and further developing such guidelines and other policies and procedures that enhance the Company’s corporate governance.

In accordance with promoting strong corporate governance, the Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, controller and all other associates of the Company, including its Directors and other officers. The Company has also adopted Corporate Governance Guidelines.

The Company makes available to the public various corporate governance related information on its public website (www.khov.com) under “Investor Relations/Governance” and to any shareholder who requests such information in writing. Information on the website includes the Company’s Code of Ethics, Corporate Governance Guidelines (including the Related Person Transaction Policy) and Charters of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.

Shareholders, associates of the Company and other interested parties may communicate directly with the Board of Directors by corresponding to the address below. Correspondence will be discussed at the next scheduled meeting of the Board of Directors, or as indicated by the urgency of the matter.

Attn: Board of Directors of Hovnanian Enterprises, Inc.

c/o Mr. Edward A. Kangas, Director & Chairman of the Audit Committee

Privileged & Confidential

Hovnanian Enterprises, Inc.

110 West Front Street

P.O. Box 500

Red Bank, N.J. 07701

The Company’s non-employee Directors meet without management after each regularly scheduled meeting of the Board of Directors. The presiding Director is selected to preside at these executive sessions by the directors in attendance.

Shareholders, associates of the Company and other interested parties may communicate directly with non-employee Directors as a group by corresponding to the address below. Following this Annual Meeting and, assuming the election of all the director nominees, members of the non-employee Director group will include: Messrs. Coutts, Kangas, Marengi, Pagano and Weinroth. All such non-employee Directors are “independent” in accordance with NYSE rules and as defined under the Company's Certificate of Incorporation. Mr. Kangas will report to all non-employee Directors any correspondence which is received by him as indicated by the urgency of the matter, or at the next scheduled meeting of non-employee Directors.

Attn: Non-Employee Directors of Hovnanian Enterprises, Inc.

c/o Mr. Edward A. Kangas, Director & Chairman of the Audit Committee

Privileged & Confidential

Hovnanian Enterprises, Inc.

110 West Front Street

P.O. Box 500

Red Bank, N.J. 07701

In addition, associates of the Company may anonymously report concerns or complaints via the K. Hovnanian Corporate Governance Hotline or by following the procedure discussed in the Company’s Code of Ethics.

OVERSIGHT OF RISK MANAGEMENT

The Company is exposed to a number of risks and undertakes at least annually an Enterprise Risk Management review to identify and evaluate these risks and to develop plans to manage them effectively. The Company’s Executive Vice President and Chief Financial Officer, Mr. Sorsby (who is himself a member of the Board of Directors), is directly responsible for the Company’s Enterprise Risk Management function and reports both to the President, Chief Executive Officer and Chairman and to the Audit Committee in this capacity. In fulfilling his risk management responsibilities, the CFO works closely with members of senior management, including the Vice President — Corporate Counsel, Vice President — Risk Management, Vice President — Human Resources, Vice President — Chief Information Officer, Vice President — Audit Services, including persons performing the functions of such officers, and others.

On behalf of the Board of Directors, the Audit Committee plays a key role in the oversight of the Company’s Enterprise Risk Management function. In that regard, the CFO meets with the Audit Committee at least four times a year to discuss the risks facing the Company, highlighting any new risks that may have arisen since they last met. The Audit Committee also reports to the Board of Directors on a regular basis to apprise them of their discussions with the CFO regarding the Company’s Enterprise Risk Management efforts.

In fiscal 2013, we systematically reviewed all of our incentive compensation programs for potential risk areas as well the key enterprise risks facing the Company and concluded that our compensation programs were not reasonably likely to have a material adverse effect on the Company.

By design, the Company’s compensation program for executive officers does not incentivize excessive risk-taking. Our base salary component of compensation does not encourage risk-taking because it is a fixed amount. The remaining elements of executive officer compensation have the following risk-limiting characteristics:

●	We do not provide guaranteed bonuses, nor have we awarded excessively large equity grants with unlimited upside but no downside risk;

●	In recent years as industry conditions have been difficult and ROACE bonuses were not attainable, bonuses based on the other bonus metrics have been capped based on specific dollar amounts;

●	We maintain a balanced portfolio between long-term and short-term; fixed and variable; and cash and equity in our compensation program;

●	We use a variety of performance measures in our short-term and long-term incentive plans;

●	We do not provide lucrative severance packages or any defined benefit pension plans;

●

A large portion of our compensation program is tied to long-term and sustained company performance, and our LTIP grants require a two-year holding period for full vesting even after awards are earned after a multi-year performance period;

●	Our incentive plans are not tied to formulas that could focus executives on specific short-term outcomes to the detriment of long-term results;

●	The Compensation Committee reserves the right to apply negative discretion to bonus amounts calculated under the bonus formulas; and

●	Our CEO, CFO and COO are subject to our stock ownership and holding guidelines, discussed on page 49.

LEADERSHIP STRUCTURE

From 1997 to 2009, the Company had separate individuals serving as Chairman of the Board and as Chief Executive Officer. This structure reflected the continuing strong leadership, energy and passion brought to the Board of Directors by our founder, Mr. Kevork Hovnanian, and the day-to-day management direction of the Company under Mr. Ara Hovnanian as President and CEO. Following the death of Mr. K. Hovnanian in September 2009, the Board of Directors appointed Mr. A. Hovnanian to the additional position of Chairman, believing that his more than 30 years of service to the Company, vast industry experience and close relationship with our founder uniquely qualified him for this role. The Board of Directors believes that combining these positions under Mr. A. Hovnanian’s leadership has enabled him to carry on the tradition of a strong leader that has always marked this family-controlled company and to successfully navigate the Company through the current challenging economic environment, as well as any future challenges.  In the view of the Board of Directors, this leadership structure also enables the Board of Directors to better fulfill its risk oversight responsibilities, as described above under “Oversight of Risk Management.”

Although the Board of Directors has not formally designated a lead independent Director, Mr. Kangas, the chairman of the Audit Committee, serves as the Director to whom correspondence may be directed on behalf of both the Board of Directors and the non-employee Directors, as described above under “Corporate Governance” beginning on page 73.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a written Related Person Transaction Policy (the “Related Person Transaction Policy”) to assist it in reviewing, approving and ratifying related person transactions and to assist the Company in the preparation of related disclosures required by the SEC. This Related Person Transaction Policy supplements the Company’s other policies that may apply to transactions with related persons, such as the Company’s Corporate Governance Guidelines and its Code of Ethics.

The Related Person Transaction Policy provides that all Related Person Transactions (as defined in the Related Person Transaction Policy) covered by the Related Person Transaction Policy and involving a director, director nominee, executive officer or greater than 5% shareholder or an immediate family member of any such person are prohibited, unless approved or ratified by the disinterested members of the Board of Directors or the Corporate Governance and Nominating Committee. The Company’s employees, directors, director nominees, executive officers and their immediate family members are required to provide prompt and detailed notice of any purported Related Person Transaction to the Company’s Corporate Counsel or Chief Financial Officer, who in turn must promptly forward such notice and information to the Chairperson of the Board of Directors or the Corporate Governance and Nominating Committee and will advise the Corporate Governance and Nominating Committee or disinterested directors as to whether the Related Person Transaction will be required to be disclosed in applicable regulatory filings. The Company’s Corporate Counsel will document all non-reportable and reportable Related Person Transactions.

In reviewing Related Person Transactions for approval or ratification, the Corporate Governance and Nominating Committee or disinterested directors will consider the relevant facts and circumstances, including, without limitation:

●	the commercial reasonableness of the terms of the transaction;

●	the benefit and perceived benefit (or lack thereof) to the Company;

●	opportunity costs of alternate transactions;

●	the materiality and character of the related person’s direct or indirect interest, and the actual or apparent conflict of interest of the related person; and

●

with respect to a non-employee director or nominee, whether the transaction would compromise the director’s (1) independence under the NYSE rules and Rule 10A-3 of the Exchange Act, if such non-employee director serves on the Audit Committee; (2) independence under the Company’s Certificate of Incorporation; (3) status as an “outside director” under Section 162(m) of the Internal Revenue Code if such non-employee director serves on the Compensation Committee; or (4) status as a “non-employee director” under Rule 16b-3 of the Exchange Act if such non-employee director serves on the Compensation Committee.

The Corporate Governance and Nominating Committee or the disinterested directors will not approve or ratify a Related Person Transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the Company’s best interests and the best interests of its shareholders.

Generally, the Related Person Transaction Policy applies to any current or proposed transaction in which:

●	the Company was or is to be a participant;

●	the amount involved exceeds $120,000; and

●	any related person had or will have a direct or indirect material interest.

A copy of our Related Person Transaction Policy is available as part of our Corporate Governance Guidelines on our website at www.khov.com under “Investors Relations/Corporate Governance.”

Related Person Transactions

The following transactions were reviewed, approved and ratified by the Board of Directors or by the Corporate Governance and Nominating Committee in accordance with our Related Person Transaction Policy:

During the fiscal years ended October 31, 2013, 2012 and 2011, an engineering firm owned by Tavit Najarian, a relative of our Chairman of the Board and Chief Executive Officer, provided services to the Company totaling $0.8 million, $0.9 million, and $1.0 million, respectively. Neither the Company nor the Chairman of the Board and Chief Executive Officer has a financial interest in the relative’s company from whom the services were provided.

During the fiscal year ended October 31, 2011, a real estate development firm owned by Mazin Kalian, a relative of our Chairman of the Board and Chief Executive Officer, provided consulting services to the Company totaling less than $0.1 million, including significant travel related expenses.  The consulting services consisted primarily of negotiations, community design and cost analysis on a potential joint venture.   During the fiscal years ended October 31, 2013 and 2012, there were no consulting services provided.  Neither the Company nor the Chairman of the Board and Chief Executive Officer has or had a financial interest in the relative’s company from whom the services were provided.

In November 2012, one of our joint ventures in which we have a 50% interest sold an option to acquire a parcel of land for approximately $5.5 million. The total cost to the buyer was approximately $11.1 million and on which the commission was paid. John Pellerito, the son of Mr. Pellerito, one of our executive officers, was employed by the brokerage firm that handled the transaction and received $145,710 as a commission in connection with the transaction.  Mr. Pellerito did not have a financial interest in the brokerage firm involved in the transaction nor did he receive any portion of the commission paid to his son.

Ms. Jovana Pellerito, the daughter-in-law of Mr. Pellerito, one of our executive officers, is employed by the Company and, in fiscal 2013, her total compensation, including salary, commissions and other benefits, totaled approximately $172,000. Her compensation is commensurate with that of similarly situated employees in her position.

The Company has a significant interest in the amount of estate tax liabilities and any necessary sales by the Estate of Kevork S. Hovnanian, deceased, and other members of the Hovnanian family of their assets (which includes a significant amount of shares of the Company’s Class A Common Stock and Class B Common Stock) to pay such liabilities because the benefit of federal net operating loss carryforwards (“NOLs”) to the Company would be significantly reduced or eliminated if we were to experience an “ownership change” as defined in Section 382 of the Internal Revenue Code. Based on recent impairments and current financial performance, the Company has generated NOLs of approximately $1.5 billion through the fiscal year ended October 31, 2013, and may generate NOLs in future years. During fiscal 2013, an outside law firm was retained to advise the Executors of the Estate and other members of the Hovnanian family in connection with estate tax planning. The fees and other charges of such legal services during fiscal 2013 totaled $249,653, of which (1) the Company and (2) the Estate and Hovnanian family each paid half. Kevork S. Hovnanian was the founder and former Chairman of our Company. Our current Chairman of the Board and Chief Executive Officer and other members of his immediate family are Executors and among the beneficiaries of the will of Kevork S. Hovnanian.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MARCH 11, 2014

Our 2014 proxy statement, the Company’s Annual Report to Shareholders for the year ended October 31, 2013 (which is not deemed to be part of the official proxy soliciting materials), proxy cards (for Class A Common Stock shareholders and registered Class B Common Stock shareholders) and any amendments to the foregoing materials that are required to be furnished to shareholders are available online at www.proxyvote.com.

For information on how to obtain directions to the Company’s 2014 Annual Meeting, please call our Investor Relations department at 1-800-815-9680.

GENERAL

Solicitation

The solicitation of proxies is being made by our Board of Directors on our behalf primarily through the internet and by mail, but directors, officers, employees, and contractors retained by us may also engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by us. In addition, we may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

Voting

Unless otherwise directed, the persons named in the proxy card(s) intend to vote all shares represented by proxies received by them in favor of the election of the nominees to the Board of Directors of the Company named herein, in favor of the ratification of the selected independent registered public accounting firm, in favor of the 2012 Hovnanian Enterprises, Inc. Amended and Restated Stock Incentive Plan, in favor of the Amended and Restated Hovnanian Enterprises, Inc. Senior Executive Short-Term Incentive Plan and in favor of the compensation of the Company’s named executive officers, and as recommended by the Board of Directors. All proxies will be voted as specified.

Each share of Class A Common Stock entitles the holder thereof to one vote, and each share of Class B Common Stock entitles the holder thereof to ten votes (except as provided below). Votes of Class A Common Stock and Class B Common Stock will be counted together without regard to class for proposals that require the affirmative vote of the holders of a majority of the votes cast. All votes will be certified by the Inspectors of Election, who are employees of the Company. Abstentions and broker non-votes will have no effect on the vote for proposal one and proposal five, because such shares are not considered votes cast. Abstentions will have no effect on the vote for proposal two, because such shares are not considered votes cast. Under the rules of the NYSE, abstentions will count as a vote “against” proposals three and four, and broker non-votes will have no effect on the vote for proposals three and four. Brokers may vote shares with respect to proposal two in the absence of client instructions and thus there will be no broker non-votes with respect to proposal two.

Notwithstanding the foregoing, the Company’s Certificate of Incorporation provides that each share of Class B Common Stock held, to the extent of the Company’s knowledge, in nominee name by a stockbroker, bank or otherwise will be entitled to only one vote per share unless the Company is satisfied that such shares have been held continuously, since the date of issuance, for the benefit or account of the same named beneficial owner of such shares (as defined in the Certificate of Incorporation) or any Permitted Transferee (as defined in the Certificate of Incorporation). Beneficial owners of shares of Class B Common Stock held in nominee name wishing to cast ten votes for each share of such stock must properly complete their voting instruction card, which is specially designed for beneficial owners of Class B Common Stock. The Company has also supplied nominee holders of Class B Common Stock with instructions and specially designed proxy cards to accommodate the voting of the Class B Common Stock. In accordance with the Company’s Certificate of Incorporation, shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if the beneficial owner voting instruction card and the nominee proxy card relating to such shares is properly completed, mailed, and received not less than 3 nor more than 20 business days prior to March 11, 2014. Proxy cards should be mailed to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, N.Y. 11717.

Additional Matters

Management does not intend to present any business at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Shareholders, and it has no information that others will attempt to do so. If other matters requiring the vote of shareholders properly come before the meeting and any adjournments or postponements thereof, it is the intention of the persons named in the proxy cards to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Under the SEC’s rules and regulations, any stockholder desiring to submit a proposal to be included in our 2015 proxy statement must submit such proposal to us at our principal executive offices to the attention of our Secretary no later than the close of business on September 29, 2014.

Our restated bylaws require timely notice of business to be brought before a shareholders’ meeting, including nominations of persons for election as directors. To be timely, a stockholder’s notice must be delivered to our Secretary at our principal executive offices not earlier than 120 days prior to the first anniversary of the 2014 Annual Meeting (November 11, 2014) but not later than 90 days prior to such anniversary date (December 11, 2014), provided, however, that in the event that the date of the 2015 annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Our restated bylaws have other requirements that must be followed in connection with submitting director nominations and any other business for consideration at a shareholders’ meeting.

By Order of the Board of Directors HOVNANIAN ENTERPRISES, INC.

Red Bank, New Jersey

January 27, 2014

Appendix A

2012 HOVNANIAN ENTERPRISES, INC.

AMENDED AND RESTATED STOCK INCENTIVE PLAN

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors and consultants of outstanding ability and to motivate such employees, directors and consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	DEFINITIONS

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)           Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)           Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c)           Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

(d)           Beneficial Owner: A “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e)           Board: The Board of Directors of the Company.

(f)            Change in Control:

The occurrence of any of the following events:

(i)            any Person (other than a Person holding securities representing 10% or more of the combined voting power of the Company’s outstanding securities as of the Effective Date, or any Family Member of such a Person, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing 50% or more of the combined voting power of the Company’s then-outstanding securities;

(ii)           during any period of twenty-four consecutive months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(f) (i), (iii) or (iv) of the Plan or (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control) whose election by the Board or nomination for election by the Company’s shareholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii)          the consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation which results in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)         the consummation of a complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a liquidation of the Company into a wholly-owned subsidiary.

(g)           Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h)           Committee: The Compensation Committee of the Board (or a subcommittee thereof as provided under Section 4), or such other committee of the Board to which the Board has delegated power to act under or pursuant to the provisions of the Plan, or the full Board.

(i)            Company: Hovnanian Enterprises, Inc., a Delaware corporation, and any successors thereto.

(j)            Disability: Inability of a Participant to perform in all material respects his duties and responsibilities to the Company, or any Subsidiary of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Committee may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Committee and a Participant (or his representative) shall furnish the Committee with medical evidence documenting the Participant’s disability or infirmity which is satisfactory to the Committee.

(k)           Effective Date: January 10, 2012, the date the Plan (prior to the amendment and restatement thereof) was initially adopted by the Board.

(l)            Fair Market Value: On a given date, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

(m)          Family Member:

(i)            any Person holding securities representing 10% or more of the combined voting power of the Company’s outstanding securities as of the Effective Date;

(ii)           any spouse of such a person;

(iii)          any descendant of such a person;

(iv)          any spouse of any descendant of such a person; or

(v)           any trust for the benefit of any of the aforementioned persons.

(n)           ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

(o)           Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(p)           Option: A stock option granted pursuant to Section 6 of the Plan.

(q)           Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(r)            Participant: An employee, director or consultant of the Company or any of its Affiliates who is selected by the Committee to participate in the Plan.

(s)           Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.

(t)            Person: A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(u)           Plan: The 2012 Hovnanian Enterprises, Inc. Amended and Restated Stock Incentive Plan.

(v)           Shares: Shares of common stock of the Company.

(w)          Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

(x)           Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.	SHARES SUBJECT TO THE PLAN

Subject to Sections 4, 6(f) and 9 of the Plan, the total number of Shares which may be issued under the Plan pursuant to grants of ISOs or other Awards is 11,450,000 (inclusive of the 5,000,000 Shares initially reserved under the Plan as of the Effective Date, and the 6,450,000 Shares added to the Plan pursuant to the 2014 amendment and restatement thereof) and the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a fiscal year to any Participant shall be 2,000,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. In the event that any Awards under the Plan terminate or lapse for any reason without payment of consideration, the number of Shares subject to such terminated or lapsed Awards shall be available for future Award grants under the Plan. The maximum number of Shares subject to Awards granted during a calendar year to any non-employee director serving on the Board, taken together with any cash fees paid to such non-employee director during such calendar year, shall not exceed $600,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

4.	ADMINISTRATION

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto), “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto) and “independent directors” within the meaning of the applicable rules, if any, of any national securities exchange on which Shares are listed or admitted to trading; provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administrations of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to Participants and their beneficiaries or successors). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee shall require payment of any minimum amount it may determine to be necessary to withhold for federal, state, local or other, taxes as a result of the exercise or vesting of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such minimum withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable minimum withholding taxes. If the chief executive officer of the Company is a member of the Board, the Board by specific resolution may constitute such chief executive officer as a committee of one which shall have the authority to grant Awards of up to an aggregate of 1,000,000 Shares in each fiscal year to Participants who are (i) not subject to the rules promulgated under Section 16 of the Act (or any successor section thereto) or (ii) covered employees (or anticipated to become covered employees) as such term is defined in Section 162(m) of the Code; provided, however, that such chief executive officer shall notify the Committee of any such grants made pursuant to this Section 4.

5.	LIMITATIONS

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.	TERMS AND CONDITIONS OF OPTIONS

Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)           Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in substitution of previously granted awards, as described in Section 4).

(b)           Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted. The Committee may, in its discretion, accelerate the date after which Options may be exercised in whole or in part. If the chief executive officer of the Company is a member of the Board, the Board by specific resolution may constitute such chief executive officer as a committee of one which shall have the authority to accelerate the date after which Options may be exercised in whole or in part.

(c)           Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full not later than at the time that the Shares being purchased are delivered to or at the direction of the Participant, in each case at the election of the Participant to the extent permitted by law and as designated by the Committee, (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and partly in such Shares, (iv) through the delivery of irrevocable instruments to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased or (v) through net settlement in Shares. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)           ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e)           Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

(f)            Repricing of Options. Notwithstanding any other provisions under the Plan, no action shall be taken under the Plan to (i) lower the exercise prices of any Company stock options after they are granted, (ii) exchange stock options for stock options with lower exercise prices or cancel an Option when the Option Price exceeds the Fair Market Value in exchange for cash or other Awards (other than pursuant to Section 9 hereof) or (iii) take any other action that is treated as a “repricing” of stock options under generally accepted accounting principles. Any such approved action shall be treated as a grant of a new Award to the extent required under Sections 162(m), 422 or 424 of the Code (for individuals who are “covered employees” under Section 162(m) of the Code at the time of such action, or for stock options that are intended to retain their status as ISOs).

7.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

(a)           Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)           Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) an amount permitted by applicable laws, rules, restated By-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)           Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

(d)           Repricing of Stock Appreciation Rights. Notwithstanding any other provisions under the Plan, no action shall be taken under the Plan to (i) lower the exercise prices of any Company stock appreciation right after they are granted, (ii) exchange stock appreciation rights for stock appreciation rights with lower exercise prices or cancel a stock appreciation right when the exercise price exceeds the Fair Market Value in exchange for cash or other Awards (other than pursuant to Section 9 hereof) or (iii) take any other action that is treated as a "repricing" of stock appreciation rights under generally accepted accounting principles. Any such approved action shall be treated as a grant of a new Award to the extent required under Section 162(m) of the Code (for individuals who are "covered employees" under Section 162(m) of the Code at the time of such action).

8.	OTHER STOCK-BASED AWARDS

(a)           Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares or a combination thereof) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b)           Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 8 may be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) total shareholder return; (viii) expense management; (ix) return on investment before or after the cost of capital; (x) improvements in capital structure; (xi) profitability of an identifiable business unit or product; (xii) maintenance or improvement of profit margins; (xiii) stock price; (xiv) market share; (xv) revenues or sales; (xvi) costs; (xvii) cash flow; (xviii) working capital; (xix) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (xx) return on assets. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. In any event, the performance goals shall be based on an objective formula or standard. The maximum amount of Shares that may be granted as subject to a Performance-Based Award denominated in Shares shall be 2,000,000 Shares per fiscal year for any Participant. The maximum amount payable in respect of a Performance-Based Award that is not denominated in Shares during a fiscal year to any Participant shall be equal to the greater of (x) $15,000,000 and (y) 2.5 percent (2.5%) of the Company’s income before income taxes, as reported in the Company’s audited consolidated financial statements for the year in respect of which the Performance-Based Award is to be payable or distributed, as applicable. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award. To the extent that any dividends or dividend equivalent payments may be paid with respect to any Performance-Based Award, no such dividend or dividend equivalent payments will be made unless and until the corresponding portion of the underlying Performance-Based Award is earned.

9.	ADJUSTMENTS UPON CERTAIN EVENTS

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)            Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange or change in capital structure, any distribution to shareholders other than regular cash dividends or any similar event, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance as set forth in Section 3 of the Plan or pursuant to outstanding Awards, (ii) the exercise price relating to outstanding Options or Stock Appreciation Rights, (iii) the maximum number or amount of Awards that may be granted to any Participant during a fiscal year and/or (iv) any other affected terms of such Awards.

(b)            Change in Control. Except as otherwise provided in an Award agreement, in the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (i) the acceleration of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control.

10.	NO RIGHT TO EMPLOYMENT

The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company’s or Subsidiary’s right to terminate the employment of such Participant.

11.	SUCCESSORS AND ASSIGNS

The Plan shall be binding on all successors and assigns of the Company and a Participant; including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12.	NONTRANSFERABILITY OF AWARDS

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution, and any Award transfers authorized by the Committee shall not be transferred for value. Notwithstanding the foregoing, a Participant may transfer an Option (other than an ISO) or a stock appreciation right in whole or in part by gift or domestic relations order to a family member of the Participant (a “Permitted Transferee”) and, following any such transfer such Option or stock appreciation right or portion thereof shall be exercisable only by the Permitted Transferee, provided that no such Option or stock appreciation right or portion thereof is transferred for value, and provided further that, following any such transfer, neither such Option or stock appreciation right or any portion thereof nor any right hereunder shall be transferable other than to the Participant or otherwise than by will or the laws of descent and distribution or be subject to attachment, execution or other similar process. For purposes of this Section 12, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets and any other entity in which these persons (or the Participant) own more than 50% of the voting interests. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13.	AMENDMENTS OR TERMINATION

The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the shareholders of the Company, would (except as is provided in the Plan for adjustments in certain events), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or amend the repricing prohibitions under Sections 6(f) and 7(d) or (b) without the consent of a Participant, would materially impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Committee may not amend, alter or discontinue the provisions relating to Section 9(b) of the Plan after the occurrence of a Change in Control.

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

14.	INTERNATIONAL PARTICIPANTS

With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate.

15.	CHOICE OF LAW

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

16.	EFFECTIVENESS OF THE PLAN

The Plan was initially effective as of the Effective Date, subject to the approval of the Company’s shareholders. The Plan as amended and restated was approved by the Board on January 16, 2014, subject to the approval of the Company's shareholders.

17.	SECTION 409A

Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments or deliveries of shares in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment or delivery of shares on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. In the case of a Participant who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), payments and/or deliveries of shares in respect of any Award subject to Section 409A of the Code that are linked to the date of the Participant’s separation from service shall not be made prior to the date which is six (6) months after the date of such Participant’s separation from service from the Company and its affiliates, determined in accordance with Section 409A of the Code and the regulations promulgated thereunder. The Company shall use commercially reasonable efforts to implement the provisions of this Section 17 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 17.

18.	FORFEITURE/CLAWBACK

Any Awards granted under the Plan may be subject to reduction, cancellation, forfeiture or recoupment to the extent required by applicable law or listed company rules or to the extent otherwise provided in an Award agreement at the time of grant.

Appendix B

HOVNANIAN ENTERPRISES, INC.

SENIOR EXECUTIVE SHORT-TERM INCENTIVE PLAN

(AS AMENDED AND RESTATED)

1.	PURPOSE.

The purpose of the Senior Executive Short-Term Incentive Plan (the “Plan”) is to advance the interests of Hovnanian Enterprises, Inc. (the “Company”), and its shareholders by providing incentives in the form of periodic bonus awards (“Awards”) to certain senior executive employees of the Company and its affiliates, thereby motivating such executives to attain corporate performance goals articulated under the Plan.

2.	ADMINISTRATION.

(a)           The Plan shall be administered by two or more individuals who are each “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor thereto, “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and “independent directors” within the meaning of the applicable rules, if any, of any national securities exchange on which shares of common stock of the Company are listed or admitted to trading, unless otherwise determined by the Company's Board of Directors to act as the committee (the “Committee”).

(b)           The Committee shall have the exclusive authority to select the senior executives to be granted Awards under the Plan, to determine the size and terms of the Award (subject to the limitations imposed on Awards in Section 4 below), to modify the terms of any of the Award that has been granted (except for any modification that would increase the amount of the Award payable to an executive), to determine the time when Awards will be made and the performance period to which they relate, to establish performance objectives in respect of such performance periods, and to certify that such performance objectives were attained; provided, however, that any such action shall be intended to be consistent with the applicable provisions of Section 162(m) of the Code. The Committee is authorized to interpret the plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall be final, conclusive and binding on all parties concerned.

3.	PARTICIPATION.

Awards may be granted to senior executives of the Company and its affiliates who are “covered employees”, as defined in Section 162(m) of the Code, or who the Committee anticipates may become covered employees. An Executive to whom an Award is granted shall be a “Participant”.

4.	AWARDS UNDER THE PLAN.

(a)           A Participant's Award shall be determined based on the attainment of written performance goals approved by the Committee in respect of a specified period of service (a “performance period”), which is established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) not more than 90 days after the commencement of that performance period or, if less, the number of days which is equal to 25 percent of that performance period. The performance goals shall be based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); (xix) return on assets and (xx) total shareholder return. The foregoing criteria may relate to the Company, one or more of its affiliates or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or other indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items. In any event, the performance goals shall be based on an objective formula or standard. The maximum amount of an Award to any Participant with respect to a fiscal year of the Company shall be the greater of (x) $15,000,000 and (y) 2.5 percent (2.5%) of the Company's income before income taxes, as reported in the Company's audited consolidated financial statements for the year in respect of which the Award is to be payable or distributed, as applicable.

(b)           The Committee shall determine whether, with respect to a performance period, the specified performance goals have been met with respect to any Participant and, if such goals have been met, shall so certify and shall ascertain the amount of the applicable Award. No Awards will be paid for any performance period until such applicable certification is made by the Committee. The amount of the Award actually paid to any Participant may, at the discretion of the Committee, be less than the amount determined by the applicable performance goal formula. The amount of the Award determined by the Committee in respect of a performance period shall be paid to the Participant at such time after the end of such performance period as shall be determined by the Committee in its sole discretion; provided, however, that a Participant may, if and to the extent permitted by the Committee, elect to defer receipt of an Award in a manner consistent with Sections 162(m) and 409A of the Code.

(c)           The provisions of this Section 4 shall be administered and interpreted in accordance with Section 162(m) of the Code and all supporting regulations in a manner generally intended to secure the deductibility by the Company or any of its affiliates of the payment of Awards.

(d)           The Committee shall determine, in its discretion, whether an Award shall be payable in cash, common stock of the Company, or a combination thereof, which may include, without limitation, permitting a Participant to elect to defer receipt of all or any portion of such Award (in a manner consistent with Sections 162(m) and 409A of the Code) into a right to receive shares of common stock of the Company or cash at a future date. Any such shares or share-based awards issued in settlement of an Award shall be granted pursuant to the Company’s 2012 Amended and Restated Stock Incentive Plan (as amended from time to time) (the “Stock Plan”), or any successor plan thereto. Except as otherwise provided in an Award agreement, in the event of a Change in Control (as defined in the Stock Plan), the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award.

5.	AMENDMENT AND TERMINATION OF THE PLAN.

(a)           The Committee may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Committee may deem appropriate.

(b)           Notwithstanding the foregoing, no amendment, suspension or termination of the Plan shall be made which (i) without the Participant's consent, materially impairs any of the rights or obligations under any Award theretofore granted to a Participant under the Plan or (ii) without the approval of the shareholders of the Company changes the maximum amount of any Award which may be payable or distributed to any Participant; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

6.	MISCELLANEOUS PROVISIONS.

(a)           Determination made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any right to be retained as an employee of the Company or any affiliate thereof.

(b)          A Participant's rights or interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that, subject to applicable law, any amounts payable to any Participant hereunder are subject to reduction to satisfy any liabilities owed to the Company or any of its affiliates by the Participant. Any attempted assignment or transfer, hypothecation or encumbrance shall be void and of no effect.

(c)           The Company and its affiliates shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income and other taxes required by law to be withheld with respect to such payment.

(d)           Each person who is or at any time serves as a member of the Committee or the Company's Board of Directors shall be indemnified and held harmless by the Company against and from: (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the bylaws of the Company as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

(e)           Each member of the Committee and the Company's Board of Directors shall be fully justified in relying or acting in good faith upon any report made by independent public accountants of, or counsel for, the Company and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Committee or the Company's Board of Directors be liable for any determination made or other action taken or any failure to act in reliance upon any such report or information or for any action taken, including without limitation the furnishing of information, or failure to act, if in good faith.

(f)            All matters relating to the Plan or to Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

(g)           The Plan was originally effective as of November 1, 1999, as approved by the affirmative vote of holders of a majority of the shares of the Company then present or represented by proxy without payment therefor and entitled to vote, and the Plan was most recently re-approved by the Company’s shareholders on March 31, 2008. The Plan has been submitted for re-approval by the Company’s shareholders on March 11, 2014 (the “2014 Annual Meeting”). Assuming the Plan is re-approved at the 2014 Annual Meeting, no Award may be granted under the Plan after the date of the Company’s first shareholders’ meeting that occurs during 2019, but Awards theretofore granted may extend beyond that date.

Hovnanian Enterprises, Inc.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received no later than March 10, 2014 to be counted for the Annual Meeting.

If you vote over the Internet or by telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M65139-P45303 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOVNANIAN ENTERPRISES, INC.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2, 3, 4 and 5.

Vote on Directors

1. Election of directors.

Nominees:

	For	Against	Abstain
1a) Ara K. Hovnanian	☐	☐	☐
1b) Robert B. Coutts	☐	☐	☐
1c) Edward A. Kangas	☐	☐	☐
1d) Joseph A. Marengi	☐	☐	☐
1e) Vincent Pagano Jr.	☐	☐	☐
1f) J. Larry Sorsby	☐	☐	☐
1g) Stephen D. Weinroth	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please mark, sign, date and return the proxy card promptly. This proxy card must be signed exactly as the name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Hovnanian Enterprises, Inc.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received no later than March 10, 2014 to be counted for the Annual Meeting.

If you vote over the Internet or by telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M65141-P45303 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOVNANIAN ENTERPRISES, INC.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2, 3, 4 and 5.

Vote on Directors

1. Election of directors.

Nominees:

	For	Against	Abstain
1a) Ara K. Hovnanian	☐	☐	☐
1b) Robert B. Coutts	☐	☐	☐
1c) Edward A. Kangas	☐	☐	☐
1d) Joseph A. Marengi	☐	☐	☐
1e) Vincent Pagano Jr.	☐	☐	☐
1f) J. Larry Sorsby	☐	☐	☐
1g) Stephen D. Weinroth	☐	☐	☐

Vote on Proposals

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please mark, sign, date and return the proxy card promptly. This proxy card must be signed exactly as the name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if your mailed proxy card is received not less than 3 nor more than 20 business days prior to March 11, 2014.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M65143-P45303 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOVNANIAN ENTERPRISES, INC.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2, 3, 4 and 5.

Vote on Directors

1. Election of directors.

Nominees:	**For**	**Against**	**Abstain**
1a) Ara K. Hovnanian	☐	☐	☐
1b) Robert B. Coutts	☐	☐	☐
1c) Edward A. Kangas	☐	☐	☐
1d) Joseph A. Marengi	☐	☐	☐
1e) Vincent Pagano Jr.	☐	☐	☐
1f) J. Larry Sorsby	☐	☐	☐
1g) Stephen D. Weinroth	☐	☐	☐

Vote on Proposals

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please mark, sign, date and return the proxy card promptly. This proxy card must be signed exactly as the name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

HOVNANIAN ENTERPRISES, INC.
ANNUAL MEETING FOR HOLDERS AS OF 1/14/14
TO BE HELD ON 3/11/14

Your vote is important. Thank you for voting.

Read the Proxy Statement and have the voting instruction form below at hand.

To vote by Mail

1) Check the appropriate boxes on the voting instruction form below.
2) Sign and date the voting instruction form.
3) Return the voting instruction form in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M65817-P45041

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting. The following materials are available at www.proxyvote.com: Notice and Proxy Statement and Annual Report

The Board of Directors recommends you vote FOR the following proposals:

PLEASE "X" HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON ☐

1. Election of directors.

Nominees:

	For	Against	Abstain
1a) Ara K. Hovnanian	☐	☐	☐
1b) Robert B. Coutts	☐	☐	☐
1c) Edward A. Kangas	☐	☐	☐
1d) Joseph A. Marengi	☐	☐	☐
1e) Vincent Pagano Jr.	☐	☐	☐
1f) J. Larry Sorsby	☐	☐	☐
1g) Stephen D. Weinroth	☐	☐	☐

By signing below, the undersigned certifies that (A) with respect to ______ of the shares represented by this voting instruction card, the undersigned has been the beneficial owner of such shares continuously since the date of their issuance or is a Permitted Transferee (as defined in paragraph (a)(4)(A) of paragraph FOURTH of the Company's Restated Certificate of Incorporation) of any such beneficial owner and (B) with respect to the remaining ______ shares represented by this voting instruction card, the undersigned has not been the beneficial owner of such shares continuously since the date of their issuance nor is the undersigned a Permitted Transferee of any such beneficial owner.

If no certification is made, it will be deemed that all shares of Class B Common Stock represented by this voting instruction card have not been held continuously, since the date of issuance, for the benefit or account of the same beneficial owner of such shares or any Permitted Transferee.

Please mark, sign, date and return the voting instruction card promptly using the enclosed envelope. This voting instruction card must be signed exactly as the name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date